                                                                     EXHIBIT 4.1

                                CREDIT AGREEMENT
                         ($325,000,000 CREDIT FACILITY)

                                   Dated as of

                                December 21, 2001


                                  By and Among

                       ALLEGHENY TECHNOLOGIES INCORPORATED

                                as the Borrower,


                                THE BANKS HERETO

                            as the Lenders hereunder,


                               MELLON BANK, N.A.,
                              JPMORGAN CHASE BANK,
                                       AND
                              BANK OF AMERICA, N.A.

                             as Syndication Agents,

                                       and

                         PNC BANK, NATIONAL ASSOCIATION

                 as the Documentation and Administrative Agent,

                                       and

                            PNC CAPITAL MARKETS, INC.
                                as Lead Arranger

                                TABLE OF CONTENTS
                                -----------------


                                                                                                PAGE


ARTICLE I.        DEFINITIONS......................................................................2

         1.1      Defined Terms....................................................................2
         1.2      GAAP Definitions................................................................23
         1.3      Other Definitional Conventions and Rules of Construction........................23

ARTICLE II.       THE LOANS.......................................................................23

         2.1      The Revolving Credits...........................................................23
         2.2      Bid Rate Loans..................................................................28
         2.3      Swingline Loans.................................................................32
         2.4      Interest Rates, Interest Payment and Certain Provisions
                   Relating to Interest and Fees..................................................36
         2.5      Yield-Protection, Capital Adequacy and Miscellaneous
                   Provisions Relating to LIBOR...................................................41
         2.6      Fees............................................................................43
         2.7      Calculation of Interest and Certain Fees........................................45
         2.8      Extension of Short Term Revolving Credit Termination Date.......................45
         2.9      Substitution or Replacement of a Lender.........................................47
         2.10     Loan Repayment..................................................................47
         2.11     Additional Payments by the Borrower.............................................48
         2.12     Voluntary Reduction of Availability.............................................48
         2.13     Loan Account....................................................................49
         2.14     Payment from Accounts Maintained by Borrower....................................49
         2.15     Time, Place and Manner of Payments..............................................49
         2.16     Letter of Credit Sub-Facility...................................................50

ARTICLE III.      REPRESENTATIONS AND WARRANTIES..................................................56

         3.1      Corporate Existence.............................................................56
         3.2      Corporate Authority.............................................................56
         3.3      Enforceability..................................................................56
         3.4      No Restrictions.................................................................57
         3.5      Financial Statements............................................................57
         3.6      Absence of Litigation...........................................................57
         3.7      Tax Returns and Payments........................................................57
         3.8      Pension Plans...................................................................57
         3.9      Compliance with Applicable Laws.................................................58
         3.10     Environmental Matters...........................................................58
         3.11     Governmental Approval...........................................................58
         3.12     Regulations T, U and X..........................................................58
         3.13     Investment Company Act..........................................................58
         3.14     Public Utility Holding Company Act..............................................58



         3.15     Disclosure......................................................................59

ARTICLE IV.       AFFIRMATIVE COVENANTS...........................................................59

         4.1      Use of Proceeds.................................................................59
         4.2      Furnishing Information..........................................................59
         4.3      Visitation......................................................................60
         4.4      Preservation of Existence; Qualification........................................61
         4.5      Compliance with Laws and Contracts..............................................61
         4.6      Payment of Taxes and Other Liabilities..........................................61
         4.7      Insurance.......................................................................61
         4.8      Maintenance of Properties.......................................................61
         4.9      Plans and Benefit Arrangements..................................................62
         4.10     Senior Debt Status..............................................................62
         4.11     Ownership of Operating Subsidiaries.............................................62

ARTICLE V.        NEGATIVE COVENANTS..............................................................62

         5.1      Indebtedness....................................................................62
         5.2      Encumbrances....................................................................63
         5.3      Leverage Ratio..................................................................63
         5.4      Interest Coverage Ratio.........................................................63
         5.5      Sales of Assets.................................................................63
         5.6      Merger..........................................................................64
         5.7      Restriction on Dividends........................................................64
         5.8      Restriction on Guarantees.......................................................64
         5.9      Regulation T, U and X Compliance................................................64
         5.10     ERISA...........................................................................64

ARTICLE VI.       CONDITIONS PRECEDENT TO ALL DISBURSEMENTS.......................................65

         6.1      All Disbursements...............................................................65
         6.2      Conditions Precedent to the Initial Disbursement Under the
                   Commitment.....................................................................65

ARTICLE VII.      DEFAULTS........................................................................67

         7.1      Payment Default.................................................................67
         7.2      Nonpayment of Other Indebtedness................................................67
         7.3      Insolvency......................................................................67
         7.4      Termination of Existence........................................................68
         7.5      Failure to Comply with Covenants................................................68
         7.6      Misrepresentation...............................................................68
         7.7      Adverse Judgments, Etc..........................................................68
         7.8      Invalidity or Unenforceability..................................................69
         7.9      ERISA...........................................................................69
         7.10     Change of Control...............................................................69
         7.11     Consequences of an Event of Default.............................................70
         7.12     Remedies Upon Default...........................................................70
         7.13     Cash Collateral.................................................................70

ARTICLE VIII.      AGREEMENT AMONG LENDERS........................................................71

         8.1      Appointment and Grant of Authority..............................................71
         8.2      Non-Reliance on Agent...........................................................71
         8.3      Responsibility of Agent and Other Matters.......................................72
         8.4      Action on Instructions..........................................................72
         8.5      Indemnification.................................................................73
         8.6      Agent's Rights as a Lender......................................................73
         8.7      Payment to Lenders..............................................................73
         8.8      Pro Rata Sharing................................................................73
         8.9      Successor Agent.................................................................74
         8.10     Syndication Agents..............................................................74

ARTICLE IX.       GENERAL PROVISIONS..............................................................74

         9.1      Amendments and Waivers..........................................................74
         9.2      Expenses........................................................................76
         9.3      Notices.........................................................................76
         9.4      Tax Withholding.................................................................77
         9.5      Successors and Assigns..........................................................78
         9.6      Assignments and Participations..................................................78
         9.7      Severability....................................................................80
         9.8      Survival........................................................................80
         9.9      Governing Law...................................................................80
         9.10     Non-Business Days...............................................................80
         9.11     Integration.....................................................................80
         9.12     Set-Off.........................................................................80
         9.13     Forum...........................................................................81
         9.14     Waiver of Jury Trial............................................................81
         9.15     Indemnity.......................................................................81
         9.16     Termination of Existing Bank Credit Agreements..................................82
         9.17     Counterparts....................................................................82
         9.18     Permitted Adjustments to Commitment Percentages and Short Term Revolving
                   Credit Commitment Percentages..................................................82


                         TABLE OF EXHIBITS AND SCHEDULES
                         -------------------------------

EXHIBITS

Exhibit A-1  -  Form of Long Term Revolving Credit Note

Exhibit A-2  -  Form of Short Term Revolving Credit Note

Exhibit B-1  -  Form of Bid Rate Note (Allocated to Long Term Revolving
                Credit Note)

Exhibit B-2  -  Form of Bid Rate Note (Allocated to Short Term Revolving
                Credit Note)

Exhibit C    -  Form of Bid Rate Quote Request

Exhibit D    -  Form of Bid Rate Quote

Exhibit E    -  Form of Swingline Note

Exhibit F    -  Form of Swingline Quote Request

Exhibit G    -  Form of Swingline Quote

Exhibit H    -  Form of Compliance Certificate

Exhibit I    -  Form of Opinion of Counsel

Exhibit J    -  Form of Assignment and Assumption Agreement

Exhibit K    -  Form of Term Note


SCHEDULES

3.8          -  Plans
5.1          -  Existing Indebtedness
5.2          -  Existing Encumbrances Securing Indebtedness
5.5          -  Assets Held For Sale
9.3          -  Notices

                                CREDIT AGREEMENT
                         ($325,000,000 CREDIT FACILITY)

         THIS CREDIT AGREEMENT, dated as of December 21, 2001, by and among ALLEGHENY TECHNOLOGIES INCORPORATED, a Delaware corporation (the "Borrower"), the FINANCIAL INSTITUTIONS listed on the signature pages hereto, and each other financial institution which, from time to time, becomes a party hereto in accordance with Subsection 9.6a (individually, a "Lender", and collectively, the "Lenders"), MELLON BANK, N.A., JPMORGAN CHASE BANK, and BANK OF AMERICA, N.A., as Syndication Agents (individually a "Syndication Agent", and collectively the Syndication Agents) and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as Documentation and Administrative Agent for the Lenders and the issuer of Letters of Credit hereunder (in such capacity the "Agent").

                                   WITNESSETH:

         WHEREAS, the Borrower desires to obtain a Long Term Revolving Credit Commitment (as defined below) from each of the Lenders pursuant to which Long Term Revolving Credit Loans, in a maximum aggregate principal amount at any one time outstanding not to exceed $195,000,000, will be made to the Borrower from time to time prior to the Long Term Revolving Credit Termination Date (as defined below); and

         WHEREAS, the Borrower desires to obtain a Short Term Revolving Credit Commitment (as defined below) from each of the Lenders pursuant to which Short Term Revolving Credit Loans, in a maximum aggregate principal amount at any one time outstanding not to exceed $130,000,000, will be made to the Borrower from time to time prior to the Short Term Revolving Credit Termination Date (as defined below); and

         WHEREAS, the Borrower has requested a letter of credit sub-facility under the Commitments herein established in the amount of $50,000,000; and

         WHEREAS, the Borrower, the Syndication Agents, the Agent and the Lenders acknowledge that PNC Capital Markets ("PNC Capital") has acted as the lead arranger for the credit herein describe notwithstanding, PNC Capital is not and shall not be a party this Agreement; and

         WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to extend such Commitments, to make such Loans to the Borrower and to issue certain Letters of Credit for the account of the Borrower.

         NOW, THEREFORE, in consideration of mutual promises contained herein and other valuable consideration and with the intent to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I.        DEFINITIONS.

1.1 DEFINED TERMS. As used herein the following terms shall have the meaning specified unless the context otherwise requires:

         "Absolute Rate Auction" means a solicitation of Bid Rate Quotes setting forth Bid Rate Absolute Rates pursuant to Subsection 2.2c.

         "ALC" means Allegheny Ludlum Corporation, a Pennsylvania corporation, which is an indirect wholly owned Subsidiary of the Borrower.

         "Adjusted Long Term Revolving Credit LIBOR" means the interest rate relating to the LIBOR Option as described in item (B) of Subsection 2.4b(i).

         "Adjusted Short Term Revolving Credit LIBOR" means the interest rate relating to the LIBOR Option as described in item (B) of Subsection 2.4b(ii).

         "Adjusted Term Loan LIBOR" means the interest rate relating to the LIBOR Option as described in item (B) of Subsection 2.4b(iii).

         "Agent" has the meaning set forth in the preamble to this Agreement.

         "Agent's Fees" means those certain fees for the sole account of the Agent or PNC Capital set forth in that certain letter agreement by and between the Agent and the Borrower dated September 4, 2001.

         "Agent's Letter" means that certain letter agreement dated September 4, 2001 by PNC Bank, National Association and PNC Capital and accepted by the Borrower, which sets forth the Agent's Fee.

         "Agreeing Lenders" shall have the meaning ascribed to such term in
Section 2.8a hereof; and the term "Agreeing Lender" shall refer to any of the Agreeing Lenders.

         "Agreement" means this Credit Agreement together with the exhibits and schedules hereto and all extensions, renewals, amendments, modifications, substitutions and replacements hereto and hereof.

         "Applicable Long Term Revolving Credit LIBOR Margin" means for each LIBOR Portion of the Long Term Revolving Credit Loans, the percentage (expressed in basis points) determined from time to time based upon the Senior Ratings then in effect from Moody's and S&P set forth under the relevant column heading below:


------------------------------------------------------------ ------------------------------------------
                                                               Applicable Long Term Revolving Credit
                             Senior Ratings                                LIBOR Margin
------------------------------------------------------------ ------------------------------------------

         LEVEL I
Senior Ratings are equal to or better than A from S&P or
A2 from Moody's                                                          32.5 Basis Points
------------------------------------------------------------ ------------------------------------------

         LEVEL II
Senior Ratings are A- from S&P or A3 from Moody's                         40 Basis Points
------------------------------------------------------------ ------------------------------------------

         LEVEL III
Senior Ratings are BBB+ from S&P or Baa1 from Moody's
                                                                         47.5 Basis Points
------------------------------------------------------------ ------------------------------------------

         LEVEL IV
Senior Ratings are BBB from S&P or Baa2 from Moody's
                                                                         57.5 Basis Points
------------------------------------------------------------ ------------------------------------------

         LEVEL V
Senior Ratings are equal to or less than BBB-
from S&P and Baa3 from Moody's                                           77.5 Basis Points
------------------------------------------------------------ ------------------------------------------


PROVIDED, however, that (i) in the event the Senior Ratings of S&P and Moody's do not coincide, the Applicable Long Term Revolving Credit LIBOR Margin shall be determined utilizing the higher of such Senior Ratings; and (ii) in the event only one Senior Rating is in effect, the Applicable Long Term Revolving Credit LIBOR Margin set forth opposite such Senior Rating shall apply.

         "Applicable Short Term Revolving Credit LIBOR Margin" means for each LIBOR Portion of the Short Term Revolving Credit Loans, the percentage (expressed in basis points) determined from time to time based upon the Senior Ratings then in effect from Moody's and S&P set forth under the relevant column heading below:

------------------------------------------------------------ ------------------------------------------
                                                               Applicable Short Term Revolving Credit
                       Senior Ratings                                       LIBOR Margin
------------------------------------------------------------ ------------------------------------------

         LEVEL I
Senior Ratings are equal to or better than A from S&P or
A2 from Moody's                                                          34.5 Basis Points
------------------------------------------------------------ ------------------------------------------

         LEVEL II
Senior Ratings are A- from S&P or A3 from Moody's
                                                                         42.5 Basis Points
------------------------------------------------------------ ------------------------------------------

         LEVEL III
Senior Ratings are BBB+ from S&P or Baa1 from Moody's
                                                                         50.0 Basis Points
------------------------------------------------------------ ------------------------------------------

         LEVEL IV
Senior Ratings are BBB from S&P or Baa2 from Moody's
                                                                         62.5 Basis Points
------------------------------------------------------------ ------------------------------------------


------------------------------------------------------------ ------------------------------------------
                                                               Applicable Short Term Revolving Credit
                       Senior Ratings                                       LIBOR Margin
------------------------------------------------------------ ------------------------------------------

         LEVEL V
Senior Ratings are equal to or less than BBB- from S&P
Baa3 and from Moody's                                                    82.5 Basis Points
------------------------------------------------------------ ------------------------------------------

PROVIDED, however, that (i) in the event the Senior Ratings of S&P and Moody's do not coincide, the Applicable Short Term Revolving Credit LIBOR Margin shall be determined utilizing the higher of such Senior Ratings; and (ii) in the event only one Senior Rating is in effect, the Applicable Short Term Revolving Credit LIBOR Margin set forth opposite such Senior Rating shall apply.

         "Applicable Term Loan LIBOR Margin" means for each LIBOR Portion of the Term Loans, the percentage (expressed in basis points) determined from time to time based upon the Senior Ratings then in effect from Moody's and S&P set forth under the relevant column heading below:

------------------------------------------------------------ ------------------------------------------
                                                                       Applicable Term Loan
                             Senior Ratings                                LIBOR Margin
------------------------------------------------------------ ------------------------------------------

         LEVEL I
Senior Ratings are equal to or better than A from S&P or
A2 from Moody's                                                           95 Basis Points
------------------------------------------------------------ ------------------------------------------

         LEVEL II
Senior Ratings are A- from S&P or A3 from Moody's
                                                                         105 Basis Points
------------------------------------------------------------ ------------------------------------------

         LEVEL III
Senior Ratings are BBB+ from S&P or Baa1 from Moody's
                                                                         115 Basis Points
------------------------------------------------------------ ------------------------------------------

         LEVEL IV
Senior Ratings are BBB from S&P or Baa2 from Moody's
                                                                         130 Basis Points
------------------------------------------------------------ ------------------------------------------

         LEVEL V
Senior Ratings are equal to or less than BBB- from S&P
and Baa3 from Moody's                                                    155 Basis Points
------------------------------------------------------------ ------------------------------------------

PROVIDED, however, that (i) in the event the Senior Ratings of S&P and Moody's do not coincide, the Applicable Term Loan LIBOR Margin shall be determined utilizing the higher of such Senior Ratings; and (ii) in the event only one Senior Rating is in effect, the Applicable Term Loan LIBOR Margin set forth opposite such Senior Rating shall apply.

         "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement in the form of Exhibit "J" hereto.

         "ATI Funding" means ATI Funding Corporation, a Delaware corporation, which is a wholly owned Subsidiary of the Borrower.

         "Authorized Officer" means the President, any Vice President, the Chief Financial Officer, the Treasurer or the principal accounting officer of the Borrower. The Agent and the Lenders shall be entitled to rely on the incumbency certificate delivered pursuant to Subsection 6.2 (vi) for the initial designation of each Authorized Officer. Additions or deletions to the list of Authorized Officers may be made by the Borrower at any time by delivering to the Agent for redelivery to each Lender a revised incumbency certificate.

         "Bank Indebtedness" means the liability of the Borrower to pay the Loans, the Facility Fees, the Utilization Fees, the Agent's Fees, the Letter of Credit Fees, the Fronting Fees, the Closing Fees, the aggregate stated amount of Letters of Credit Outstanding, the aggregate amount of unreimbursed draws on Letters of Credit issued hereunder, interest thereon, and the other amounts, including, without limitation, expenses, due hereunder.

         "Base Rate" means, for any day, the higher of (i) the sum of (A) the Federal Funds Effective Rate for such day PLUS (B) fifty (50) basis points (1/2%) per annum and (ii) the Prime Rate, as of such day.

         "Base Rate Option" means the interest rate option described in Subsection 2.4b(i)(A), Subsection 2.4b(ii)(A) or Subsection 2.4b(iii)(A).

         "Base Rate Portion" means a Revolving Credit Loan or Term Loan, as applicable, or a portion thereof, which bears, or is to bear, interest at the Base Rate.

         "Bid Rate" means the rate or rates of interest from time to time in effect pursuant to agreements reached between the Borrower and any or all of the Lenders pursuant to Section 2.2.

         "Bid Rate Absolute Rate" has the meaning set forth in Subsection 2.2c(iii)(B)(4).

         "Bid Rate Interest Period" means any individual period of one (1) to two hundred seventy (270) days, all determined in accordance with Section 2.2, commencing on the date of the extension of the relevant Bid Rate Loan; PROVIDED, however, that no Bid Rate Interest Period shall extend beyond the Business Day immediately preceding (A) the Long Term Revolving Credit Termination Date in the case of a Disbursement under the Long Term Revolving Credit Commitment or (B) the Short Term Revolving Credit Termination Date in the case of a Disbursement under the Short Term Revolving Credit Commitment.

         "Bid Rate Loan" means a Disbursement by any Lender pursuant to Section 2.2.

         "Bid Rate Margin" has the meaning set forth in Subsection 2.2c(iii)(B)(3).

         "Bid Rate Notes" means any one or all of the several promissory notes of the Borrower evidencing Indebtedness of the Borrower under the Bid Rate Option, which notes are substantially in the form of Exhibit "B-1" and Exhibit "B-2" to this Agreement, together with all extensions, renewals, amendments, modifications, substitutions and replacements thereto and thereof; and the term "Bid Rate Note" shall mean any of the Bid Rate Notes.

         "Bid Rate Option" means the interest rate option that may be agreed upon between the Borrower and one or more of the Lenders pursuant to Section 2.2 hereof.

         "Bid Rate Quote" means each offer by a Lender to make a Bid Rate Loan which offer is substantially in the form of Exhibit "D" attached hereto.

         "Bid Rate Quote Request" means the written request of the Borrower for a Bid Rate Loan delivered to the Agent in accordance with the provisions of Subsection 2.2c, which request shall be substantially in the form of Exhibit "C" attached hereto.

         "Borrower" has the meaning given it in the preamble to this Agreement.

         "Borrowing Date" means the date on which any Disbursements are to be made hereunder.

         "Business Day" means, any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania or New York, New York and, if the applicable Business Day relates to any Disbursement or Term Loan to which the LIBOR Option or the Bid Rate Margin applies, such day must also be a day on which dealings are carried on in the London interbank market.

         "Capital Adequacy Event" shall have the meaning given it in Subsection 2.5b.

         "Capital Compensation Amount" shall have the meaning given it in Subsection 2.5b.

         "Closing" means the execution and delivery of this Agreement which execution and delivery shall occur at the offices of Tucker Arensberg, P.C. in Pittsburgh, Pennsylvania, at 10:00 A.M. (eastern time) on December 21, 2001, or such other date and time as is mutually agreeable to the parties hereto.

         "Closing Date" means the day on which the Closing occurs.

         "Closing Fee" with respect to each Lender, means the closing fees set forth in the fee letter dated September 4, 2001 among the Borrower, the Agent and PNC Capital.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation thereto, together with all regulations promulgated and rulings issued thereunder.

         "Commitment" means, as to each Lender, the sum of the Dollar amount set forth opposite such Lender's name on its signature page hereto (i) under the heading "Maximum Dollar Amount of Long Term Revolving Credit Commitment" PLUS
(ii) under the heading "Maximum Dollar Amount of Short Term Revolving Credit Commitment" (as the same may be reduced at any time or from time to time pursuant to Subsection 2.1Af, Subsection 2.1Bf, Subsection 2.1Bg and Section 2.12) and, as to all Lenders, the obligation of the Lenders to make Revolving Credit Loans available to the Borrower in a maximum aggregate amount not to exceed $325,000,000 as set forth in Section 2.1 (as the same may be reduced at any time or from time to time pursuant to Subsection 2.1Af, Subsection 2.1Bf, Subsection 2.1Bg and Section 2.12)

         "Commitment Percentage" means, as to each Lender, the percentage of the Commitments set forth opposite such Lender's name on the signature pages hereto, as the same may be adjusted (i) pursuant to an Assignment and Assumption Agreement delivered in connection with Section 9.6 hereof, or (ii) pursuant to the terms of Section 9.18 hereof as applicable.

         "Compliance Certificate" means a Compliance Certificate substantially in the form of Exhibit "H" attached hereto.

         "Consolidated" means the consolidation of the accounts of any two or more Persons in accordance with GAAP.

         "Consolidated EBITDA" means for any period Consolidated Net Income for such period (x) excluding therefrom (A) any extraordinary items of gain or loss (including without limitation those items created by mandated changes in accounting treatment), (B) any gain or loss of any other Person accounted for on the equity method, except to the extent of cash distributions received during the relevant period, and (C) any other non-cash non-recurring items of gain or loss not covered in clauses (A) and (B) of this definition, (y) plus the aggregate amounts deducted in determining Consolidated Net Income for such period in respect of (i) Consolidated Interest Expense (ii) depreciation expense, (iii) any amortization of goodwill or other intangible and (iv) income taxes.

         "Consolidated Interest Expense" means, for the relevant period, on a Consolidated basis, the sum of all interest (and all earned discount or similar concept paid or incurred by a Special purpose Subsidiary pursuant to a Securitization Contract) due and payable by the Borrower, its Consolidated Subsidiaries and/or any Special Purpose Subsidiary with regard to Indebtedness for such period.

         "Consolidated Net Income" means the net income (or deficit) of the Borrower and its Consolidated Subsidiaries, for the period in question, after deducting all operating expenses, provisions for all taxes and reserves (including reserves for all deferred income taxes) and all other proper deductions, all determined on a Consolidated basis in accordance with GAAP, consistently applied; provided that in the determination of the net income or loss of the Borrower and its Consolidated Subsidiaries, for the period in question, any earned discount or similar concept paid or accrued by a Special Purpose Subsidiary pursuant to a Securitization Contract for such period shall be deducted from the Consolidated gross income of the Borrower and its Consolidated Subsidiaries for the period in question.

         "Consolidated Shareholders' Equity" means the total of those items enumerated under the heading "Shareholders' Equity" in the Borrower's relevant balance sheets determined on a Consolidated basis in accordance with GAAP, consistently applied.

         "Consolidated Subsidiary" means any Subsidiary (whether now existing or hereafter organized or acquired) which shall, during the applicable period, be Consolidated with the Borrower in any Consolidated financial statement furnished to the Lenders.

         "Consolidated Tangible Net Worth" means the Consolidated Shareholders' Equity in the Borrower and its Consolidated Subsidiaries, except that there shall be deducted therefrom (if not otherwise deducted or eliminated) the funded amount under any Securitization Contract entered into by a Special Purpose Subsidiary, good will, corporate organization expenses (other than initial organization expenses and fees), unamortized debt discount and expense, patents, trademarks, licenses, copyrights, franchises, research and development expenses, any amounts for treasury stock and other intangibles not approved in writing by the Required Lenders, all determined on a Consolidated basis and in accordance with GAAP, consistently applied, plus the value of all Receivables, net of allowance for bad debt, on the balance sheet of a Special Purpose Subsidiary, as of the date of determination, determined in accordance with GAAP consistently applied.

         "Consolidated Total Assets" means as of any date of determination on a Consolidated basis, the value of all properties and all right, title and interest in such properties which would be classified as assets, determined in accordance with GAAP exclusive of all write-ups above depreciated costs (other than write-ups of assets resulting from foreign currency translations, write-ups to market value of marketable securities and of swaps, hedges and futures and write-ups of assets of a going concern business made within twelve months after the acquisition of such business).

         "Consolidated Total Capitalization" means as of any date of determination the sum of (i) Consolidated Total Indebtedness plus (ii) Consolidated Shareholders' Equity.

         "Consolidated Total Indebtedness" means the Indebtedness of the Borrower and its Consolidated Subsidiaries determined on a Consolidated basis in accordance with GAAP, consistently applied, together with the funded amount under any Securitization Contract entered into by a Special Purpose Subsidiary.

         "Disbursement" means each advance of funds by a Lender hereunder whether as a Revolving Credit Loan, a Bid Rate Loan or a Swingline Loan or the issuance, renewal or extension of a Letter of Credit by the Agent.

         "Dollars" or "$" means the legal tender of the United States of America.

         "Drawing Date" has the meaning given it in Subsection 2.16d(B).

         "Encumbrance" means any encumbrance, mortgage, lien, charge, pledge, security interest, priority payment, conditional sales agreement right, or other title retention agreement right (including any right under a lease which, in accordance with GAAP, would be treated as a capitalized item) in, upon or against any asset of any Person.

         "Environmental Law(s)" means any and all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions of any Federal, state or local governmental authority relating to the environment or the release of any materials into the environment, whether now in existence or hereafter enacted, agreed to, issued or otherwise becoming effective.

         "ERISA" means the Employee Retirement Income Security Act of 1974, together with the regulations thereunder, as now in effect and as hereafter from time to time amended or any successor statute.

         "ERISA Affiliate" means, as of any date, any member of a controlled group of corporations of which the Borrower or any Subsidiary is a member, which, in any event together with the Borrower are treated as of such date as a single employer under Section 414 of the Code.

         "Event of Default" has the meaning given it in Article VII.

         "Existing Bank Credit Agreement" means the Credit Agreement dated as of August 30, 1996, as amended, by and among the Borrower, the financial institutions party thereto as lenders and PNC Bank, National Association as agent.

         "Facility Fees" means collectively the Long Term Revolving Credit Facility Fee and the Short Term Revolving Credit Facility Fee; and the term "Facility Fee" shall mean any of the Facility Fees.

         "Federal Funds Effective Rate" means, for any day, the rate per annum (based on a year of 360 days and the actual days elapsed and rounded upward to the nearest 1/100th of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by Federal Reserve Bank New York (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; PROVIDED, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day for which such rate was announced.

         "Fees" means any of, or all of, a the case may be, the Facility Fees, the Utilization Fees, the Agent's Fees, the Letter of Credit Fees, the Fronting Fees and the Closing Fees.

         "Fiscal Quarter" means the three month fiscal period of the Borrower beginning on each January 1, April 1, July 1 and October 1 and ending on the succeeding March 31, June 30, September 30 and December 31.

         "Fiscal Year" means each fiscal period of the Borrower beginning January 1 and ending on the succeeding December 31.

         "Fronting Fee" has the meaning given it in Subsection 2.16b.

         "GAAP" means generally accepted accounting principles which shall include, but not be limited to, the official interpretations thereof as defined by the Financial Accounting Standards Board, its predecessors and its successors.

         "Governmental Authority" means the government of the United States or the government of any state or locality therein, any political subdivision or any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body or entity, or other regulatory bureau, authority, body or entity of the United States or any state or locality therein, including the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System, and any central bank of any other country or any comparable authority.

         "Governmental Acts" has the meaning given it in Subsection 2.16i.

         "Governmental Rule" means any law, statute, rule, regulation, ordinance, order, judgment, guideline or decision of any Governmental Authority.

         "Guaranty" or "Guarantee" means any obligation, direct or indirect, by which a Person undertakes to guaranty, assume or remain liable for the payment or performance of another Person's obligations, including but not limited to (i) endorsements of negotiable instruments, (ii) discounts with recourse, (iii) agreements to pay or perform upon a second Person's failure to pay or perform,
(iv) remaining liable on obligations assumed by a second Person, (v) agreements to maintain the capital, working capital solvency or general financial condition of a second Person, (vi) agreements for the purchase or other acquisition of products, materials, supplies or services, if in any case payment therefor is to be made regardless of the non-delivery of such products, materials or supplies or the non-furnishing of such services, (vii) all Indebtedness of such other Person to the extent secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property owned or acquired by such Person, whether or not the Indebtedness of such other Person secured thereby has been assumed by such Person; provided however, such term shall not include the Borrower's or any Subsidiary's Performance Guarantees.

         "Hazardous Substances" means any (i) hazardous, toxic or polluting substances or wastes as defined by any Environmental Law or (ii) petroleum products.

         "Indebtedness" as applied to any Person means, without duplication, all liabilities of such Person for borrowed money, whether secured or unsecured (other than trade accounts payable arising in the ordinary course of business, but including in the term borrowed money the funded amount of any Securitizations concerning the Borrower or any Subsidiary of the Borrower, including a Special Purpose Subsidiary), direct or contingent, whether evidenced by a bond, note, debenture, capitalized lease obligation, deferred purchase price arrangement, title retention device, any interest or currency swap, future, option or other interest rate protection or similar agreement (but only the net mark to market liability arising from any such interest or currency swap, future, option or other interest rate protection or similar agreement), letter of credit obligation, reimbursement agreement, Securitization Contract (but only to the extent of the funded amount of the Securitization), Guaranty (but only to the extent of the funded amount of the guaranteed Indebtedness), book entry or otherwise, provided, however, that the term "Indebtedness" shall include liabilities of any less than wholly owned Consolidated Subsidiary which would otherwise be included in such definition only to the extent that the Borrower or a Subsidiary of the Borrower (excluding any such less than wholly owned Consolidated Subsidiary) has guaranteed or otherwise assumed liability with respect to such obligations.

         "Interest Period" means any or all of a LIBOR Interest Period or a Bid Rate Interest Period.

         "Invitation for Bid Rate Quotes" means the written solicitation by the Agent for Bid Rate Quotes delivered to the Lenders in accordance with the provisions of Subsection 2.2c.

         "Invitation for Swingline Quote" means the written solicitation by the Agent for Swingline Quotes delivered to the Swingline Lenders in accordance with the provisions of Subsection 2.3c.

         "LC Participation Advance" means, with respect to any Lender, such Lender's payment in respect of its participation in a Letter of Credit Borrowing according to its Long Term Revolving Credit Commitment Percentage pursuant to Subsection 2.16d.

         "Lender" has the meaning given in the preamble to this Agreement.

         "Letter of Credit" has the meaning given it in Subsection 2.16a.

         "Letter of Credit Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made and shall not have been converted into a Long Term Revolving Credit Loan under Subsection 2.16d(B).

         "Letter of Credit Fee" has the meaning given it in Subsection 2.16b.

         "Letters of Credit Outstanding" means at any time the sum of (i) the aggregate undrawn face amount of outstanding Letters of Credit and (ii) the aggregate amount of all unpaid and outstanding Reimbursement Obligations.

         "LIBOR" means, with respect to the Loans comprising any Disbursement to which the LIBOR Option or the Bid Rate Margin applies for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upward to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive and binding upon the Borrower, absent manifest error on the part of the Agent) to be equal to the offered rates for deposits in Dollars for the applicable LIBOR Interest Period which appear on Page 3750 of the TELERATE rate reporting system or other similar system as of approximately 11:00 a.m., Greenwich Mean Time, two (2) Business Days prior to the first day of such LIBOR Interest Period for an amount comparable to such Loan and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage. The LIBOR may also be expressed by following formula:

                  LIBOR =  Offered Rate On TELERATE Page 3750
                           ----------------------------------
                           1.00 - LIBOR Reserve Percentage

If more than one offered rate appears on 3750 of the TELERATE rate reporting system or similar system, the rate will be the arithmetic mean of such offered rates.

         "LIBOR Auction" means a solicitation of Bid Rate Quotes setting forth Bid Rate Margins pursuant to Subsection 2.2c.

         "LIBOR Interest Period" means, subject to the provisions of Subsection 2.4c, any individual period of one (1), two (2), three (3) or six (6) months selected by the Borrower commencing on the Borrowing Date, conversion date or renewal date of a LIBOR Portion or a Bid Rate Loan to which the Bid Rate Margin applies, in either case, to which such period shall apply.

         "LIBOR Option" means the interest rate option described in Subsection 2.4b(i)(B), Subsection 2.4b(ii)(B) or Subsection 2.4b(iii)(B).

         "LIBOR Portion" means a Revolving Credit Loan or the Term Loan, as applicable, or portion thereof, which bears, or is to bear, interest at the Adjusted Long Term Revolving Credit LIBOR, the Adjusted Short Term Revolving Credit LIBOR or the Adjusted Term Loan LIBOR.

         "LIBOR Reserve Percentage" means the maximum effective percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%), as determined in good faith by the Agent (which determination shall be conclusive), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities").

         "Loan" means with respect to any Lender as of any date, the aggregate amount of all Disbursements then outstanding from such Lender to the Borrower hereunder as of such date (including without limitation, the Revolving Credit Loans, the Bid Rate Loans, the Swingline Loans and the Term Loans).

         "Loan Account" means the individual loan account maintained by each Lender as more fully described in Section 2.13.

         "Loan Documents" means collectively this Agreement, the Notes, the Letters of Credit and any other documents furnished in connection herewith.

         "Long Term Revolving Credit Commitment" shall mean the several obligations of the Lenders, each in accordance with its Long Term Revolving Credit Commitment Percentage, to make available to the Borrower the Long Term Revolving Credit Loans, all as set forth in Section 2.1A.

         "Long Term Revolving Credit Commitment Percentage" shall mean as to any Lender, the percentage set forth opposite such Lender's name on its signature page hereto under the caption "Long Term Revolving Credit Commitment Percentage", as the same may be adjusted pursuant to an Assignment and Assumption Agreement delivered in connection with Section 9.6 hereof.

         "Long Term Revolving Credit Facility Fee" means the fee described in Subsection 2.6a.

         "Long Term Revolving Credit Facility Fee Percentage" shall mean the rate per annum (expressed in basis points) determined from time to time based upon the Senior Ratings in effect by S&P and Moody's set forth under the relevant column heading below opposite such Senior Ratings:

---------------------------------------------------------- -----------------------------------
                                                               Long Term Revolving Credit
                       Senior Ratings                            Facility Fee Percentage
---------------------------------------------------------- -----------------------------------

         LEVEL I
Senior Ratings are equal to or better than A from S&P or
A2 from Moody's                                                    12.5 Basis Points
---------------------------------------------------------- -----------------------------------

         LEVEL II
Senior Ratings are A- from S&P or A3 from Moody's                   15 Basis Points
---------------------------------------------------------- -----------------------------------

         LEVEL III
Senior Ratings are BBB+ from S&P or Baa1 from Moody's              17.5 Basis Points
---------------------------------------------------------- -----------------------------------

         LEVEL IV
Senior Ratings are BBB from S&P or Baa2 from Moody's               22.5 Basis Points
---------------------------------------------------------- -----------------------------------

         LEVEL V
Senior Ratings are equal to or less than BBB- from S&P
and Baa3 from Moody's                                              27.5 Basis Points
---------------------------------------------------------- -----------------------------------

provided that, in the event that the Senior Ratings of S&P and Moody's do not coincide, the Long Term Revolving Credit Facility Fee Percentage set forth above opposite the higher of such

Senior Ratings will apply; and provided further, in the event that one Senior Rating is in effect, the Long Term Revolving Credit Facility Fee Percentage set forth above for such Senior Rating will apply.

         "Long Term Revolving Credit Loan" shall mean any Disbursements made by the Lenders under the Long Term Revolving Credit Commitment, which Disbursements in the aggregate shall not exceed more than $195,000,000 at any one time outstanding.

         "Long Term Revolving Credit Notes" shall mean any one or all of the several promissory notes of the Borrower evidencing Indebtedness under the Long Term Revolving Credit Commitment, which notes are substantially in the form of Exhibit "A-1" hereto, together with and all extensions, renewals, amendments, substitutions and replacements thereto and thereof; and the term "Long Term Revolving Credit Note" shall mean any of the Long Term Revolving Credit Notes.

         "Long Term Revolving Credit Termination Date" shall mean December 21, 2006.

         "Margin Stock" is defined herein as defined in Regulation U.

         "Material Adverse Effect" means, with respect to any Person relative to any occurrence of whatever nature (including, without limitation, any adverse determination in any litigation, arbitration or governmental investigation or proceeding), a materially adverse effect on (i) the business, operations, affairs, condition (financial or otherwise), properties, assets or revenues of the affected Person, or (ii) the ability of the affected Person to perform any of its obligations under or with respect to any Loan Document to which it is a party.

         "Moody's" means Moody's Investors Service, Inc.

         "Non-Agreeing Lenders" shall have the meaning ascribed to such term in
Section 2.8a hereof; and the term "Non-Agreeing Lender" shall refer to any of the Non-Agreeing Lenders.

         "Note" means any one of the several Revolving Credit Notes, Bid Rate Notes, Swingline Notes or the Term Notes; and the term "Notes" means all of the several Revolving Credit Notes, Bid Rate Notes, Swingline Notes and the Term Notes.

         "Notice of Bid Rate Borrowing" has the meaning set forth in Subsection 2.2c(v).

         "Option" means any one or more of the Base Rate Option, the LIBOR Option, the Bid Rate Option, or the Swingline Option.

         "OREMET" means Oregon Metallurgical Corporation, an Oregon corporation, which is an indirect wholly owned Subsidiary of the Borrower.

         "Participant" means any financial institution or other Person to which a Lender sells a Participation in one or more of its Loans and its interests in the Letters of Credit Outstanding.

         "Participation" means the sale by a Lender to any Participant of an undivided interest in all or any part of such Lender's Loans and interest in Letters of Credit Outstanding.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor Person.

         "Performance Guarantee" means any undertaking by the Borrower or any Subsidiary of the Borrower pursuant to which, in the ordinary course of such Person's business, such Person guarantees the performance by a Subsidiary of such Subsidiary's performance under a contract for the production or delivery of goods or services.

         "Permitted Encumbrance" shall mean, as to any Person, any of the following:

               (i) Encumbrances for taxes, assessments, governmental charges or levies on any of such Person's properties, which taxes, assessments, governmental charges or levies are at the time due and payable or if they can thereafter be paid without penalty or are being contested in good faith by appropriate proceedings diligently conducted and with respect to which the affected Person has created adequate reserves;

               (ii) Pledges or deposits to secure payment of workers' compensation obligations, unemployment insurance, deposits or indemnities to secure public or statutory obligations or for similar purposes;

               (iii) Encumbrances arising out of judgments or awards against such Person but only to the extent that the creation of any such encumbrance shall not be an event or condition which, with or without notice or lapse of time or both, would cause the Borrower to be in violation of Section 7.7;

               (iv) Mechanics', carriers', workmen's, repairmen's and other similar statutory Encumbrances incurred in the ordinary course of such Person's business, so long as the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings diligently conducted;

               (v) Security interests in favor of lessors of personal property, which property is the subject of a true lease between such lessor and such Person;

               (vi) Encumbrances securing Indebtedness existing on the Closing Date without enlargement or extension of the Indebtedness secured thereby or the assets encumbered thereby (any such Encumbrance securing Indebtedness in excess of $1,000,000 on the Closing Date is listed on Schedule 5.2);

               (vii) Encumbrances created against production contracts to secure Indebtedness incurred to acquire equipment and facilities required to produce the items being sold pursuant to such production contracts, provided that the Indebtedness secured thereby together with all other outstanding Indebtedness permitted by such item does not exceed the limitation set forth in item (iii) of
Section 5.1;

               (viii) Encumbrances created in the ordinary course of business in favor of lenders granting an extension of credit to the Borrower in the form of bankers acceptances, provided that the Indebtedness secured thereby, together with the sum of the principal amount of all Loans then outstanding plus Letters of Credit Outstanding does not exceed the aggregate Commitments of the Lenders, plus the outstanding Term Loans, if any, and provided further, that such Encumbrances shall be limited to the goods (or documents evidencing the goods) the purchase or shipment of which shall have been financed by such bankers' acceptances;

               (ix) Easements, rights-of-way, restrictions, leases or subleases to others or other similar Encumbrances created in the ordinary course of business which Encumbrances do not interfere in any material respect with the ordinary conduct of the business of the Borrower and its Subsidiaries;

               (x) Encumbrances in favor of any Governmental Authority created pursuant to production contracts with such Governmental Authority;

               (xi) Encumbrances securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Encumbrances in the aggregate would not (even if enforced) cause a Material Adverse Effect on the Borrower and its Consolidated Subsidiaries taken as a whole;

               (xii) Encumbrances arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower or its Subsidiaries in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by the Borrower or any Subsidiary to provide collateral to the depository institution;

               (xiii) Encumbrances consisting of pledges of cash collateral or government securities to secure obligations under Swap Contracts entered into in the ordinary course of business as bona fide hedging transactions, provided that the counterparty to such Swap Contract is under a similar requirement to deliver similar collateral from time to time to the Borrower or the Subsidiary party thereto; and

               (xiv) Encumbrances consisting of assignments of Receivables in connection with a Securitization permitted by Section 5.5 hereof.

         "Person" means any individual, partnership, corporation, trust, joint venture, limited liability company, banking association, unincorporated organization or any other entity or enterprise or government or department or agency thereof.

         "Plan" means an employee pension benefit plan (other than a multiemployer plan) which is maintained by the Borrower or any ERISA Affiliate for employees of the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 302 of ERISA and Section 412 of the Code.

         "PNC Capital" shall have the meaning set forth in the "Whereas" clauses to this Agreement.

         "Portion" means either the Base Rate Portion, the LIBOR Portion, the Bid Rate Loans, the Swingline Loans, or all of the foregoing, as the case may be.

         "Potential Default" means an event which, with the passage of time or the giving of notice or both, shall be an Event of Default.

         "Prime Rate" means the interest rate per annum announced from time to time by the PNC Bank, National Association as its prime rate, which rate may not be the lowest rate of interest then being charged by the PNC Bank, National Association to its commercial borrowers.

         "Purchase Money Indebtedness" means Indebtedness incurred by a Person solely for the acquisition of an asset, which Indebtedness is secured by an Encumbrance only on the asset so acquired, additions and accessions thereto and any proceeds thereof and which Indebtedness does not exceed ninety percent (90%) of the purchase price of such asset.

         "Purchasing Lender" has the meaning given it in Subsection 9.6a.

         "Receivable" shall mean, with respect to the Borrower or any Subsidiary of the Borrower, any or all accounts, accounts receivable, contract rights related to such accounts, instruments, chattel paper, general intangibles related to such accounts and all other rights to payments of moneys for any reason (whether or not evidenced by a contract, instrument, chattel paper or document), and all other rights, powers and privileges of the Borrower, or any Subsidiary, as the case may be, arising thereunder or related thereto (including but not limited to all guarantees, collateral security, surety bonds, rights under letters of credit, insurance or other direct or indirect security), assertible against any Person whatever and all rebates, refunds, adjustments and returned, rejected, or repossessed goods relating thereto and all proceeds of any of the foregoing.

         "Register" has the meaning given it in Subsection 9.6b.

         "Regulation D" means Regulation D promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. Part 204 et seq.) as such regulation is now in effect and as may hereafter be amended.

         "Regulation T" means Regulation T promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. Part 220 et seq.) as such regulation is now in effect and as may hereafter be amended.

         "Regulation U" means Regulation U promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221 et seq.) as such regulation is now in effect and as may hereafter be amended.

         "Regulation X" means Regulation X promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. Part 224 et seq.) as such regulation is now in effect and as may hereafter be amended.

         "Reimbursement Obligation" has the meaning given it in Subsection 2.16d(B).

         "Reportable Event" means any one or more event, defined in Section 4043(b) of ERISA and in 29 C.F.R. Part 2615, other than an event for which the requirement for the thirty (30) day notice to the PBGC is waived.

         "Required Lenders" means as of a particular date (i) prior to the termination of the Commitments, the Lenders whose Commitment Percentages aggregate at least fifty-one percent (51%) of the aggregate Commitment Percentages of all the Lenders and (ii) after the termination of the Commitments, fifty-one (51%) of the aggregate principal amount of the Loans and the Letters of Credit Outstanding at the particular time outstanding.

         "Revolving Credit Loans" means Disbursements by a Lender pursuant to
Section 2.1A or Section 2.1B.

         "Revolving Credit Note" means any one of the several Long Term Revolving Credit Notes, and the Short Term Revolving Credit Notes, and the term "Revolving Credit Notes" means all of the several Long Term Revolving Credit Notes and the Short Term Revolving Credit Notes.

         "S&P" means Standard & Poor's Rating Group, a division of McGraw-Hill, Inc.

         "Securitization" shall mean the monetizing of Receivables of the Borrower and/or any its Subsidiaries.

         "Securitization Contract" shall mean, individually or collectively, as the context requires, (i) a contract between the Borrower and/or one or more of the Subsidiaries of the Borrower on the one hand and a Special Purpose Subsidiary on the other for the sale of Receivables to such Special Purpose Subsidiary on a "true sale" basis and (ii) a separate contract concurrently entered into with the contract described in clause (i) of this definition between such Special Purposes Subsidiary on the one hand and the purchaser of any, all or an undivided portion of such Receivables on the other hand, each relating to a Securitization.

         "Senior Ratings" means (i) if the Borrower has a long term senior unsecured public debt rating, such long term senior unsecured public debt rating in effect from time to time as assigned by Moody's and S&P; provided that if the ratings issued by Moody's and S&P are not at the same level the rating at the higher level shall be selected; and (ii) if the Borrower has no long term senior unsecured public debt rating in effect but either of its two principal operating Subsidiaries, ALC or TDY Industries does have a long term senior unsecured public debt rating in effect such long term unsecured public debt rating; provided further that if both such Subsidiaries have long term senior unsecured public debt ratings the rating selected shall be the highest of such ratings. For the purposes of this definition a level of rating is the smallest increment of adjustment used by Moody's or S&P. By way of example, the difference between a Baa1 and Baa2 rating by Moody's or a BBB+ and a BBB rating by S&P represents one level of rating.

         "Short Term Revolving Credit Commitment" shall mean the several obligations of the Lenders, each in accordance with its Short Term Revolving Credit Commitment Percentage, to make available to the Borrower the Short Term Revolving Credit Loans, all as set forth in Section 2.1B.

         "Short Term Revolving Credit Commitment Percentage" shall mean as to any Lender, the percentage set forth opposite such Lender's name on its signature page hereto under the caption "Short Term Revolving Credit Commitment Percentage", as the same may be adjusted pursuant to an Assignment and Assumption Agreement delivered in connection with Section 9.6 hereof or pursuant to the terms of Section 9.18 hereof.

         "Short Term Revolving Credit Facility Fee Percentage" shall mean the rate per annum (expressed in basis points) determined from time to time based upon the Senior Ratings in effect by S&P and Moody's set forth under the relevant column heading below opposite such Senior Ratings:

-------------------------------------------------------------- -----------------------------------
                                                                  Short Term Revolving Credit
                         Senior Ratings                             Facility Fee Percentage
-------------------------------------------------------------- -----------------------------------

         LEVEL I
Senior Ratings are equal to or better than A from S&P or
A2 from Moody's                                                        10.5 Basis Points
-------------------------------------------------------------- -----------------------------------

         LEVEL II
Senior Ratings are A- from S&P or A3 from Moody's                      12.5 Basis Points
-------------------------------------------------------------- -----------------------------------

         LEVEL III
Senior Ratings are BBB+ from S&P or Baa1 from Moody's                   15 Basis Points
-------------------------------------------------------------- -----------------------------------


-------------------------------------------------------------- -----------------------------------
                                                                  Short Term Revolving Credit
                         Senior Ratings                             Facility Fee Percentage
-------------------------------------------------------------- -----------------------------------

         LEVEL IV
Senior Ratings are BBB from S&P or Baa2 from Moody's                   17.5 Basis Points
-------------------------------------------------------------- -----------------------------------

         LEVEL V
Senior Ratings are equal to or less than BBB- from S&P
and Baa3 from Moody's                                                  22.5 Basis Points
-------------------------------------------------------------- -----------------------------------

provided that, in the event that the Senior Ratings of S&P and Moody's do not coincide, the Short Term Revolving Credit Facility Fee Percentage set forth above opposite the higher of such Senior Ratings will apply; and provided further, in the event that one Senior Rating is in effect, the Short Term Revolving Credit Facility Fee Percentage set forth above for such Senior Rating will apply.

         "Short Term Revolving Credit Facility Fee" means the fee described in Subsection 2.6b.

         "Short Term Revolving Credit Loans" shall mean any Disbursements made by the Lenders under the Short Term Revolving Credit Commitment which Disbursements in the aggregate shall not exceed more than $130,000,000 at any one time outstanding.

         "Short Term Revolving Credit Notes" shall mean any one or all of the several promissory notes of the Borrower evidencing Indebtedness under the Short Term Revolving Credit Commitment, which notes are substantially in the form of Exhibit "A-2" hereto, together with all extensions, renewals, amendments, substitutions and replacements thereto and thereof; and the term "Short Term Revolving Credit Note" shall mean any of the Short Term Revolving Credit Notes.

         "Short Term Revolving Credit Termination Date" shall mean December 20, 2002, or such later date as is ultimately determined in accordance with Section 2.8a hereof. In the event that one or more Lenders elects not to extend the Short Term Revolving Credit Termination Date pursuant to Section 2.8a hereof, then the definition of the Short Term Revolving Credit Termination Date shall remain the current Short Term Revolving Credit Termination Date for the Non-Agreeing Lenders (as defined in Section 2.8a) and shall be amended in accordance with Section 2.8a for the Agreeing Lenders (as defined in Section 2.8a).

         "Significant Subsidiary" means, as of any date of determination, (i) any Subsidiary of the Borrower that has on that date total assets constituting five percent (5%) or more of the Borrower's Consolidated Total Assets, and (ii) any Special Purpose Subsidiary.

         "Solvent" means, with respect to any person on a particular date, that on such date (i) the fair value of the assets of such person is greater than the total amount of liabilities, (ii) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities and commitments as they mature in the normal course of business, and (iv) such person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such person's assets would constitute unreasonably small capital.

         "Special Purpose Subsidiary" shall mean any corporation, business trust or other entity formed by the Borrower or any Consolidated Subsidiary of the Borrower to engage only in the purchase of Receivables from the Borrower and/or its Consolidated Subsidiaries pursuant to a Securitization transaction permitted by Section 5.5(iv) and the financing of such Receivable pursuant to a customary transaction; and such Special Purpose Subsidiary shall be a direct or an indirect wholly owned Subsidiary of the Borrower.

         "Subsidiary" of any Person at any time shall mean (i) any corporation or trust of which more than 50% (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which more than 50% of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, or
(iii) any limited liability company of which such Person is a member or of which more than 50% of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries.

         "Supermajority Lenders" shall have the meaning ascribed to such term in
Section 2.8a hereof.

         "Swap Contract" means swap agreements (as such term is defined in Section 101 of the Federal Bankruptcy Reform Act of 1978, as amended), and any other agreements or arrangements designed to provide protection against fluctuations of interest or currency exchange rates or commodity prices.

         "Swingline Interest Rate" means, as to the relevant Swingline Loan, the interest rate therefor mutually agreed upon by the Borrower and the relevant Swingline Lender, all pursuant to Section 2.3

         "Swingline Lender" means each of PNC Bank, National Association, Mellon Bank, N.A., JPMorgan Chase Bank, and Bank of America, N.A.

         "Swingline Loan" means a Disbursement made by one or more Swingline Lenders to Borrower pursuant to Section 2.3.

         "Swingline Loan Period" means as to each respective Swingline Loan a period of one (1) Business Day; PROVIDED, however, that no Swingline Loan Period shall extend beyond (A) the Long Term Revolving Credit Termination Date in the case of a Disbursement under the Long Term Revolving Credit Commitment or (B) the Short Term Revolving Credit Termination Date in the case of a Disbursement under the Short Term Revolving Credit Commitment.

         "Swingline Notes" means any one or all of the promissory notes of the Borrower evidencing Indebtedness of the Borrower under the Swingline Option which notes are substantially in the form of Exhibit "E" to the Agreement, together with all extensions, renewals, amendments, modifications, substitutions and replacements thereto and thereof; and the term "Swingline Note" shall mean any of the Swingline Notes.

         "Swingline Option" means the loan and interest rate option that may be agreed upon between the Borrower and one or more of the Swingline Lenders pursuant to Section 2.3 hereof.

         "Swingline Quote" means each offer by a Swingline Lender to make a Swingline Loan which offer is substantially in the form of Exhibit "G".

         "Swingline Quote Request" means the written request of the Borrower for a Swingline Loan delivered to the Agent in accordance with the provision of Subsection 2.3c.

         "TDY Industries" means TDY Industries, Inc., a California corporation, which is an indirect wholly owned Subsidiary of the Borrower.

         "Term Loan" and "Term Loans" shall mean separately all term loans or any term loan made by the Lenders or one of the Lenders pursuant to Section 2.1Bg.

         "Term Loan Maturity Date" means with respect to any Lender the one year anniversary of the Short Term Revolving Credit Termination Date applicable to such Lender at the time of the conversion of the outstanding Short Term Revolving Credit Loans due to such Lender to the Term Loans due to such Lender pursuant to the Term-Out Option.

         "Term Note" and "Term Notes" shall have the meanings ascribed to such terms in Section 2.1Bg hereof.

         "Term-Out Option" shall have the meaning ascribed to such term in
Section 2.1Bg hereof.

         "Termination Proceedings" means any action taken by the PBGC under ERISA to terminate any plan.

         "TILLC" means TDY Holdings, LLC, a Delaware limited liability company, having as its sole member the Borrower.

         "Transfer Effective Date" has the meaning given it in each respective Assignment and Assumption Agreement.

         "Transferor Lender" has the meaning given it in Subsection 9.6a.

         "Utilization Fee" means the fee described in Subsection 2.6c of this Agreement.

1.2 GAAP DEFINITIONS. Accounting terms used herein but not defined herein shall have the meanings ascribed to them under GAAP in effect at the time of the execution of this Agreement as modified by any changes to GAAP adopted and in full force and effect as of January 1, 2002.

1.3 OTHER DEFINITIONAL CONVENTIONS AND RULES OF CONSTRUCTION. (i) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall, unless otherwise expressly specified, refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section and Subsection references are to this Agreement unless otherwise expressly specified.

         (ii) All terms defined in this Agreement in the singular shall have comparable meanings when used in plural, and vice versa, unless otherwise specified.

         (iii) The word "or" as used herein shall mean and connote nonexclusive alternatives, unless expressly stated or the context clearly requires otherwise.

         (iv) Captions, headings and Articles, Section and Subsection references used in this Agreement are for convenience only and shall not, and are not intended to, in any way or manner affect the scope or intent of this Agreement or of any provisions or subdivisions hereof.


ARTICLE II. THE LOANS.

2.1    THE REVOLVING CREDITS.

2.1A   THE LONG TERM REVOLVING CREDIT.

2.1Aa LONG TERM REVOLVING CREDIT LOANS. The Lenders hereby severally establish, upon the terms and conditions hereinafter set forth and relying upon the representations and warranties herein set forth, a long term revolving credit commitment in favor of the Borrower in the maximum aggregate amount of ONE HUNDRED NINETY-FIVE MILLION AND NO/100 DOLLARS ($195,000,000.00) (the "Long Term Revolving Credit Commitment"). The Borrower shall have the right to borrow, repay and reborrow from the Lenders from the date hereof until the Long Term Revolving Credit Termination Date pursuant to draws upon the Long Term Revolving Credit Commitment the principal amount of which, together with Letters of Credit Outstanding and the principal amount of Bid Rate Loans and Swingline Loans (other than Bid Rate Loans or Swingline Loans allocated to the Short Term Revolving Credit Commitment) then outstanding, shall not exceed $195,000,000 in the aggregate at any one time outstanding.

2.1Ab LONG TERM REVOLVING CREDIT COMMITMENT OF EACH LENDER. Each Lender agrees, for itself only, and subject to the terms and conditions of this Agreement, to make Long Term Revolving Credit Loans to the Borrower, to purchase participations in accordance with Section 2.16d(A), and to make LC Participation Advances, all from time to time not to exceed an aggregate principal amount at any one time outstanding equal to the amount of its respective Long Term Revolving Credit Commitment Percentage of the Long Term Revolving Credit Commitment (as such amounts may be reduced by Section 2.2f and Section 2.3f hereof).

2.1Ac LONG TERM REVOLVING CREDIT NOTES. The obligation of the Borrower to repay, on or before the Long Term Revolving Credit Termination Date, the aggregate unpaid principal amount of all Long Term Revolving Credit Loans shall be evidenced by the several Long Term Revolving Credit Notes, each substantially in the form of Exhibit "A-1" hereto, drawn by the Borrower to the order of a Lender in the maximum amount of such Lender's Long Term Revolving Credit Commitment. The principal amount actually due and owing to a Lender at any time shall be the then aggregate unpaid principal amount of all Long Term Revolving Credit Loans made by such Lender as shown on the Loan Account established and maintained by such Lender in accordance with Section 2.13. Each Long Term Revolving Credit Note shall be dated the date hereof and shall be delivered to the Lenders on such date.

2.1Ad DISBURSEMENTS. The amount (i) of any Disbursement of Long Term Revolving Credit Loans consisting of a Base Rate Portion shall be in the minimum aggregate principal amount of $1,000,000 or an integral multiple thereof and (ii) of any Disbursement of Long Term Revolving Credit Loans consisting of a LIBOR Portion shall be in the minimum aggregate principal amount of $5,000,000; provided, however that each incremental unit in excess of $5,000,000 shall be $1,000,000 or an integral multiple thereof.

2.1Ae METHOD OF MAKING DISBURSEMENTS. (i) Each request for Disbursements of Long Term Revolving Credit Loans under the Long Term Revolving Credit Commitment shall be made by an Authorized Officer to the Agent orally or in writing (A) in the case of Disbursements of Long Term Revolving Credit Loans to bear interest at the Base Rate, by 11:00 A.M. (eastern time) on the Borrowing Date, and (B) in the case of Disbursements of Long Term Revolving Credit Loans to bear interest at the Adjusted Long Term Revolving Credit LIBOR, by 11:00 A.M. (eastern time) at least three (3) Business Days prior to the Borrowing Date. Each such request shall (i) specify the Borrowing Date, (ii) specify the amount of the Disbursements of Long Term Revolving Credit Loans and each Lender's ratable share thereof, (iii) select the Option or Options therefor and (iv) in the case of Disbursements of Long Term Revolving Credit Loans which will bear interest of Long Term Revolving Credit Loans at the Adjusted Long Term Revolving Credit LIBOR, the Interest Period therefor. Any oral request for Disbursements hereunder shall be followed by the Borrower's written confirmation of such request immediately thereafter. A request from the Borrower with respect to any Disbursements of Long Term Revolving Credit Loans bearing interest at an Adjusted Long Term Revolving Credit LIBOR shall irrevocably commit the Borrower to take such Disbursements on the Borrowing Date specified in the request. The Borrower may, without liability or cost hereunder, cancel any request for Disbursements of Long Term Revolving Credit Loans bearing interest at the Base Rate at any time prior to the funding thereof by each of the Lenders by delivering notice of such cancellation to the Agent.

               (ii) The Agent shall promptly notify the Lenders of each request for a Disbursement of Long Term Revolving Credit Loans.

               (iii) Not later than 2:00 P.M. (eastern time) on the Borrowing Date, each Lender shall make available to the Agent in immediately available funds at the principal office of the Agent such Lender's pro-rata share of the Disbursements of Long Term Revolving Credit Loans, for the account of the Borrower. No Lender's obligation to make a Disbursement of Long Term Revolving Credit Loans shall be affected by any other Lender's failure to make funds available for the same or any other Disbursement of Long Term Revolving Credit Loans. Nothing in this Subsection 2.1Ae shall be deemed to relieve any Lender from its obligation to fulfill its obligations to the Borrower under this Agreement or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender under this Agreement.

2.1Af TEMPORARY REDUCTION OF AVAILABLE LONG TERM REVOLVING CREDIT COMMITMENT. While each Bid Rate Loan advanced pursuant to Section 2.2 and each Swingline Loan advanced pursuant to Section 2.3 (and in either case is allocated to the Long Term Revolving Credit Commitment) is outstanding, the principal amount available to be borrowed under the aggregate Long Term Revolving Credit Commitment shall be reduced by an amount equal to the principal amount of each such Bid Rate Loan or Swingline Loan then outstanding and allocated to the Long Term Revolving Credit Commitment pursuant to Section 2.2f or Section 2.3f hereof. Such temporary reduction shall not affect the calculation of the Long Term Revolving Credit Facility Fee.

2.1B   THE SHORT TERM REVOLVING CREDIT.

2.1Ba SHORT TERM REVOLVING CREDIT LOANS. The Lenders hereby severally establish, upon the terms and conditions hereinafter set forth and relying upon the representations and warranties herein set forth, a short term revolving credit commitment in favor of the Borrower in the maximum aggregate amount of ONE HUNDRED THIRTY MILLION AND NO/100 DOLLARS ($130,000,000.00) (the "Short Term Revolving Credit Commitment"). The Borrower shall have the right to borrow, repay and reborrow from the Lenders from the date hereof until the Short Term Revolving Credit Termination Date pursuant to draws upon the Short Term Revolving Credit Commitment the principal amount of which, together with the principal amount of Bid Rate Loans and Swingline Loans (other than Bid Rate Loans or Swingline Loans allocated to the Long Term Revolving Credit Commitment) then outstanding, shall not exceed $130,000,000 in the aggregate at any one time outstanding.

2.1Bb SHORT TERM REVOLVING CREDIT COMMITMENT OF EACH LENDER. Each Lender agrees, for itself only, and subject to the terms and conditions of this Agreement, to make Short Term Revolving Credit Loans to the Borrower from time to time not to exceed an aggregate principal amount at any one time outstanding equal to the amount of its respective Short Term Revolving Credit Commitment Percentage of the Short Term Revolving Credit Commitment (as such amounts may be reduced by Section 2.2f and Section 2.3f hereof).

2.1Bc SHORT TERM REVOLVING CREDIT NOTES. The obligation of the Borrower to repay, on or before the Short Term Revolving Credit Termination Date, the aggregate unpaid principal amount of all Short Term Revolving Credit Loans shall be evidenced by the several Short Term Revolving Credit Notes, each substantially in the form of Exhibit "A-2" hereto, drawn by the

Borrower to the order of a Lender in the maximum amount of such Lender's Short Term Revolving Credit Commitment. The principal amount actually due and owing to a Lender at any time shall be the then aggregate unpaid principal amount of all Short Term Revolving Credit Loans made by such Lender as shown on the Loan Account established and maintained by such Lender in accordance with Section
2.13. Each Short Term Revolving Credit Note shall be dated the date hereof and shall be delivered to the Lenders on such date.

2.1Bd DISBURSEMENTS. The amount (i) of any Disbursement of Short Term Revolving Credit Loans consisting of a Base Rate Portion shall be in the minimum aggregate principal amount of $1,000,000 or an integral multiple thereof and (ii) of any Disbursement of Short Term Revolving Credit Loans consisting of a LIBOR Portion shall be in the minimum aggregate principal amount of $5,000,000; provided, however that each incremental unit in excess of $5,000,000 shall be $1,000,000 or an integral multiple thereof.

2.1Be METHOD OF MAKING DISBURSEMENTS. (i) Each request for Disbursements of Short Term Revolving Credit Loans under the Short Term Revolving Credit Commitment shall be made by an Authorized Officer to the Agent orally or in writing (A) in the case of Disbursements of Short Term Revolving Credit Loans to bear interest at the Base Rate, by 11:00 A.M. (eastern time) on the Borrowing Date, and (B) in the case of Disbursements of Short Term Revolving Credit Loans to bear interest at the Adjusted Short Term Revolving Credit LIBOR, by 11:00 A.M. (eastern time) at least three (3) Business Days prior to the Borrowing Date. Each such request shall (i) specify the Borrowing Date, (ii) specify the amount of the Disbursements of Short Term Revolving Credit Loans and each Lender's ratable share thereof, (iii) select the Option or Options therefor and
(iv) in the case of Disbursements of Short Term Revolving Credit Loans which will bear interest at the Adjusted Short Term Revolving Credit LIBOR, the Interest Period therefor. Any oral request for Disbursements of Short Term Revolving Credit Loans hereunder shall be followed by the Borrower's written confirmation of such request immediately thereafter. A request from the Borrower with respect to any Disbursements of Short Term Revolving Credit Loans bearing interest at an Adjusted Short Term Revolving Credit LIBOR shall irrevocably commit the Borrower to take such Disbursements of Short Term Revolving Credit Loans on the Borrowing Date specified in the request. The Borrower may, without liability or cost hereunder, cancel any request for Disbursements of Short Term Revolving Credit Loans bearing interest at the Base Rate at any time prior to the funding thereof by each of the Lenders by delivering notice of such cancellation to the Agent.

               (ii) The Agent shall promptly notify the Lenders of each request for a Disbursement of Short Term Revolving Credit Loans.

               (iii) Not later than 2:00 P.M. (eastern time) on the Borrowing Date, each Lender shall make available to the Agent in immediately available funds at the principal office of the Agent such Lender's pro-rata share of the Disbursements of Short Term Revolving Credit Loans, for the account of the Borrower. No Lender's obligation to make a Disbursement of Short Term Revolving Credit Loans shall be affected by any other Lender's failure to make funds available for the same or any other Disbursement of Short Term Revolving Credit Loans. Nothing in this Subsection 2.1Be shall be deemed to relieve any Lender from its obligation to fulfill its obligations to the Borrower under this Agreement or to prejudice any rights which the

Borrower may have against any Lender as a result of any default by such Lender under this Agreement.

2.1Bf TEMPORARY REDUCTION OF AVAILABLE SHORT TERM REVOLVING CREDIT COMMITMENT. While each Bid Rate Loan advanced pursuant to Section 2.2 and each Swingline Loan advanced pursuant to Section 2.3 (and in either case is allocated to the Short Term Revolving Credit Commitment) is outstanding, the principal amount available to be borrowed under the aggregate Short Term Revolving Credit Commitment shall be reduced by an amount equal to the principal amount of each such Bid Rate Loan or Swingline Loan then outstanding and allocated to the Short Term Revolving Credit Commitment pursuant to Section 2.2f or Section 2.3f hereof. Such temporary reduction shall not affect the calculation of the Short Term Revolving Credit Facility Fee.

2.1Bg OPTION OF BORROWER TO TERM-OUT THE SHORT TERM REVOLVING CREDIT LOANS UPON SHORT TERM REVOLVING CREDIT TERMINATION DATE. Subject to Section 6.1 hereof, the Borrower may elect, by written request which shall be delivered ten (10) days prior to the Short Term Revolving Credit Termination Date, to repay all amounts or a portion thereof of principal outstanding under the Short Term Revolving Credit Loans due and payable on such Short Term Revolving Credit Termination Date on the applicable Term Loan Maturity Date (the "Term-Out Option"). Notwithstanding, any provision of this Agreement to the contrary all outstanding principal of, and accrued and unpaid interest on a Term Loan shall be due and payable on the applicable Term Loan Maturity Date. If the Borrower elects the Term-Out Option, it shall deliver to each applicable Lender, on or before the Short Term Revolving Credit Termination Date, a term note, substantially in the form of Exhibit "K" attached hereto, for the aggregate principal amount of the Short Term Revolving Credit Loans due such Lender and the subject of the Term-Out Option and setting forth such obligation of the Borrower to repay such Term Loan due to such Lender (each term note, together with all extensions, renewals, amendments, modifications, substitutions and replacements thereto and thereof; herein referred to individually as the "Term Note"; and collectively the "Term Notes"). Any request for the conversion of all or a portion of the outstanding of Short Term Revolving Credit Loans to Terms Loans shall be made by an Authorized Officer to the Agent in writing which shall state (A) whether upon such conversion the Term Loans or a portion thereof will bear interest at the Base Rate Option or the LIBOR Option, (B) the amount of Term Loans to bear interest initially at the Base Rate Option or the LIBOR Option, and (C) in the case of Portions of the Term Loans which will bear interest at the Adjusted Term Loan LIBOR, the Interest Period(s) therefor. A request from the Borrower with respect to the selection of a Portion of the Term Loans to bear interest at an Adjusted Term Loan LIBOR shall irrevocably commit the Borrower to accept the LIBOR Option for the period in question. Additionally, the Borrower hereby agrees to execute such amendments and modifications to the Loan Documents, prior to the Short Term Revolving Credit Termination Date, as Agent shall reasonably request to evidence and govern the Term Loan; provided that no amendments or modifications to the Loan Documents shall be made with respect to any covenants of the Borrower or to the rate of interest under any Interest Rate Option. The Term-Out Option may be applied for each Lender that elects not to extend the Short Term Revolving Credit Termination Date pursuant to Section 2.8b at the option of the Borrower as set forth in Section 2.8b.

2.2   BID RATE LOANS.

2.2a BID RATE. Subject to the provisions of this Section 2.2, each Lender severally agrees that the Borrower may request Bid Rate Loans, in an aggregate amount at any one time outstanding not to exceed $325,000,000 (or the sum of $195,000,000 plus any remaining Short Term Revolving Credit Commitment on and after any Short Term Revolving Credit Termination Date) LESS the Letters of Credit Outstanding and the aggregate principal amount of all Revolving Credit Loans and Swingline Loans then outstanding, which shall bear interest at the Bid Rate Option. In selecting a Bid Rate Option from any Lender, such Lender may make an advance in excess of such Lender's Commitment.

2.2b  LIMITATIONS ON AND EVIDENCE OF BID RATE LOANS. Except as provided under
Section 2.2c(vi) hereof, each Bid Rate Loan or repayment of a Bid Rate Loan must be in the minimum principal amount of $5,000,000 or, if in excess of $5,000,000, in integral multiples of $1,000,000. The obligation of the Borrower to repay, on the Long Term Revolving Credit Termination Date (if the Borrower has requested a Disbursement under the Long Term Revolving Credit Commitment), the aggregate unpaid principal amount of such Bid Rate Loans advanced by each Lender shall be evidenced by the Bid Rate Notes substantially in the form of Exhibit "B-1" hereto, one made payable to each Lender in the amount of $195,000,000. The obligation of the Borrower to repay, on the Short Term Revolving Credit Termination Date (if the Borrower has requested the Disbursement under the Short Term Revolving Credit Commitment), the aggregate unpaid principal amount of such Bid Rate Loans advanced by each Lender shall be evidenced by the Bid Rate Notes substantially in the form of Exhibit "B-2" hereto, one made payable to each Lender in the amount of $130,000,000. The Borrower shall have, with the prior written consent of the Lender making such Bid Rate Loan, the right to prepay any Bid Rate Loan prior to the end of the relevant Bid Rate Interest Period. The Borrower shall repay each individual Bid Rate Loan, together with interest thereon on the last day of the Bid Rate Interest Period applicable to it. The principal amount actually due and owing each Lender shall be the aggregate unpaid principal amount of all Disbursements of Bid Rate Loans made by such Lender, all as shown on the Loan Account established pursuant to Section 2.13 hereof.

2.2c  BID RATE LOAN PROCEDURE.

         (i) BID RATE LOAN REQUEST. When the Borrower wishes to request offers to make Bid Rate Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Bid Rate Quote Request substantially in the form of Exhibit "C" hereto so as to be received no later than 11:00 A.M. (eastern time) on (x) the fifth Business Day prior to the date of Disbursement proposed therein, in the case of a LIBOR Auction or (y) the Business Day next preceding the date of Disbursement proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have informed the Lenders of not later than the date of the Bid Rate Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

               (A) the proposed date of Disbursement, which shall be a Business Day,

               (B) the aggregate amount of such Disbursement, which shall be $5,000,000 or a larger multiple of $1,000,000,

               (C) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period,

               (D) whether the Bid Rate Quotes requested are to set forth a Bid Rate Margin or a Bid Rate Absolute Rate, and

               (E) whether the requested Disbursement shall be allocated to the Long Term Revolving Credit Commitment or the Short Term Revolving Credit Commitment or split between both Commitments, if applicable, and how split.

The Borrower may request offers to make Bid Rate Loans for more than one Interest Period in a single Bid Rate Quote Request. The Borrower may request offers to make Bid Rate Loans allocated to each of the Commitments in a single Bid Rate Quote Request.

         (ii) INVITATION FOR BID RATE QUOTES. Promptly upon receipt of a Bid Rate Quote Request, the Agent shall send to the Lenders by telex or facsimile transmission an Invitation for Bid Rate Quotes, which shall constitute an invitation by the Borrower to each Lender to submit Bid Rate Quotes offering to make the Bid Rate Loans to which such Bid Rate Quote Request relates in accordance with this Subsection.

         (iii) SUBMISSION AND CONTENTS OF BID RATE QUOTES. (A) Each Lender may submit a Bid Rate Quote containing an offer or offers to make Bid Rate Loans in response to any Bid Rate Quote Request. Each Bid Rate Quote must comply with the requirements of this paragraph (iii) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.3 not later than (x) 2:00 P.M. (eastern time) on the fourth Business Day prior to the proposed date of Disbursement, in the case of a LIBOR Auction or (y) 9:45 A.M. (eastern time) on the proposed date of Disbursement, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have informed the Lenders of not later than the date of the Bid Rate Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); PROVIDED that Bid Rate Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Lender may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Lenders, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Lenders, in the case of an Absolute Rate Auction.

               (B) Each Bid Rate Quote shall be in substantially the form of Exhibit "D" hereto and shall in any case specify:


                    (1) the proposed date of Disbursement and the Interest Period therefor,

                    (2) the principal amount of the Bid Rate Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Lender, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Bid Rate Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Bid Rate Loans for which offers being made by such quoting Lender may be accepted,

                    (3) in the case of a LIBOR Auction, the margin above or below the applicable LIBOR (the "Bid Rate Margin") offered for each such Bid Rate Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

                    (4) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Bid Rate Absolute Rate") offered for each such Bid Rate Loan, and

                    (5) the identity of the quoting Lender.

A Bid Rate Quote may set forth up to three separate offers by the quoting Lender with respect to each Interest Period specified in the related Bid Rate Quote Request.

               (C) Any Bid Rate Quote shall be disregarded if it:

                    (1) is not substantially in conformity with Exhibit "D" hereto or does not specify all of the information required by paragraph (iii)(B) immediately above;

                    (2) contains qualifying, conditional or similar language or, in particular, is conditioned on acceptance by the Borrower of all or some specified minimum principal amount of the Bid Rate Loan for which such Bid Rate Quote is being made;

                    (3) proposes terms other than or in addition to those set forth in the applicable Bid Rate Quote Request; or

                    (4) arrives after the time set forth in paragraph (iii)(A) above.

         (iv) NOTICE TO BORROWER. The Agent shall notify the Borrower promptly, and in the case of an Absolute Rate Auction no later than 45 minutes after receipt by the Agent, of the terms (x) of any Bid Rate Quote submitted by a Lender that is in accordance with paragraph (iii) above and (y) of any Bid Rate Quote that amends, modifies or is otherwise inconsistent with a previous Bid Rate Quote submitted by such Lender with respect to the same Bid Rate Quote Request. Any such subsequent Bid Rate Quote shall be disregarded by the Agent unless such subsequent Bid Rate Quote is submitted solely to correct a manifest error in such former Bid Rate Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Bid Rate Loans for which offers have been received for each Interest Period specified in the related Bid Rate Quote Request, (B) the respective principal amounts and Bid Rate Margins or

Bid Rate Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Bid Rate Loans for which offers in any single Bid Rate Quote may be accepted.

         (v) ACCEPTANCE AND NOTICE BY BORROWER. Not later than 11:00 A.M. (eastern time) on (x) the third Business Day prior to the proposed date of Disbursement, in the case of a LIBOR Auction or (y) the proposed date of Disbursement, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have informed the Lenders of not later than the date of the Bid Rate Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so presented to it pursuant to Subsection (iv). In the case of acceptance, such notice (a "Notice of Bid Rate Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted and the types of Commitments to be borrowed against. The Borrower may accept any Bid Rate Quote in whole or in part; PROVIDED that:

               (A) the aggregate principal amount of each Bid Rate Disbursement may not exceed the applicable amount set forth in the related Bid Rate Quote Request,

               (B) the principal amount of each Bid Rate borrowing must be $5,000,000 or a larger multiple of $1,000,000 (subject to Subsection 2.2c(vi) below),

               (C) acceptance of offers may only be made on the basis of ascending Bid Rate Margins or Bid Rate Absolute Rates, as the case may be, and

               (D) the Borrower may not accept any offer that is described in subsection (iii)(C) of this Section 2.2c or that otherwise fails to comply with the requirements of this Agreement.

         (vi) ALLOCATION BY AGENT. If offers are made by two or more Lenders with the same Bid Rate Margins or Bid Rate Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Rate Loans in respect of which such offers are accepted shall be allocated by the Agent among such Lenders as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Bid Rate Loans shall be conclusive in the absence of manifest error.

         (vii) NOTICE TO LENDERS. If the Borrower accepts one or more of the offers made by any Lender pursuant to clause (v) of this Section 2.2c above, the Agent shall in turn promptly notify (A) each Lender of the date of such Bid Rate Loan, and the aggregate amount, interest rate, type of Commitment to be borrowed against and maturity of such Bid Rate Loan and whether or not any offer or offers made by such Lender pursuant to clause (iii) of this Section 2.2c above have been accepted by the Borrower and (B) each Lender which is to make a Bid Rate Loan, of the amount of each Bid Rate Loan to be made by such Lender. Each Lender which is to make a Bid Rate Loan shall, before 1:00 p.m. (Pittsburgh, Pennsylvania time) on the date of such Bid Rate Loan specified in the notice received from the Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Agent pursuant to clause (B) of the preceding sentence, make available to the Agent such Lender's Bid Rate Loan, in immediately available funds. Promptly after 1:00 p.m. (Pittsburgh, Pennsylvania time) and in any event before 3:00 p.m. (Pittsburgh, Pennsylvania time) on each date of the making of Bid Rate Loans, the Agent shall make the aggregate amount available to the Borrower.

         (viii) BID RATE LOAN PREPAYMENT. No Bid Rate Loan shall be prepaid prior to the end of the relevant Bid Rate Interest Period without the prior consent of the Lender extending such Bid Rate Loan.

2.2d BID RATE LOAN INTEREST. Interest on the Bid Rate Loans for a Bid Rate Interest Period shall accrue at the rate per annum agreed upon between the Lender or Lenders making such Bid Rate Loans and the Borrower pursuant to the Bid Rate selection procedures set forth in Subsection 2.2c above.

2.2e BASE RATE OPTION BORROWING IN EVENT OF CANCELLED BID RATE LOAN REQUEST. In the event of cancellation by the Borrower of a Bid Rate Loan Request pursuant to paragraph (v) of Subsection 2.2c, the Borrower may, before 1:00 P.M. (eastern time) on the day of such cancellation, submit to the Agent a request for a Disbursement under the Long Term Revolving Credit Commitment or the Short Term Revolving Credit Commitment to be made on the day of such cancellation and to bear interest at the Base Rate Option. The Lenders shall use their best efforts to make their respective pro rata shares of such Disbursement available at the office of the Borrower prior to 2:00 P.M. (eastern time) on the date of such Disbursement in accordance with the procedures set forth in Subsection 2.1Ae(iii) or Subsection 2.1Be(iii), as applicable.

2.2f REDUCTION OF AVAILABLE COMMITMENTS. While each such Bid Rate Loan is outstanding hereunder, the outstanding principal amount thereof shall reduce correspondingly availability under either or both of (i) the Long Term Revolving Credit Commitment and (ii) the Short Term Revolving Credit Commitment, as applicable, and shall reduce, as to each Lender availability under either or both of (i) that Lender's Long Term Revolving Credit Commitment or (ii) that Lender's Short Term Revolving Credit Commitment, as applicable, by an amount equal to such Lender's Long Term Revolving Credit Commitment Percentage or Lender's Short Term Revolving Credit Commitment Percentage, as applicable, of the aggregate outstanding principal balance of Bid Rate Loans issued by any Lender.

2.3  SWINGLINE LOANS.

2.3a SWINGLINE RATE. Subject to the provisions of this Section 2.3, each Swingline Lender severally agrees that the Borrower may request that Swingline Loans, in an aggregate amount at any one time outstanding not to exceed the lesser of (i) $25,000,000 or (ii) an amount which, when added to the Letters of Credit Outstanding and the aggregate principal amount of all other Loans then outstanding, does not exceed $325,000,000 (so long as both the Long Term Revolving Credit Commitments and all of the initial Short Term Revolving Credit Commitments are outstanding; the sum of $195,000,000 plus the sum of any remaining Short Term Revolving

Credit Commitments if a Short Term Revolving Credit Termination Date has occurred with respect to one or more Lenders plus the outstanding balance of the Term Loans, if any; and the sum of $195,000,000 plus the outstanding Term Loans, if any, in the event that only the Long Term Revolving Credit Commitment is outstanding), which shall bear interest at the Swingline Option.

2.3b LIMITATIONS ON AND EVIDENCE OF SWINGLINE LOANS. Except as provided under Subsection 2.3c(iv), each Swingline Loan or repayment of a Swingline Loan must be in the minimum principal amount of $10,000 or, if in excess of $10,000 in integral multiples of $10,000. Each Swingline Loan shall be for a Swingline Loan Period. The obligation of the Borrower to repay, prior to the Long Term Revolving Credit Termination Date, the aggregate unpaid principal amount of such Swingline Loans advanced by each Swingline Lender shall be evidenced by the Swingline Notes substantially in the form of Exhibit "E" hereto, one made payable to each Swingline Lender in the amount of $25,000,000. The principal amount actually due and owing each Swingline Lender shall be the aggregate unpaid principal amount of all Disbursements of Swingline Loans made by such Swingline Lender, all as shown on such Lender's Loan Account established pursuant to Section 2.13.

2.3c  SWINGLINE LOAN PROCEDURE.

         (i) SWINGLINE LOAN REQUEST. When the Borrower wishes to request offers to make Swingline Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission for each Swingline Loan Period a Swingline Quote Request, substantially in the form of Exhibit "F" hereto, so as to be received no later than 11:00 A.M. (eastern time) on the Business Day of Disbursement proposed therein specifying:

               (A) the proposed date of Disbursement, which shall be a Business Day,

               (B) the aggregate amount of such Disbursement, which shall be $10,000 or a larger multiple of $10,000, and

               (C) whether the requested Disbursement shall be allocated to the Long Term Revolving Credit Commitment or the Short Term Revolving Credit Commitment or split between both Commitments, if applicable, and how split.

         (ii) INVITATION FOR SWINGLINE QUOTES. Promptly upon receipt of a Swingline Quote Request, the Agent shall send to the Swingline Lenders by telex or facsimile transmissions an Invitation for Swingline Quote, which shall constitute an invitation by the Borrower to each Swingline Lender to submit Swingline Quotes offering to make the Swingline Loan for such Swingline Loan Period to which such Swingline Quote Request relates in accordance with this Subsection.

         (iii) SUBMISSION AND CONTENTS OF SWINGLINE QUOTES. (A) Each Swingline Lender may submit a Swingline Quote containing an offer to make a Swingline Loan for such Swingline Loan Period in response to any Swingline Quote Request. Each Swingline Quote must comply with the requirements of this paragraph (iii) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to
Section 9.3 not later than (x) 1:00 P.M. (eastern time) on the Business Day on the proposed date of Disbursement (or such other time or date as the Borrower and the Swingline Lenders shall have mutually agreed); provided that Swingline Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Swingline Lender may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than 15 minutes prior to the deadline for the other Swingline Lenders.

               (B) Each Swingline Quote shall be in substantially the form of Exhibit "G" hereto and shall in any case specify:

                    (1) the proposed date of Disbursement,

                    (2) the principal amount of the Swingline Loan for which each such offer is being made, which principal amount, (x) must be $10,000 or a larger multiple of $10,000, (y) may not exceed the principal amount of Swingline Loan for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Swingline Loans for which offers being made by such quoting Swingline Lender may be accepted,

                    (3) the rate of interest per annum (specified to the nearest 1/10,000th of 1%) offered for each such Swingline Loan; and

                    (4) the identity of the quoting Swingline Lender.

               (C) Any Swingline Quote shall be disregarded if it:

                    (1) is not substantially in conformity to Exhibit "G" hereto or does not supply all of the information required by paragraph (iii)(B) immediately above;

                    (2) contains qualifying, conditional or similar language or, in particular, is conditioned on acceptance by the Borrower of all or some specified minimum principal amount of the Swingline Loan for which such Swingline Quote is being made;

                    (3) proposes terms other than or in addition to those set forth in the applicable Swingline Loan Request; or

                    (4) arrives after the time set forth in paragraph (iii)(A) above.

         (iv) NOTICE TO BORROWER. The Agent shall notify the Borrower, no later than 45 minutes after receipt by the Agent, of the terms (x) of any Swingline Quote submitted by a Swingline Lender that is in accordance with paragraph (iii) above (y) of any Swingline Quote that amends, modifies or is otherwise inconsistent with a previous Swingline Quote submitted by such Swingline Lender with respect to the same Swingline Quote Request. Any such subsequent Swingline Quote shall be disregarded by the Agent unless such subsequent Swingline Quote is submitted solely to correct a manifest error. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Swingline Loans for which offers have been received, (B) the respective principal amounts so offered and (C), if applicable, limitations on the aggregate principal amount of the Swingline Loans for which offers in any single Swingline Quote may be accepted.

         (v) ACCEPTANCE AND NOTICE BY BORROWER. Not later than 2:30 P.M. (eastern time) on the proposed date of Disbursement (or such other time or date as the Borrower and the Swingline Lenders shall have mutually agreed), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so presented to it pursuant to Subsection (iii). In the case of acceptance, such notice (a "Notice of Swingline Borrowing") shall specify the aggregate principal amount of offers that are accepted. The Borrower may accept any Swingline Quote in whole or in part; PROVIDED that:

               (A) the aggregate principal amount of each Swingline Disbursement may not exceed the applicable amount set forth in the related Swingline Quote Request,

               (B) the principal amount of each Swingline borrowing must be $10,000 or a larger multiple of $10,000,

               (C) acceptance of offers may only be made on the basis of ascending Swingline Interest Rate, and

               (D) the Borrower may not accept any offer that fails to comply with the requirements of this Agreement.

         (vi) ALLOCATION BY BORROWER. If offers are made by two or more Swingline Lenders with the same Swingline Interest Rate for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Swingline Loan, the principal amount of Swingline Loans in respect of which such offers are accepted shall be allocated by the Borrower among such Swingline Lenders as nearly as possible (in multiples of $10,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Borrower of the amounts of Swingline Loans shall be conclusive.

         (vii) SWINGLINE LOAN PREPAYMENT. A Swingline Loan may be prepaid at any time without the prior consent of the Swingline Lender extending such Swingline Loan.

2.3d SWINGLINE LOAN INTEREST. Interest on the Swingline Loans for each Swingline Loan Period shall accrue at the rate per annum agreed upon between the Swingline Lender or Swingline Lenders making such Swingline Loans and the Borrower, pursuant to the Swingline selection procedures set forth in Subsection 2.3c above; provided that upon the occurrence and during the continuance of an Event of Default interest on outstanding Swingline Loans shall be adjusted automatically as provided in Subsection 2.4f. Any interest paid on a Swingline Loan will be retained for the benefit of the applicable Swingline Lender subject to the provisions of Section 2.3e below.

2.3e RISK PARTICIPATION. Upon the Disbursement of each Swingline Loan and without any further action by or on behalf of such Lender, each Lender hereby agrees to purchase, upon the occurrence of an Event of Default, an undivided full risk non-recourse participation in such Swingline Loan, in an amount equal to (i) such Lender's Long Term Revolving Credit Commitment Percentage (and in the event the Long Term Revolving Credit Commitment is fully drawn at the time of the Disbursement of such Swingline Loan, such Lender's Short Term Revolving Credit Commitment Percentage), (ii) multiplied by the outstanding principal amount of such Swingline Loan on the date of the Event of Default; PROVIDED HOWEVER, no Lender shall participate in any Swingline Loan which Swingline Loan is made after a notice of an Event of Default has been given. If and to the extent any Swingline Lender receives payment of principal or interest on a participated Swingline Loan, such Swingline Lender shall deliver to each Lender such Lender's pro rata share of such payment.

2.3f REDUCTION OF AVAILABLE COMMITMENTS. While each such Swingline Loan is outstanding hereunder, the outstanding principal amount thereof shall correspondingly reduce availability first under the Long Term Revolving Credit Commitment and first shall reduce, as to each Lender availability under the Lender's Long Term Revolving Credit Commitment by an amount equal to such Lender's Long Term Revolving Credit Commitment Percentage share of the aggregate outstanding principal balance of Swingline Loans issued by the Agent. If at any time the sum of the Long Term Revolving Credit Loans outstanding plus the Swingline Loans outstanding exceed the Long Term Revolving Credit Commitment, such excess shall correspondingly reduce availability under the Short Term Revolving Credit Commitment and shall reduce, as to each Lender availability under the Lender's Short Term Revolving Credit Commitment by an amount equal to such Lender's Short Term Revolving Credit Commitment Percentage share of such excess.

2.4 INTEREST RATES, INTEREST PAYMENT AND CERTAIN PROVISIONS RELATING TO INTEREST AND FEES.

2.4a PAYMENTS OF INTEREST. The Borrower shall pay interest on the principal amount of the Loans from time to time outstanding hereunder, from the date thereof until payment in full, at the rates of interest determined pursuant to this Section 2.4 (except to the extent expressly set forth to the contrary in Section 2.2d and 2.3d). The Borrower shall pay accrued interest on the unpaid principal balance of the Loans in arrears: (i) with respect to each Base Rate Portion, at the Base Rate on the last Business Day of each month during the term thereof; (ii) with respect to each LIBOR Portion, at the Adjusted Long Term Revolving Credit LIBOR, the Adjusted Short Term Revolving Credit LIBOR, or the Adjusted Term Loan LIBOR, on the last day of each LIBOR Interest Period as provided for in Subsection 2.4c (provided, however, if the LIBOR Interest Period chosen for a LIBOR Portion exceeds three (3) months, interest on that LIBOR Portion shall be due and payable on the day which is (A) three months after the first day of LIBOR Interest Period and (B) the last day of such LIBOR Interest Period); (iii) with respect to each Bid Rate Loan, at the Bid Rate on the last day of each Bid Rate Interest Period as provided for in Subsection 2.4c (provided, however, if the Bid Rate Interest Period chosen for a Bid Rate Loan exceeds ninety (90) days, interest on that Bid Rate Loan shall be due and payable every ninety (90) days during such Bid Rate Interest Period and on the last day of such Bid Rate Interest Period); (iv) with respect to each Swingline Loan at the Swingline Rate on the last day of the Swingline Loan Period; and (v) with respect to all such Portions, at the applicable interest rate (A) when due, whether at maturity of such Note, by acceleration or otherwise, and (B) after maturity, on demand until paid in full.

2.4b  INTEREST RATE OPTIONS FOR CERTAIN LOANS.

         (i) LONG TERM REVOLVING CREDIT LOANS. The unpaid principal amount of the Long Term Revolving Credit Loans shall bear interest, for each day until due, at one or more rates of interest selected by the Borrower from among the Options set forth below; it being understood that, subject to the provisions of this Agreement, the Borrower may select different Options to apply simultaneously to different Portions of the Long Term Revolving Credit Loans and may select different Interest Periods to apply simultaneously to different Portions of the LIBOR Portions of the Long Term Revolving Credit Loans.

                  (A) BASE RATE OPTION: A rate of interest per annum (computed upon the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed) equal to the Base Rate. The rate of interest per annum under the Base Rate Option shall be adjusted automatically, from time to time, upon each change in the Base Rate.

                  (B) LIBOR OPTION: A rate of interest per annum (computed on the basis of a year of 360 days and the actual number of days elapsed) equal to the sum of (x) the LIBOR PLUS (y) the Applicable Long Term Revolving Credit LIBOR Margin (the "Adjusted Long Term Revolving Credit LIBOR"). The Applicable Long Term Revolving Credit LIBOR Margin for each LIBOR Portion then outstanding shall be adjusted automatically, from time to time, effective upon each change in the Senior Ratings.

         (ii) SHORT TERM REVOLVING CREDIT LOANS. The unpaid principal amount of the Short Term Revolving Credit Loans shall bear interest, for each day until due, at one or more rates of interest selected by the Borrower from among the Options set forth below; it being understood that, subject to the provisions of this Agreement, the Borrower may select different Options to apply simultaneously to different Portions of the Short Term Revolving Credit Loans and may select different Interest Periods to apply simultaneously to different Portions of the LIBOR Portions of the Short Term Revolving Credit Loans.

                  (A) BASE RATE OPTION: A rate of interest per annum (computed upon the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed) equal to the Base Rate. The rate of interest per annum under the Base Rate Option shall be adjusted automatically, from time to time, upon each change in the Base Rate.

                  (B) LIBOR OPTION: A rate of interest per annum (computed on the basis of a year of 360 days and the actual number of days elapsed) equal to the sum of (A) the LIBOR PLUS (B) the Applicable Short Term Revolving Credit LIBOR Margin (the "Adjusted Short Term Revolving Credit LIBOR"). The

         Applicable Short Term Revolving Credit LIBOR Margin for each LIBOR Portion then outstanding shall be adjusted automatically, from time to time, effective upon each change in the Senior Ratings.

         (iii) TERM LOANS. The unpaid principal amount of the Term Loans shall bear interest, for each day until due, at one or more rates of interest selected by the Borrower from among the Options set forth below; it being understood that, subject to the provisions of this Agreement, the Borrower may select different Options to apply simultaneously to different Portions of the Term Loans and may select different Interest Periods to apply simultaneously to different Portions of the LIBOR Portions of the Term Loans.

                  (A) BASE RATE OPTION: A rate of interest per annum (computed upon the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed) equal to the Base Rate. The rate of interest per annum under the Base Rate Option shall be adjusted automatically, from time to time, upon each change in the Base Rate.

                  (B) LIBOR OPTION: A rate of interest per annum (computed on the basis of a year of 360 days and the actual number of days elapsed) equal to the sum of (A) the LIBOR PLUS (B) the Applicable Term Loan LIBOR Margin (the "Adjusted Term Loan LIBOR"). The Applicable Term Loan LIBOR Margin for each LIBOR Portion then outstanding shall be adjusted automatically, from time to time, effective upon each change in the Senior Ratings.

2.4c INTEREST PERIODS; LIMITATIONS ON ELECTIONS. At any time when the Borrower shall select, convert to or renew at the LIBOR Option with respect to all or any Portion of the outstanding Revolving Credit Loans or Term Loans or select, convert or renew a Bid Rate Loan to which the Bid Rate Margin applies, it shall fix one or more Interest Periods during which such Option(s) shall apply. All of the foregoing, however, is subject to the following:

         (i) any LIBOR Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next Business Day unless such Business Day falls in the succeeding calendar month in which case such LIBOR Interest Period shall end on the next preceding Business Day; and

         (ii) any LIBOR Interest Period which begins on the last day of a calendar month or on a day for which there is no numerically corresponding day in the subsequent calendar month during which such LIBOR Interest Period is to end shall end on the last Business Day of such subsequent month.

         In addition, elections by the Borrower of the LIBOR Option shall be subject to the following further limitations:

         (i) If a LIBOR Interest Period is elected with regard to amounts outstanding under the Long Term Revolving Credit Commitment and such Interest Period would end after the Long Term Revolving Credit Termination Date, such Interest Period shall end on the Long Term Revolving Credit Termination Date; and

         (ii) At no time may there be more than six (6) LIBOR Interest Periods in effect relating to Long Term Revolving Credit Loans; provided, however if a Base Rate Portion is outstanding there shall be not more than five (5) LIBOR Interest Periods in effect relating to Long Term Revolving Credit Loans; and

         (iii) If a LIBOR Interest Period is elected with regard to amounts outstanding under the Short Term Revolving Credit Commitment and such Interest Period would end after the Short Term Revolving Credit Termination Date, such Interest Period shall end on the Short Term Revolving Credit Termination Date; and

         (iv) At no time may there be more than six (6) LIBOR Interest Periods in effect relating to Short Term Revolving Credit Loans; provided, however if a Base Rate Portion is outstanding there shall be not more than five (5) LIBOR Interest Periods in effect relating to Short Term Revolving Credit Loans; and

         (v) If a LIBOR Interest Period is elected with regard to amounts outstanding under the Term Loan and such Interest Period would end after the Term Loan Maturity Date, such Interest Period shall end on the Term Loan Maturity Date; and

         (vi) At no time may there be more than three (3) LIBOR Interest Periods in effect relating to Term Loans; provided, however if a Base Rate Portion is outstanding there shall be not more than two (2) LIBOR Interest Periods in effect relating to Term Loans.

2.4d ELECTION, CONVERSION OR RENEWAL OF INTEREST RATE OPTIONS. Elections of or conversions to the Base Rate Option shall continue in effect until converted to the LIBOR Option as hereinafter provided. Elections of, conversions to or renewals of the LIBOR Option shall expire as to each LIBOR Portion at the expiration of the applicable Interest Period. Elections of Bid Rate Loans shall expire as to each such Bid Rate Loan at the end of the applicable Bid Rate Interest Period. Elections of Swingline Loans shall expire as to each such Swingline Loan at the end of the applicable Swingline Interest Period.

         At any time, with respect to any Base Rate Portion, or at the expiration of the applicable Interest Period, with respect to any LIBOR Portion, the Borrower (subject to Subsection 2.4c) may cause all or any part of the principal amount of such Portion to be converted to and/or (in the case of a LIBOR Portion) to be renewed under the LIBOR Option by notice to each of the Lenders as hereinafter provided. Such notice (i) shall be irrevocable; (ii) shall be given not later than 11:00 A.M. (eastern time) in the case of a conversion to or renewal of, either in whole or in part, the LIBOR Option on the third Business Day prior to the proposed effective date for the conversion or renewal; and (iii) shall set forth:

         (A) the effective date of such conversion or renewal, which shall be a Business Day;

         (B) the new LIBOR Interest Period(s) selected; and

         (C) with respect to each such Interest Period, the aggregate principal amount of the corresponding LIBOR Portion.

         At the expiration of each LIBOR Interest Period, any part (including the whole) of the principal amount of the corresponding LIBOR Portion as to which no notice of conversion or renewal has been received as provided above, shall automatically be converted to the Base Rate Option. At the expiration of each Bid Rate Interest Period or Swingline Interest Period, any part (including the whole) of the principal amount of the corresponding Bid Rate Loan or Swingline Loan, as applicable, as to which no notice of an invitation for bid has been received as provided in Section 2.2 or Section 2.3, as applicable, shall automatically be converted to Revolving Credit Loans under the Commitment to which each was allocated and such principal amount shall bear interest at the Base Rate Option.

2.4e NOTIFICATION OF ELECTION OF AN INTEREST RATE OPTION. The Borrower, by an Authorized Officer, shall notify the Agent of (i) each election or renewal of an Option and each conversion from one Option to another, (ii) the Portion of the Long Term Revolving Credit Loans, the Short Term Revolving Credit Loans or the Term Loans, as applicable, then outstanding to be allocated to each Option and
(iii) where relevant, the Interest Periods applicable to each Option, by communication as provided for in this Agreement. Any such communication may be oral or written and if oral, it shall be followed immediately by written confirmation of such Option election executed by an Authorized Officer.

2.4f DEFAULT INTEREST. After the occurrence of and during the continuance of an Event of Default and whether or not judgment has been entered against the Borrower on the Revolving Credit Notes or the Term Notes, all Base Rate Portions shall bear interest at a rate per annum which shall be two hundred (200) basis points (2%) per annum above the rate otherwise in effect under the Base Rate Option, such interest rate to change automatically from time to time, effective as of the effective date of each change in the Base Rate. After the occurrence of and during the continuance of an Event of Default and whether or not judgment has been entered against the Borrower on the Revolving Credit Notes, the Term Notes and the Bid Rate Notes, all such LIBOR Portions and Bid Rate Loans shall bear interest (i) until the end of the then current Interest Period, at a rate per annum which shall be two hundred (200) basis points (2%) per annum above the rate otherwise in effect under the LIBOR Option and the Bid Rate Option, as the case may be, and (ii) at the end of the then current Interest Period, and thereafter at the sum of (A) the Base Rate PLUS (B) two hundred (200) basis points (2%) per annum. After the occurrence of and during the continuance of an Event of Default whether or not judgment has been entered against the Borrower on the Swingline Notes, all Swingline Loans shall bear interest at the sum of
(A) the Base Rate plus (B) two hundred (200) basis points (2%) per annum.

2.5 YIELD-PROTECTION, CAPITAL ADEQUACY AND MISCELLANEOUS PROVISIONS RELATING TO LIBOR.

2.5a  YIELD PROTECTION. Notwithstanding other provisions of this Section 2.5:

         (i) If any Governmental Rule (including, without limitation, Regulation
D), or if any change therein on or after the date hereof, or in the interpretation thereof by any Governmental Authority charged with the administration thereof, shall:

               (A) subject any Lender to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind with respect to payments of principal or interest or other amounts due hereunder (other than any tax imposed or based upon the income of a Lender and payable to any Governmental Authority in the United States of America or any state thereof); or

               (B) change the basis of taxation of any Lender with respect to payments of principal or interest or other amounts due hereunder (other than any change which affects, and only to the extent that it affects, the taxation by the United States or any state thereof of the total net income of such Lender); or

               (C) impose, modify or deem applicable any reserve, special deposit or similar requirements against assets held by any Lender applicable to the Letters of Credit Outstanding or to the Commitment or Loans made hereunder (other than such requirements which are included in the determination of the applicable rate of interest hereunder); or

               (D) impose upon any Lender any other obligation or condition with respect to this Agreement,

and the result of any of the foregoing is to increase the cost to the affected Lender, reduce the income receivable by the affected Lender, reduce the rate of return on the affected Lender's capital, or impose any expenses upon the affected Lender, all with respect to any of the Commitments, the Loans or the Letters of Credit Outstanding (or any portion thereof) by an amount which the affected Lender reasonably deems material, and if the affected Lender is then demanding similar compensation for such occurrences from other borrowers who are similarly situated and who have a similar relationship with the affected Lender and from which the affected Lender has the right to demand such compensation, then and in any such case:

                    (1) the affected Lender shall promptly notify the Borrower of the happening of such event;

                    (2) the Borrower shall pay to the affected Lender, on demand, such amount as will compensate the affected Lender for such reduction in its rate of return; and

                    (3) the Borrower may pay the affected portion of the affected Lender's Commitments, Loans or interest in the Letters of Credit Outstanding in full without the payment of any additional amount, including prepayment penalties, other than amounts payable on account of the affected Lender's out-of-pocket losses (including funding loss, if any, as provided in Section 2.11) which are not otherwise provided for in subparagraph
(2) immediately above.

         (ii) A certificate as to the increased cost or reduced amount as a result of any event mentioned in this Subsection 2.5a shall be promptly submitted by the affected Lender to the Borrower in accordance with the provisions hereof. Such certificate shall be prima facie evidence as to the amount of such increased cost or reduced amount.

         (iii) Notwithstanding the foregoing provisions of this Section 2.5a, the Borrower shall not be required to indemnify a Lender for the imposition by the Agent of any federal income tax withholding in the event that such Lender fails to complete, execute and deliver to the Agent a Withholding Certificate (a defined under sec. 1.1441-1(c)(16) of the federal Income Tax Regulations).

2.5b CAPITAL ADEQUACY. If, after the date hereof, (i) any adoption of or any change in or in the interpretation of any Governmental Rule, or (ii) compliance with any Governmental Rule of any Governmental Authority exercising control over banks or financial institutions generally or any court of competent jurisdiction, requires that the Commitment (including, without limitation, obligations in respect of any Revolving Credit Loans, Bid Rate Loans, Swingline Loans or Letters of Credit Outstanding) hereunder be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by any Lender or any corporation controlling any Lender (a "Capital Adequacy Event"), the result of which is to reduce the rate of return on a Lender's capital as a consequence of its Commitment to a level below that which the affected Lender could have achieved but for such Capital Adequacy Event, taking into consideration the Lender's policies with respect to capital adequacy, by an amount which the affected Lender reasonably deems to be material, the affected Lender shall promptly deliver to the Borrower a statement of the amount necessary to compensate the affected Lender or the reduction in the rate of return on its capital attributable to its Commitment (the "Capital Compensation Amount"). The affected Lender shall determine the Capital Compensation Amount in good faith, using reasonable attribution and averaging methods. Each affected Lender shall from time to time notify the Borrower of the amount so determined. Each such notification shall be prima facie evidence of the amount of the Capital Compensation Amount set forth therein, and such Capital Compensation Amount shall be due and payable by the Borrower to the affected Lender thirty (30) days after such notice is given. As soon as practicable after any Capital Adequacy Event, the affected Lender shall submit to the Borrower estimates of the Capital Compensation Amounts that would be payable as a function of the affected Lender's Commitment hereunder. Notwithstanding the foregoing, however, no Lender shall demand Capital Compensation Amounts hereunder unless it is demanding similar compensation from other borrowers who are similarly situated and who have a similar relationship with such Lender and from which such Lender has the right to demand such compensation.

2.5c LIBOR UNASCERTAINABLE. If, on any date on which the Adjusted Long Term Revolving Credit LIBOR, the Adjusted Short Term Revolving Credit LIBOR or the Adjusted Term Loan LIBOR would otherwise be set, the Agent reasonably shall have determined (which determination shall be final and conclusive) that by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining the LIBOR, the Agent shall give prompt notice of such determination to the Borrower and the Lenders and, until the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such determination no longer exist, the right of the Borrower to borrow under, convert to or renew the LIBOR Option shall be suspended. Any notice of borrowing under, conversion to or renewal of the LIBOR Option which was to become effective during the period of such suspension shall be treated as a request to borrow under, convert to or renew at the Base Rate Option with respect to the principal amount therein specified.

2.5d ILLEGALITY. If a Lender shall determine in good faith (which determination shall be final and conclusive) that compliance by such Lender with any applicable law, treaty or other Governmental Rule, (whether or not having the force of law), or the interpretation or application thereof by any Governmental Authority, has made it unlawful for such Lender to make or maintain the Revolving Credit Loans or the Term Loans under the LIBOR Option or Bid Rate Loans to which the Bid Rate Margin applies (including but not limited to acquiring Eurodollar liabilities to fund such Loans), such Lender shall give notice of such determination to the Borrower and the other Lenders. Notwithstanding any provision of this Agreement to the contrary, unless and until the affected Lender shall have given notice to the Borrower and the other Lenders that the circumstances giving rise to such determination no longer apply:

         (i) with respect to any Interest Periods thereafter commencing, interest on the Revolving Credit Loans or Term Loans bearing interest at the Adjusted Long Term Revolving Credit LIBOR, the Adjusted Short Term Revolving Credit LIBOR or the Adjusted Term Loan LIBOR, as applicable, (in any such case whichever one or more have been determined by the affected Lender to be unlawful) shall, unless the Borrower shall have selected a different Option which is then available, be computed and payable under the Base Rate Option; and

         (ii) on such date, if any, as shall be required by law, any Loans bearing interest at the Adjusted Long Term Revolving Credit LIBOR, the Adjusted Short Term Revolving Credit LIBOR, the Adjusted Term Loan LIBOR or any Bid Rate Loan to which the Bid Rate Margin applies then outstanding shall be automatically converted to the Base Rate Option, and the Borrower shall pay to the affected Lender the accrued and unpaid interest on such Loans to (but not including) the date of such conversion at the applicable interest rate or rates in effect for such Loans prior to such conversion.

2.6   FEES.

2.6a LONG TERM REVOLVING CREDIT FACILITY. The Borrower agrees to pay to the Lenders, on a pro rata basis, beginning on March 31, 2002, and continuing quarterly in arrears thereafter on the last day of each December, March, June and September during the term hereof to and including the Long Term Revolving Credit Termination Date, a Long Term Revolving Credit Facility Fee calculated at the applicable Long Term Revolving Credit Facility Fee Percentage, on the daily (computed at the opening of business) average amount of the Long Term Revolving Credit Commitment for the quarter then ending; PROVIDED, however, the first payment under this Subsection 2.6a shall be for the actual number of days elapsed from and including the Closing Date to and including March 31, 2002, and the last payment under this

Subsection 2.6a shall be only for the actual number of days elapsed from the last quarterly payment date to and including the Long Term Revolving Credit Termination Date. The applicable Long Term Revolving Credit Facility Fee Percentage shall be adjusted automatically, from time to time, effective upon each change in the Senior Ratings.

2.6b SHORT TERM REVOLVING CREDIT FACILITY. The Borrower agrees to pay to the Lenders, on a pro rata basis, beginning on March 31, 2002, and continuing quarterly in arrears thereafter on the last day of each December, March, June and September during the term hereof to and including the Short Term Revolving Credit Termination Date, a Short Term Revolving Credit Facility Fee calculated at the applicable Short Term Revolving Credit Facility Fee Percentage, on the daily (computed at the opening of business) average amount of the Short Term Revolving Credit Commitment for the quarter then ending; PROVIDED, however, the first payment under this Subsection 2.6b shall be for the actual number of days elapsed from and including the Closing Date to and including March 31, 2002, and the last payment under this Subsection 2.6b shall be only for the actual number of days elapsed from the last quarterly payment date to and including the Short Term Revolving Credit Termination Date. The applicable Short Term Revolving Credit Facility Fee Percentage shall be adjusted automatically, from time to time, effective upon each change in the Senior Ratings.

2.6c UTILIZATION FEE. The Borrower agrees to pay to the Agent for the pro rata benefit of all of the Lenders a fee (the "Utilization Fee") (i) equal to 0.125% per annum on the aggregate amount of the sum of all outstanding Revolving Credit Loans, Bid Rate Loans, Swingline Loans, plus Letters of Credit Outstanding (computed on the basis of the actual number of days elapsed using a year of 360 days) for each date that the aggregate amount of the sum of all outstanding Revolving Credit Loans, Bid Rate Loans, Swingline Loans, plus Letters of Credit Outstanding exceeds an amount equal to thirty-three percent (33%) of the Commitments, but is less than sixty-six percent (66%) of the Commitments, and
(ii) equal to 0.25% per annum on the aggregate amount of the sum of all outstanding Revolving Credit Loans, Bid Rate Loans, Swingline Loans, plus Letters of Credit Outstanding (computed on the basis of the actual number of days elapsed using a year of 360 days) for each date that the aggregate amount of the sum of all outstanding Revolving Credit Loans, Bid Rate Loans, Swingline Loans, plus Letters of Credit Outstanding exceeds an amount equal to sixty-six percent (66%) of the Commitments. The Utilization Fee shall be payable quarterly in arrears on the last day of each September, December, March and June during the term hereof and on the Long Term Revolving Credit Termination Date, with the first such payment due March 31, 2002 and shall be calculated for the period from and including the Closing Date to but excluding March 31, 2002.

2.6d AGENT'S FEE. The Borrower shall pay to the Agent for its own account the Agent's Fee in the amounts and at such times as set forth in the Agent's Letter. The Agent's Fee shall be retained by the Agent for its own account.

2.6e CLOSING FEE. The Borrower agrees to pay to the Agent, on behalf of each Lender, on the Closing Date, the Closing Fee payable to each such Lender.

2.6f LETTER OF CREDIT FEE AND FRONTING FEE. The Borrower shall pay to the Agent, from time to time, for the benefit of the Lenders, the Letter of Credit Fee as set forth in

Subsection 2.16b. The Borrower shall pay to the Agent, from time to time, for its sole account, the Fronting Fee as set forth in Subsection 2.16b.

2.7 CALCULATION OF INTEREST AND CERTAIN FEES. The calculation of the amount of interest due and owing to each Lender shall be made by each Lender and shall be evidenced by such Lender posting the amount of interest due under such Lender's Revolving Credit Loans, Term Loans, Bid Rate Loans, Swingline Loans and Letter of Credit Borrowings to the Loan Account established by such Lender pursuant to
Section 2.13. The Facility Fees and the Utilization Fees shall be calculated on the basis of a 360 day year and actual number of days elapsed. The calculation of the amount of the Facility Fees due and owing to each Lender shall be made by each Lender and shall be evidenced by posting such amount due under the Loan Account established by such Lender pursuant to Section 2.13. The calculation of the amount of the Utilization Fees due and owing to each Lender shall be made by the Agent with notice thereof to each of the Lenders and shall be evidenced by posting such amount due under the Loan Account established by each Lender pursuant to Section 2.13. The calculation of the amount of the Letter of Credit Fees due and owing to each Lender shall be made by the Agent with notice thereof to each of the Lenders and shall be evidenced by posting such amount due under the Loan Account established by each Lender pursuant to Section 2.13. The calculation of the amount of the Fronting Fees due and owing to the Agent shall be made by the Agent with notice thereof to the Borrower and shall be evidenced by posting such amount due under the Loan Account established by the Agent pursuant to Section 2.13.

2.8  EXTENSION OF SHORT TERM REVOLVING CREDIT TERMINATION DATE.

2.8a REQUESTS; APPROVAL BY ALL LENDERS OR SUPERMAJORITY LENDERS; OPTIONAL CONVERSION TO TERM LOANS FOR NON-AGREEING LENDERS.

         (i) No earlier than forty-five (45) days and no later than thirty (30) days prior to the then applicable Short Term Revolving Credit Termination Date, the Borrower may request a 364-day extension of the Short Term Revolving Credit Termination Date by written notice to the Agent. Agent shall promptly notify the Lenders of such request. No later than twenty (20) days prior to the then applicable Short Term Revolving Credit Termination Date, each Lender shall respond to the Agent in writing as to whether or not it agrees to the Borrower's request for such extension; provided, however, that the failure of any Lender to respond with such time period shall not in any manner constitute an agreement by such Lenders to extend the Short Term Revolving Credit Termination Date and shall be deemed a notice of an election not to extend the then applicable Short Term Revolving Credit Termination Date.

         (ii) If all Lenders elect in writing to extend the then applicable Short Term Revolving Credit Termination Date, the Agent shall so notify the Lenders and the Borrower promptly, that such Short Term Revolving Credit Termination Date shall be extended for an additional period of 364 days. Borrower hereby agrees to execute such amendments and modifications to the Loan Documents, prior to the extension of the Short Term Revolving Credit Termination Date, as Agent shall reasonably request to evidence and govern the extension of such date.

         (iii) In the event that Lenders with at least seventy-five percent (75%) of the Short Term Revolving Credit Commitments (the "Supermajority Lenders"), but less than all of the Lenders, shall agree in writing to an extension of the Short Term Revolving Credit Termination Date in accordance with this Section 2.8a(iii), the Agent shall so notify the Lenders and the Borrower promptly, but in no event earlier than twenty (20) days prior to the then applicable Short Term Revolving Credit Termination Date, and: (i) the Short Term Revolving Credit Commitments of those Lenders not agreeing in writing to an extension of the Short Term Revolving Credit Termination Date (the "Non-Agreeing Lenders") shall be terminated on the Short Term Revolving Credit Termination Date (without giving effect to the extension thereof) and all Short Term Revolving Credit Loans owing to the Non-Agreeing Lenders together with all interest thereon and costs and expenses related thereto shall be due and payable on such Short Term Revolving Credit Termination Date except to the extent that
(A) the Borrower shall substitute for such Non-Agreeing Lender another financial institution pursuant to a duly executed Assignment and Assumption Agreement and in accordance with the terms and conditions of Section 9.6 (except that such financial institution may be assigned only the Short Term Revolving Credit Loan and Short Term Revolving Credit Commitment of such Non-Agreeing Lender), or (B) the Borrower has elected, by written notice received by the Agent no later than ten (10) days prior to the Short Term Revolving Credit Termination Date, to convert all or any portion of the Short Term Revolving Credit Loans of the Non-Agreeing Lenders to Term Loans in accordance with Section 2.1Bg and, to the extent that the less than the full aggregate amount of Short Term Revolving Credit Loans of the Lender are to be so converted, then the Borrower shall convert each and every Non-Agreeing Lender's Short Term Revolving Credit Loans on a PRO RATA basis, (ii) the Short Term Revolving Credit Commitments of the Lenders agreeing to an extension of the Short Term Revolving Credit Termination Date (the "Agreeing Lenders") shall be extended for an additional period of 364 days, and (iii) none of the Agreeing Lenders shall be required to increase its Short Term Revolving Credit Commitment. The Borrower hereby agrees to execute such amendments and modifications to the Loan Documents, prior to any extension of the Short Term Revolving Credit Termination Date, as Agent shall reasonably request to evidence and govern the extension of such date and the Term Loans, if any, arising under this Section 2.8.

2.8b FAILURE OF SUPERMAJORITY LENDERS TO EXTEND; OPTIONAL CONVERSION TO TERM LOAN. In the event that less than the Supermajority Lenders shall agree to an extension of the Short Term Revolving Credit Termination Date in accordance with
Section 2.8a (iii), the Agent shall promptly so notify the Borrower and the Lenders, the Short Revolving Credit Commitments shall be terminated on the Short Term Revolving Credit Termination Date, and all Short Term Revolving Credit Loans, together with all interest thereon and costs and expenses related thereto, shall be due and payable on the Short Term Revolving Credit Termination Date, unless the Borrower has elected, by written notice received by the Agent no later than ten (10) days prior to the Short Term Revolving Credit Termination Date (which notice Agent shall promptly forward to the Lenders), to convert all or a portion of the Short Term Revolving Credit Loans outstanding on the Short Term Revolving Credit Termination Date to Term Loans in accordance with Section 2.1Bg. Term Loans advanced pursuant to this Section 2.8b shall be allocated pro rata among the Lenders based upon their respective Short Term Revolving Credit Commitment Percentage. Any failure of the Agent or any Lender to notify any party hereto that the Short Term Revolving

Credit Termination Date will not be extended shall not constitute a commitment or agreement of any nature to extend such date.

2.9 SUBSTITUTION OR REPLACEMENT OF A LENDER. The Borrower shall have the right (provided that at such time, no Event of Default and no Potential Default has occurred and is continuing), in its sole discretion, to either:

         (i) repay, (A) at any time if either no Loans are outstanding or if Loans bearing interest under the Base Rate Option are the only Loans outstanding, (B) subject to Section 2.11, upon three (3) days prior notice if the Loans outstanding include Revolving Credit Loans bearing interest under the LIBOR Option, the Bid Rate Loans or the Swingline Loans, the outstanding Loans of a Lender described in clause (x) or (y) of this Section 2.9 in whole, together with interest thereon and any other amount due such a Lender pursuant to the terms of this Agreement, and to terminate the Commitment of such a Lender; or

         (ii) seek a substitute lending institution or institutions (which may be one or more of the other Lenders) to purchase the Notes and assume the Loans, the Commitment and the other obligations of such a Lender under this Agreement, if any of the following conditions occur:

         (x) the obligation of a Lender to make Revolving Credit Loans which bear or are to bear interest under the LIBOR Option has been suspended pursuant to Subsection 2.5d; or

         (y) a Lender has responded negatively to a request for extension of the Short Term Revolving Credit Termination Date pursuant to Section 2.8.

         Any proposed substitute lending institution, which is not a Lender prior to the Borrower's selection thereof, must be acceptable to the Agent, whose consent shall not be unreasonably withheld, and the existing Lenders shall be given an option to increase these respective Commitments before any outside lending institution may purchase the Notes and assume the Loans, Commitments and other obligations of the Lender the subject of clauses (x) or (y) of this
Section 2.9.

2.10 LOAN REPAYMENT. Each repayment of the Loans shall be in the minimum amount of $1,000,000, in the aggregate, or an integral multiple thereof (other than the Swingline Loans which shall be in the minimum amount of $10,000 and the Bid Rate Loans which shall be in the minimum amount of $5,000,000 or integral multiples of $1,000,000 for amounts in excess of $5,000,000), or such lesser amount as is actually outstanding thereunder. The Borrower, upon (i) oral or written notice to Agent by 11:00 A.M. (eastern time) on the day of the proposed repayment, in the case of Revolving Credit Loans or Term Loans bearing interest at the Base Rate or the Swingline Loans or (ii) three (3) Business Days' prior oral or written notice to the Agent, in the case of Bid Rate Loans or Revolving Credit Loans or Term Loans bearing interest at the Adjusted Long Term Revolving Credit LIBOR, the Adjusted Short Term Revolving Credit LIBOR or the Adjusted Term Loan LIBOR, followed immediately thereafter by the Borrower's written confirmation to the Agent of any oral notice, may repay the outstanding amount of the

Loans in whole or in part with accrued interest, fees, additional payments due pursuant to Section 2.11 hereof, if any, and other amounts then due and payable on the amount repaid to the date of such repayment. The Borrower may repay any Portion of the Revolving Credit Loans bearing interest at the Base Rate or the Swingline Loans without premium or penalty. All prepayments of the Bid Rate Loans or Revolving Credit Loans or Term Loans bearing interest at the LIBOR Option are subject to the terms of Section 2.11 hereof.

         In the event that principal payments are received on a day on which principal payments are due on Revolving Credit Loans, Term Loans, Bid Rate Loans and Swingline Loans the principal payments shall be applied: first, to repay in full outstanding Swingline Loans, if any; second, to repay in full the principal amount of the Revolving Credit Loans and Term Loans then due and payable, if any; and third, to repay in full the principal amount of the Bid Rate Loans then due and payable, if any.

         Any repayment of the Long Term Revolving Credit Loans shall increase, by the amount of that repayment, the unborrowed balance of the Long Term Revolving Credit Commitment; it being contemplated that the Borrower may repay and reborrow from time-to-time under the Long Term Revolving Credit Commitment until the Long Term Revolving Credit Termination Date. Any repayment of the Short Term Revolving Credit Loans shall increase, by the amount of that repayment, the unborrowed balance of the Short Term Revolving Credit Commitment; it being contemplated that the Borrower may repay and reborrow from time-to-time under the Short Term Revolving Credit Commitment until the Short Term Revolving Credit Termination Date.

2.11 ADDITIONAL PAYMENTS BY THE BORROWER. If (i) the Borrower shall fail to make any payment due hereunder on the due date thereof, (ii) the Borrower shall make a payment, prepayment or conversion of any LIBOR Portion of the Revolving Credit Loans or the Term Loans or any Bid Rate Loan on a day other than the last day of the applicable Interest Period, (iii) the Borrower shall convert any Portion to the Base Rate Option from another Option pursuant to Subsection 2.5d on a day other than the last day of the relevant Interest Period, or (iv) the Borrower shall fail on the date specified therefor to consummate any borrowing, conversion or renewal after giving a request for a Disbursement or notice of conversion or renewal or Notice of Bid Rate Borrowing, and, as a result of any such action or inaction, a Lender reasonably incurs any losses and expenses which it would not have incurred but for such action or inaction, the Borrower shall pay such additional amounts as will compensate the affected Lender for such losses and expenses, including the cost of reemployment of any funds prepaid at rates lower than the cost to the affected Lender of such funds. Such losses and expenses, which the affected Lender shall exercise reasonable efforts to minimize, shall be specified in writing (setting forth, in reasonable detail, the basis of calculation) to the Borrower by the affected Lender, which writing shall be prima facie evidence of the amounts set forth therein, and such amounts shall be payable within thirty (30) days of demand therefor.

2.12 VOLUNTARY REDUCTION OF AVAILABILITY. At any time and from time to time upon no less than three (3) Business Days prior written notice to the Agent, the Borrower may terminate, in whole or in part, without penalty, the then unused portion of the Commitments, thereby causing a corresponding abatement of the applicable Facility Fee. Each such reduction shall be in a minimum principal amount of $10,000,000 or in integral multiples thereof. The applicable Facility Fee shall cease to accrue with respect to any unused portion of the commitments so terminated on either (i) the date five (5) Business Days after receipt of such notice or (ii) the date so designated in the written notice if such written notice is given to the Agent more than five (5) Business Days prior to the effective date of such termination. Notice of termination once given shall be irrevocable and the portion of the Commitments so terminated shall not be available for borrowing once such notice has been given under the terms hereof. The Agent shall promptly notify each Lender of its pro rata share of such terminated unused portion and the date of each such termination. On the effective date for the reduction of the Long Term Revolving Credit Commitment, the sum of (i) Letters of Credit Outstanding, PLUS (ii) Long Term Revolving Credit Loans outstanding hereunder, PLUS (iii) Bid Rate Loans and Swingline Loans outstanding hereunder and allocated to the Long Term Revolving Credit Commitment may not exceed the Long Term Revolving Credit Commitment as so reduced. On the effective date for the reduction of the Short Term Revolving Credit Commitment, the sum of (i) the Short Term Revolving Credit Loans outstanding hereunder, PLUS (ii) Bid Rate Loans and Swingline Loans outstanding hereunder and allocated to the Short Term Revolving Credit Commitment may not exceed the Short Term Revolving Credit Commitment as so reduced.

2.13 LOAN ACCOUNT. Each Lender and the Agent shall open and maintain on its books a Loan Account in the name of the Borrower with respect to Disbursements made, the Letters of Credit Outstanding, repayments, prepayments, conversion to Term Loans, the computation and payment of interest and the Fees and the computation of other amounts due and sums paid and payable to such Lender or Agent pursuant to this Article II. Such Loan Account shall be prima facie evidence as to the amount at any time due to such Lender or Agent from the Borrower pursuant to this Article II; PROVIDED, however, that the failure of a Lender to make notations, or to make accurate notations, on its Loan Account including without limitation notations with respect to interest and Fees shall not limit, expand or otherwise affect any obligations of the Borrower hereunder.

2.14 PAYMENT FROM ACCOUNTS MAINTAINED BY BORROWER. In the event that any payment of principal, interest, Reimbursement Obligation, Letter of Credit Borrowing, Fee or any other amount due to the Lenders or the Agent under the Agreement, the Notes or the other Loan Documents is not paid when due, the Agent is hereby authorized to effect such payment by debiting any demand deposit account of the Borrower maintained with the Agent (excluding however any special purpose fiduciary accounts, which are designated as such at the time of their creation, and mandated by applicable statutes, regulations or rules) and distributing such payment to the party to whom such amounts are due. This right of debiting accounts of the Borrower is in addition to any right of set-off accorded the Lenders or the Agent hereunder or by operation of law.

2.15 TIME, PLACE AND MANNER OF PAYMENTS. All payments to be made by the Borrower under the Notes (other than those provided for in Sections 2.5 and 2.11 hereof), and of all fees and any other amounts due hereunder shall be made at the principal office of the Agent. The Agent will promptly pay each such payment received to each Lender or its order. All payments due a Lender by reason of Sections 2.5 or 2.11 hereof shall be paid at the principal office of the Lender which invoices the Borrower for such payment. All payments to be made by the Borrower under this Agreement shall be paid in immediately available funds no later than 12:00 Noon (eastern time) on the date such payment is due. Notwithstanding anything herein to the contrary, (i) the Agent's Fee, (ii) the Fronting Fee, and (iii) any interest paid with respect to any Loan or any unreimbursed draw on the Letter of Credit to the extent a Lender has not been required to honor or has not honored its funding obligation with respect thereto shall be solely for the account of the Agent.

2.16   LETTER OF CREDIT SUB-FACILITY.

2.16a ISSUANCE OF LETTERS OF CREDIT. The Borrower may request the issuance of a letter of credit (each a "Letter of Credit") by delivering to the Agent a completed application and agreement for letters of credit in such form as the Agent may specify from time to time by no later than 10:00 A.M., Pittsburgh, Pennsylvania time, at least five (5) business Days, or such shorter period as may be agreed to by the Agent, in advance of the proposed date of issuance. Each Letter of Credit shall be denominated in Dollars. Subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.16, the Agent will issue a Letter of Credit provided that each Letter of Credit shall (A) have a maximum maturity of one year from the date of issuance, and (B) in no event expire later than ten (10) Business Days prior to the Long Term Revolving Credit Termination Date and providing that in no event shall the aggregate amount of Letters of Credit Outstanding exceed, at any one time, $50,000,000. The amount of Letters of Credit Outstanding at any time shall reduce the maximum amount otherwise available for Long Term Revolving Credit Loans under the Long Term Revolving Credit Commitments. No Letters of Credit may be issued hereunder to the extent that such issuance would cause the sum of (i) the Letters of Credit Outstanding PLUS (ii) the aggregate amount of Long Term Revolving Credit Loans outstanding to exceed the aggregate amount of Long Term Revolving Credit Commitments then in effect.

2.16b LETTER OF CREDIT FEES. The Borrower shall pay to the Agent for the ratable account of the Lenders a fee (the "Letter of Credit Fee") equal to the Applicable Long Term Revolving Credit LIBOR Margin for Long Term Revolving Credit Loans (computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the daily average amount of the Letters of Credit Outstanding and shall be payable quarterly in arrears commencing with the last Business Day of each March, June, September and December following issuance of each Letter of Credit. The Borrower shall also pay to the Agent for the Agent's sole account (i) one-eighth of one percent (.125%) per annum of the amount of any Letters of Credit Outstanding (the "Fronting Fee") quarterly in arrears, and (ii) as incurred the Agent's then current customary fees and administrative expenses payable with respect to the Letters of Credit as the Agent may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

2.16c LETTER OF CREDIT FEES UPON DEFAULT. (A) Upon the occurrence of an Event of Default, and during the continuance of such Event of Default, upon notice from the Agent (acting upon the instructions of the Required Lenders) to the Borrower, or (B) upon the acceleration of the Bank Indebtedness for any reason hereunder, the Letter of Credit Fee shall be automatically increased by two hundred (200) basis points (2%) per annum in excess of the applicable Letter of Credit Fee then in effect.

2.16d  DISBURSEMENTS, REIMBURSEMENT.

         (A) Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Agent a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender's Long Term Revolving Credit Commitment Percentage of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

         (B) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Agent will promptly notify the Borrower of the amount of such drawing and the date such payment shall be made. The Borrower shall reimburse (such obligation to reimburse the Agent shall sometimes be referred to as a "Reimbursement Obligation") the Agent for any amount paid by the Agent under any Letter of Credit (each such date of a payment by the Agent under a Letter of Credit, a "Drawing Date") in an amount equal to the amount so paid by the Agent. If the Agent gives the Borrower notice of the presentation of, and payment date of, a drawing under a Letter of Credit at or before 11:00 A.M., Pittsburgh, Pennsylvania time, on the Drawing Date, such Reimbursement Obligation shall be paid prior to 3:00 P.M., Pittsburgh, Pennsylvania time, on such Drawing Date; and if the Agent gives the Borrower notice of the presentation of, and payment date of, a drawing under a Letter of Credit after 11:00 A.M., Pittsburgh, Pennsylvania time, on a Drawing Date, such Reimbursement Obligation shall be paid prior to 12:00 noon, Pittsburgh, Pennsylvania time, on the Business Day following the Drawing Date. In the event the Borrower fails to reimburse the Agent for the full amount of any drawing under any Letter of Credit by 12:00 noon, Pittsburgh, Pennsylvania time, on the date the payment of such Reimbursement Obligation is due hereunder, the Agent will promptly notify each Lender thereof, and the Borrower shall be deemed to have requested that Long Term Revolving Credit Loans be made by the Lenders under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Long Term Revolving Credit Commitments (without giving effect to outstanding Letters of Credit) and subject to the conditions set forth in Section 6.1 other than any notice requirements. Any notice given by the Agent pursuant to this Subsection 2.16d(B) may be oral if immediately confirmed in writing; PROVIDED that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

         (C) Each Lender shall upon any notice pursuant to Subsection 2.16d(B) make available to the Agent an amount in immediately available funds equal to its Long Term Revolving Credit Commitment Percentage of the amount of the drawing, whereupon the participating Lenders shall (subject to Subsection 2.16d(D)) each be deemed to have made a Long Term Revolving Credit Loan under the Base Rate Option to the Borrower in that amount. If any Lender so notified fails to make available to the Agent for the account of the Agent the amount of such Lender's Long Term Revolving Credit Commitment Percentage of such amount by no later than 2:00 P.M., Pittsburgh, Pennsylvania time on the Drawing Date, then interest shall accrue on such Lender's obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds

Effective Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Long Term Revolving Credit Loans under the Base Rate Option on and after the fourth day following the Drawing Date. The Agent will promptly give notice of the occurrence of the Drawing Date to each Lender, but failure of the Agent to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Subsection 2.16d(C).

         (D) With respect to any unreimbursed drawing that is not converted into Long Term Revolving Credit Loans under the Base Rate Option to the Borrower in whole or in part as contemplated by Subsection 2.16d(B), because of the timing of notice to the Borrower of the applicable Reimbursement Obligation or the Borrower's failure to satisfy the conditions set forth in Section 6.1 other than any notice requirements or for any other reason, the Borrower shall be deemed to have incurred from the Agent a Letter of Credit Borrowing in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Long Term Revolving Credit Loans under the Base Rate Option as adjusted to reflect the default rate provisions set forth in Subsection 2.4f. Each Lender's payment to the Agent pursuant to Subsection 2.16d(C) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute an LC Participation Advance from such Lender in satisfaction of its participation obligation under this Subsection 2.16d. The provisions of this Subsection (D) are solely for the benefit of the Agent, as issuer of the Letters of Credit, and shall not be deemed to excuse, waive or consent to an Event of Default under Section 7.1 arising from an unreimbursed drawing giving rise to an LC Participation Advance.

2.16e  REPAYMENT OF LC PARTICIPATION ADVANCES.

         (A) Upon (and only upon) receipt by the Agent for its account of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Agent under the Letter of Credit with respect to which any Lender has made a LC Participation Advance to the Agent, or (ii) in payment of interest on such a payment made by the Agent under such a Letter of Credit, the Agent will pay to each Lender, in the same funds as those received by the Agent, the amount of such Bank's Long Term Revolving Credit Commitment Percentage of such funds, except the Agent shall retain the amount of the Long Term Revolving Credit Commitment Percentage of such funds of any Lender that did not make an LC Participation Advance in respect of such payment by Agent.

         (B) If the Agent is required at any time to return to the Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any proceeding described in Section 7.3, any portion of the payments made by the Borrower to the Agent pursuant to Subsection 2.16d(B) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Agent, forthwith return to the Agent the amount of its Long Term Revolving Credit Commitment Percentage of any amounts so returned by the Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

2.16f DOCUMENTATION. The Borrower agrees to be bound by the terms of the Agent's application and agreement for letters of credit and the Agent's written regulations and customary practices relating to letters of credit, though such interpretation may be different from the Borrower's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Agent shall not be liable for any error and/or mistakes, whether of omission or commission, in following the Borrower's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.16g DETERMINATIONS TO HONOR DRAWING REQUESTS. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

2.16h NATURE OF PARTICIPATION AND REIMBURSEMENT OBLIGATIONS. Each Lender's obligation in accordance with this Agreement to make the Long Term Revolving Credit Loans or Participation Advances, as contemplated by Subsection 2.16d, as a result of a drawing under an LC Letter of Credit, and the obligation of the Borrower to reimburse the Agent upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.16 under all circumstances, including the following circumstances:

                  (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Agent, the Borrower or any other Person for any reason whatsoever;

                  (ii) the failure of the Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in this Agreement for the making of a Long Term Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make LC Participation Advances under Subsection 2.16d; provided, however the aggregate amount thereof shall in no event exceed the unutilized Long Term Revolving Credit Commitments;

                  (iii) any lack of validity or enforceability of any Letter of Credit;

                  (iv) the existence of any claim, set-off, defense or other right which the Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Agent or any Lender or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower and the beneficiary for which any Letter of Credit was procured);

                  (v) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect even if the Agent has been notified thereof;

                  (vi) payment by the Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                  (vii) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower;

                  (viii) any breach of this Agreement or any other Loan Document by any party thereto;

                  (ix) the occurrence or continuance of any proceeding described in Section 7.3 with respect to the Borrower;

                  (x) the fact that an Event of Default shall have occurred and be continuing;

                  (xi) the fact that the Long Term Revolving Credit Termination Date shall have passed or this Agreement or the Long Term Revolving Credit Commitments hereunder shall have been terminated; and

                  (xii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.16i INDEMNITY. In addition to amounts payable as provided in Section 9.15, the Borrower hereby agrees to protect, indemnify, pay and save harmless the Agent from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Agent may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, other than as a result of (A) gross negligence or willful misconduct of the Agent as determined by a final judgment of a court of competent jurisdiction or (B) subject to the following clause
(ii), the wrongful dishonor by the Agent of a proper demand for payment made under any Letter of Credit, or (ii) the failure of the Agent to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called "Governmental Acts").

2.16j LIABILITY FOR ACTS AND OMISSIONS. As between the Borrower and the Agent, the Borrower assumes all risks of the acts and omission of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Agent shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
(ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit so long as the documents presented in connection with such draw appear on their face to substantially comply with the terms and conditions of the relevant Letter of Credit; (iv) any claim of the Borrower against any beneficiary of any such Letter of Credit, or any transferee of such Letter of Credit, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any such transferee; (v) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(vi) errors in interpretation of technical terms; (vii) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (viii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (ix) any consequences arising from causes beyond the control of the Agent, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Agent's rights or powers hereunder. Nothing in the preceding sentence shall relieve the Agent from liability for the Agent's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence.

2.16k UNIFORM CUSTOMS. Except and to the extent inconsistent with the specific provisions hereof, this Agreement, each Letter of Credit hereunder and all transactions in connection therewith shall be interpreted, construed and enforced according to: (i) the "Uniform Customs and Practice for Documentary Credits" (1993 Revision), International Chamber of Commerce Publication No. 500 or the "International Standby Practices 1998", International Chamber of Commerce Publication No. 590, as applicable, and in each case subsequent revisions thereof, which shall supersede inconsistent provisions of applicable law to the extent not prohibited by applicable law and (ii) the laws of the jurisdiction in which the office of the Agent is located for purposes of issuing Letters of Credit hereunder including, without limitation, the Uniform Commercial Code, and excluding conflict of laws rules.

2.16l CONDITIONS PRECEDENT TO ISSUANCE OF LETTERS OF CREDIT. The obligation of the Agent to issue, or amend, any Letters of Credit hereunder is subject to the satisfaction of each of the following conditions precedent:

                  (i) The Borrower shall have performed and complied, in all material respects, with all agreements and conditions herein required to be performed or complied with by it prior to any issuance of, or amendment of, a Letter of Credit and, at the time of such issuance of, or amendment of, a Letter of Credit, no Potential Default or Event of Default shall exist.

                  (ii) The representations and warranties contained in Article III hereof shall be correct in all material respects (A) when made and
         (B) at the time of each issuance of, or amendment of, a Letter of Credit except for such representations and warranties which relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects as of such date); PROVIDED, however, that for purposes of clause (B) of this Subsection 2.16l, the representations and warranties contained in Section 3.6 shall be deemed updated if, and to the extent that, an action, suit, investigation, litigation or governmental investigation is set forth in any Form 10-K or 10-Q filed by the Borrower in respect of any period subsequent to the date hereof or in any Form 8-K filed by the Borrower subsequent to the date hereof.

                  (iii) The Borrower shall have complied with the requirements of this Section 2.16l with respect to the requested Letter of Credit or amendment thereto.

Each request for a Letter of Credit or amendment thereto shall constitute, as at the time made, a representation and warranty by the Borrower that the matters set forth in clause (i) and (ii) of this Subsections 2.16l are true and correct.


ARTICLE III.   REPRESENTATIONS AND WARRANTIES.

               To induce the Lenders and the Agent to enter into this Agreement and to make the Loans and issue the Letters of Credit herein provided for, the Borrower warrants to the Lenders and the Agent that:

3.1 CORPORATE EXISTENCE. The Borrower and each of its Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation and it is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where, because of the nature of its respective properties or businesses, such qualification is required or, if not so qualified or in good standing in any state, the lack of such qualification or good standing will not materially affect the Agent's or the Lender's ability to enforce this Agreement, the Notes or the other Loan Documents or will not have a Material Adverse Effect on the Borrower's or such Subsidiary's ability to carry on its business or the Borrower's ability to comply with this Agreement, the Notes or the other Loan Documents.

3.2 CORPORATE AUTHORITY. The Borrower is duly authorized to execute and deliver this Agreement, the Notes and the other Loan Documents to which it is or will become a party; all necessary corporate action to authorize the execution and delivery of this Agreement, the Notes and the other Loan Documents to which it is or will become a party has been properly taken; and it is and will continue to be duly authorized to borrow hereunder and to perform all of the other terms and provisions of this Agreement, the Notes and the other Loan Documents to which it is or will become a party.

3.3 ENFORCEABILITY. This Agreement and the Notes have each been, and each other Loan Document to which it will become a party will be, duly and validly executed and delivered by the Borrower and each constitutes or will constitute a valid and legally binding agreement of the Borrower enforceable in accordance with its terms.

3.4 NO RESTRICTIONS. Neither the execution and delivery of this Agreement, the Notes and the other Loan Documents to which it is or will become a party, the consummation of the transactions herein contemplated nor compliance with the terms and provisions hereof or of the Notes, will conflict with or result in a breach of any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Borrower or of any law or of any regulation, order, writ, injunction or decree of any court or governmental agency or of any agreement, indenture or other instrument to which the Borrower or any Significant Subsidiary is a party or by which any of them is bound or to which it is subject, or constitute a default thereunder or result in the creation or imposition of any Encumbrance of any nature whatsoever upon any of the property or assets of the Borrower pursuant to the terms of any agreement, indenture or other instrument, except those restrictions which, individually or in the aggregate, would not have a Material Adverse Effect upon the Borrower and its Consolidated Subsidiaries taken as a whole.

3.5 FINANCIAL STATEMENTS. The Borrower has furnished to the Lenders and the Agent the consolidated balance sheets and the related consolidated statements of income, shareholders' equity and changes in financial position of the Borrower as at Borrower's Fiscal Year ending December 31, 2000 and for its Fiscal Quarter ending September 30, 2001. All such financial statements, including the related notes, have been prepared in accordance with GAAP, except as expressly noted therein, and fairly present the consolidated financial position of the Borrower as at the dates thereof and the results and consolidated results of the operations and the changes in the financial position of the Borrower and its Consolidated Subsidiaries. Other than the Bank Indebtedness there were no material liabilities of the Borrower and its Consolidated Subsidiaries, taken as a whole, contingent or otherwise, not reflected in such financial statements.

3.6 ABSENCE OF LITIGATION. Except as set forth in the Forms 10-K, 10-Q, or 8-K most recently filed by the Borrower as of the Closing Date, respectively, there are no actions, suits, investigations, litigation or governmental proceedings pending or, to the Borrower's knowledge, threatened against the Borrower or any Consolidated Subsidiary or any of their respective properties, which would have a Material Adverse Effect on the Borrower and the Consolidated Subsidiaries taken as a whole, or which purport to affect the legality, validity or enforceability of this Agreement or the Notes.

3.7 TAX RETURNS AND PAYMENTS. As of the date hereof, the Borrower and its Subsidiaries have filed all Federal and other material tax returns required by law to be filed and have paid all material taxes, material assessments and other material governmental charges levied upon the Borrower and its Subsidiaries taken as a whole, or any of the respective properties, assets, income or franchises of the Borrower and its Subsidiaries taken as a whole, which are due and payable, other than those currently payable or deferrable without penalty or interest or those which are being contested in good faith and by appropriate proceedings diligently conducted. As of the date hereof, the charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of Federal, state and local income taxes for all fiscal periods are adequate, and the Borrower knows of no unpaid assessments for additional Federal, state or local income taxes for any such fiscal period or any basis therefor.

3.8 PENSION PLANS. Except as otherwise noted on Schedule 3.8, (i) each Plan has been and will be maintained and funded, in all material respects, in accordance with its terms and with all provisions of ERISA and the Code applicable thereto; (ii) no Reportable Event has occurred and is continuing with respect to any Plan; (iii) no liability to PBGC has been incurred with respect to any Plan, other than for premiums due and payable; (iv) no Plan has been terminated, no proceedings have been instituted to terminate any Plan, and there exists no intent to terminate or institute proceedings to terminate any Plan, which has caused or would cause the Borrower or any ERISA Affiliate to incur any liability to the PBGC under Title IV of ERISA; (v) no withdrawal, either complete or partial, has occurred or commenced with respect to any multiemployer Plan, and there exists no intent to withdraw either completely or partially from any multiemployer Plan and (vi) the Borrower is not subject to any liability for unpaid penalties or taxes imposed under Section 502(i) of ERISA or Section 4975 of the Code and has not engaged in a prohibited transaction as defined in Section 406 of ERISA and
Section 4975 of the Code.

3.9 COMPLIANCE WITH APPLICABLE LAWS. The Borrower and each Consolidated Subsidiary (i) is not in default with respect to any order, writ, injunction or decree of any court or of any Federal, state, municipal or other Governmental Authority; and (ii) is substantially complying with all applicable statutes and regulations of each Governmental Authority having jurisdiction over its activities; except for those orders, writs, injunctions, decrees, statutes and regulations, non-compliance with which would not have a Material Adverse Effect upon the Borrower and its Consolidated Subsidiaries taken as a whole.

3.10 ENVIRONMENTAL MATTERS. To the Borrower's knowledge, except as set forth on the Forms 10-K, 10-Q or 8-K most recently filed by the Borrower, the Borrower and its Subsidiaries are in compliance with all applicable Environmental Laws; except for matters which do not have a Material Adverse Effect on the financial condition of the Borrower and its Consolidated Subsidiaries taken as a whole.

3.11 GOVERNMENTAL APPROVAL. No order, authorization, consent, license, validation or approval of, or notice to, filing, recording, or registration with, any Governmental Authority, or exemption by any Governmental Authority, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Agreement or the Notes or (ii) the legality, binding effect or enforceability of this Agreement or the Notes.

3.12 REGULATIONS T, U AND X. The Borrower is not engaged in the business of purchasing or selling Margin Stock or extending credit to others for the purpose of purchasing or carrying Margin Stock and no part of the proceeds of the Loans (and no obligation supported by a Letter of Credit) will be used to purchase or carry any Margin Stock or for any other purpose which would violate or be inconsistent with Regulations T, U or X.

3.13 INVESTMENT COMPANY ACT. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

3.14 PUBLIC UTILITY HOLDING COMPANY ACT. The Borrower is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

3.15 DISCLOSURE. Neither this Agreement nor any other document, certificate or statement (financial or otherwise) furnished to the Lenders or the Agent by or on behalf of the Borrower pursuant to this Agreement contains any untrue statement of a material fact. There is no fact which materially and adversely affects or in the future may (so far as the Borrower now foresees) have a material adverse effect on the business, operations, affairs, condition, prospects, properties, assets or revenues of the Borrower and its Consolidated Subsidiaries, taken as a whole, which has not been set forth in this Agreement or in the other documents, certificates and statements (financial or otherwise) furnished to the Lenders or the Agent or otherwise disclosed in writing to the Lenders or the Agent by or on behalf of the Borrower prior to the Closing Date.

3.16. SOLVENCY. On the Closing Date, and on the date of each Disbursement, the Borrower is, or will be, Solvent.


ARTICLE IV.    AFFIRMATIVE COVENANTS.

               From the date hereof and thereafter until the termination of the Commitments and until all of the Bank Indebtedness is paid in full, the Borrower agrees that:

4.1 USE OF PROCEEDS. The proceeds of the Loans (and the proceeds of any obligations supported by a Letter of Credit) will be used by the Borrower and its Consolidated Subsidiaries for general corporate purposes and working capital purposes of the Borrower and its Consolidated Subsidiaries.

4.2  FURNISHING INFORMATION. The Borrower shall:

         (i) deliver to the Lenders, as soon as available but not later than forty-five (45) days after the last day of each of the first three Fiscal Quarters of each Fiscal Year, the Borrower's quarterly report to shareholders, if any, and its quarterly report on Form 10-Q as filed with the Securities and Exchange Commission and, within ninety (90) days after the end of each Fiscal Year, the Borrower's annual report to shareholders and its annual report on Form 10-K as filed with the Securities and Exchange Commission, in each case accompanied by a completed Compliance Certificate substantially in the form of Exhibit "H" attached hereto duly executed by an Authorized Officer stating that
(A) such Authorized Officer has reviewed the terms of the Agreement and of the Notes and has made, or caused to be made under his supervision, a review of the transactions and condition of the Borrower during the accounting period covered by such financial statements and that such review has not disclosed the existence during such accounting period, and that the signer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event which constitutes, a Potential Default or an Event of Default or, if a Potential Default or an Event of Default does exist, a statement describing such a Potential Default or an Event of Default and the action the Borrower has taken or proposes to take with respect thereto and (B) the Borrower was in compliance with the covenants set forth in Sections 5.3 and 5.4 of this Agreement;

         (ii) deliver to the Lenders promptly upon their becoming available, copies of all financial statements, reports, notices and information statements sent or made available generally by the Borrower to its security holders (including, without limitation, proxy materials) and copies of all other regular and periodic reports (including, without limitation, Form 8-K) filed by the Borrower with the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions, and of all press releases and other statements made available generally by the Borrower to the public concerning material developments in the business of the Borrower and any of its Subsidiaries taken as a whole;

         (iii) deliver to the Lenders, as soon as available but not later than forty-five (45) days after the last day of each of the first three Fiscal Quarters of each Fiscal Year, the financial statements of any Special Purpose Subsidiary as of the Fiscal Quarter most recently ended and a report on the outstanding funded balances as of the Fiscal Quarter most recently ended for any Securitization entered into by the Borrower or any Subsidiary of the Borrower, including any Special Purpose Subsidiary, and, within ninety (90) days after the end of each Fiscal Year, the financial statements of any Special Purpose Subsidiary as of the Fiscal year most recently ended and a report on the outstanding funded balances as of the Fiscal Year most recently ended for any Securitization entered into by the Borrower or any Subsidiary of the Borrower, including any Special Purpose Subsidiary, as of the Fiscal Year most recently ended, each in form and substance reasonably acceptable to the Agent;

         (iv) promptly after receipt thereof, by the Borrower or the administrator of any Plan, deliver to the Lenders a copy of any notice from the PBGC that the PBGC is instituting Termination Proceedings;

         (v) promptly and in any event within 30 days after the Borrower or the administrator of any Plan knows or has reason to know that any Reportable Event has occurred which would cause the PBGC to institute termination proceedings, if the liability of the Borrower to the PBGC would exceed five percent (5%) of the Consolidated Tangible Net Worth of the Borrower at the time of notice thereof, give notice thereof to the Lenders;

         (vi) promptly, but not later than five (5) Business Days, after any Authorized Officer obtains knowledge of the happening of any event which constitutes an Event of Default or a Potential Default, give written notice thereof to the Lenders; and

         (vii) promptly, deliver to the Lenders such other publicly available information and data with respect to the Borrower or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

4.3 VISITATION. The Borrower will permit the Lenders and the Lender's designated employees and agents to have access, at any time and from time to time, upon reasonable notice and during normal business hours at any reasonable time, to visit any of the properties of the Borrower, to examine and make copies of any of its books of record and account and such reports and returns as the Borrower may file with any Governmental Authority and discuss the Borrower's affairs and accounts with, and be advised about them, by any Authorized Officer.

4.4 PRESERVATION OF EXISTENCE; QUALIFICATION. At its own cost and expense, the Borrower will do all things necessary to preserve and keep in full force and effect its and each of its Consolidated Subsidiaries' corporate existence and qualification under the laws of their respective states of incorporation and each state where, due to the nature of their respective activities or the ownership of their respective properties, qualification to do business is required except where (i) the lack of corporate existence of a Subsidiary or
(ii) the failure to be so qualified would not have a Material Adverse Effect upon the Borrower and its Consolidated Subsidiaries taken as a whole or except as permitted by Sections 5.6 and 7.4.

4.5 COMPLIANCE WITH LAWS AND CONTRACTS. The Borrower shall and shall cause each Subsidiary to comply with all applicable Governmental Rules (including, but not limited to, Environmental Laws), except where failure to comply would not have a Material Adverse Effect on the Borrower and its Consolidated Subsidiaries taken as a whole.

4.6 PAYMENT OF TAXES AND OTHER LIABILITIES. The Borrower shall and shall cause each Subsidiary to promptly pay and discharge all obligations, accounts and liabilities to which it is subject or which are asserted against it and which obligations, accounts and liabilities are, to the Borrower and the Subsidiaries taken as a whole, material, including but not limited to all taxes, assessments and governmental charges and levies upon it or upon any of its income, profits, or property prior to the date on which penalties attach thereto; provided, however, that for purposes of this Agreement, neither the Borrower nor the relevant Subsidiary shall be required to pay any tax, assessment, charge or levy
(i) the payment of which is being contested in good faith by appropriate and lawful proceedings diligently conducted and (ii) as to which the Borrower shall have set aside on its books reserves for such claims as are determined to be adequate pursuant to the accounting procedures employed by the Borrower, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would have a Material Adverse Effect upon the Borrower and its Consolidated Subsidiaries taken as a whole.

4.7 INSURANCE. The Borrower will keep and maintain, and cause each Subsidiary to keep and maintain, insurance with responsible insurance companies, satisfactory to the Agent, on such of their respective properties, in such amounts and against such risks as is customarily maintained by similar businesses similarly situated and owning, leasing or operating similar properties. The Borrower may satisfy the requirements of the preceding sentence with self insurance and deductibles consistent with customary and prudent industry standards. The Borrower will furnish to the Agent at the Closing and together with the annual reports delivered pursuant to Subsection 4.2(ii) hereof, a certificate of an Authorized Officer of the Borrower certifying that such insurance is in force, is adequate in nature and amount and complies with the Borrower's and each Subsidiary's obligations under this Section 4.7.

4.8 MAINTENANCE OF PROPERTIES. The Borrower shall and shall cause its Significant Subsidiaries to maintain, preserve, protect and keep their respective properties in good repair, working order and condition (ordinary wear and tear excepted), and make all necessary and proper repairs, renewals and replacements so that their business carried on in connection therewith may be properly and advantageously conducted at all times, except where the failure to maintain, preserve, protect or keep such properties would not have a Material Adverse Effect upon the Borrower and its Consolidated Subsidiaries taken as a whole.

4.9 PLANS AND BENEFIT ARRANGEMENTS. The Borrower shall, and shall cause each ERISA Affiliate to, comply with ERISA, the Code and all other applicable laws which are applicable to Plans, except where the failure to do so, alone or in conjunction with any other failure to do so, would not have a Material Adverse Effect upon the Borrower and its Consolidated Subsidiaries taken as a whole.

4.10 SENIOR DEBT STATUS. The Bank Indebtedness will rank at least PARI PASSU in priority of payment with all other Indebtedness of the Borrower, except Indebtedness of the Borrower which may be secured by Encumbrances pursuant to
Section 5.2.

4.11 OWNERSHIP OF OPERATING SUBSIDIARIES. The Borrower shall at all times, directly or indirectly through one or more wholly-owned Subsidiaries, be the legal and beneficial owner of, and shall retain all voting rights relating to, all of the issued and outstanding capital stock of ATI Funding, TILLC, OREMET, ALC, TDY Industries and any Special Purpose Subsidiary.


ARTICLE V.    NEGATIVE COVENANTS.

              From the date hereof and thereafter until the Commitments are terminated and until the Bank Indebtedness is paid in full, the Borrower agrees that:

5.1 INDEBTEDNESS. The Borrower shall not and shall not permit any Consolidated Subsidiary to create, incur, assume, cause, permit or suffer to exist or remain outstanding, any Consolidated Indebtedness except for:

         (i) Bank Indebtedness;

         (ii) Existing Indebtedness set forth on Schedule 5.1 hereof; provided, however, the Indebtedness set forth on Schedule 5.1 outstanding under the Existing Bank Credit Agreements must be repaid in full on the Closing Date; and

         (iii) Additional Indebtedness (including additional Purchase Money Indebtedness) PROVIDED such additional Indebtedness, when added to the Borrower's then outstanding Consolidated Indebtedness, would not cause the Borrower to be in violation of Sections 5.2, 5.3 and 5.4 hereof; and PROVIDED FURTHER the additional Indebtedness permitted pursuant to this item (iii) which is incurred by the Borrower's Consolidated Subsidiaries shall not exceed, in the aggregate at any one time outstanding, $150,000,000.

In addition, Indebtedness incurred pursuant to item (iii) may not contain covenants (other than covenants relating to collateral, if any, securing such Indebtedness as such security interests are permitted hereby) more restrictive than or in addition to those contained herein.

5.2 ENCUMBRANCES. The Borrower shall not and shall not permit any Consolidated Subsidiary to create, assume, incur, permit or suffer to exist upon any of their respective assets and properties, whether tangible or intangible and whether now owned or in existence or hereafter acquired or created and wherever located, any Encumbrance except for:

         (i) Permitted Encumbrances (including without limitation those listed on Schedule 5.2),

         (ii) Additional Encumbrances which secure additional Purchase Money Indebtedness permitted pursuant to Section 5.1,

         (iii) Additional Encumbrances on assets acquired by the Borrower or any Consolidated Subsidiary, PROVIDED (A) those Encumbrances existed prior to the acquisition of such assets by the Borrower or any Consolidated Subsidiary and
(B) the lien thereof is limited to the assets then being acquired and additions or accessions to such assets and identifiable proceeds thereof; and

         (iv) Additional Encumbrances which secure Indebtedness of the Borrower and its Consolidated Subsidiaries, PROVIDED however Encumbrances permitted pursuant to this item (iv), shall not, at any time, secure Indebtedness which exceeds in the aggregate $70,000,000 at any one time outstanding.

5.3 LEVERAGE RATIO. At no time shall the Borrower's Consolidated Total Indebtedness be more than sixty percent (60%) of its Consolidated Total Capitalization.

5.4 INTEREST COVERAGE RATIO. (i) At no time prior to or on December 31, 2002 shall the ratio of the Borrower's Consolidated EBITDA for the four (4) most recently completed Fiscal Quarters, taken as a single accounting period, to its Consolidated Interest Expense for the four (4) most recently completed Fiscal Quarters, taken as a single accounting period, be less than 3.0 to 1.0; and (ii) at no time after December 31, 2002 shall the ratio of the Borrower's Consolidated EBITDA for the four (4) most recently completed Fiscal Quarters, taken as a single accounting period, to its Consolidated Interest Expense for the four (4) most recently completed Fiscal Quarters, taken as a single accounting period, be less than 3.5 to 1.0.

5.5 SALES OF ASSETS. The Borrower shall not nor shall it permit any Consolidated Subsidiary to enter into any arrangement, direct or indirect, pursuant to which the Borrower or any Consolidated Subsidiary shall sell or otherwise transfer or dispose of any property, real, personal or mixed, whether now owned or hereafter acquired, except (i) sales, transfers or dispositions in the ordinary course of business, (ii) the sale, transfer or other disposition of the stock or assets set forth on Schedule 5.5, (iii) sales, transfers or dispositions not in the ordinary course of business provided that the aggregate proceeds of all such sales, transfers and dispositions permitted by this item
(iii) shall not exceed (A) from the date hereof until November 30, 2006, thirty percent (30%) of the Borrower's Consolidated Total Assets as of September 30, 2001, and (B) beginning with the first day of the Borrower's Fiscal Year 2002-2003 and thereafter, more than ten (10%) of the Borrower's Consolidated Total Assets as of the beginning of the Fiscal Year in question, and (iv) any absolute sale or assignment of Receivables in connection with a Securitization with a Special Purpose Subsidiary pursuant to a Securitization Contract, provided that (A) such transaction, except for the customary exceptions, is nonrecourse to the Borrower or any of its Subsidiaries (including the Special Purpose Subsidiary), (B) such Securitization is classified as "off balance sheet" for financial reporting purposes in accordance with GAAP with respect to the Borrower on a Consolidated basis, and (C) the only assets of the Special Purpose Subsidiary are Receivables acquired from the Borrower or its other Subsidiaries pursuant to a Securitization Contract.

5.6 MERGER. The Borrower shall not merge or consolidate with any other Person except a merger or consolidation in which each of the following conditions is satisfied:

         (i) the Borrower is the surviving Person;

         (ii) no Event of Default or Potential Default occurs as a result of such a merger or consolidation; and

         (iii) the Borrower's Consolidated Shareholder's Equity immediately after such merger or consolidation is not less than the Borrower's Consolidated Shareholder's Equity immediately prior to such merger or consolidation.

5.7 RESTRICTION ON DIVIDENDS. The Borrower shall not and shall not permit any Subsidiary to enter into any agreement which restricts in any manner dividends or distributions to the Borrower from any Subsidiary; provided however this restriction shall not apply to Subsidiaries, the assets of which, in the aggregate, constitute less than five percent (5%) of the Borrower's Consolidated Total Assets as of any date of determination.

5.8 RESTRICTION ON GUARANTEES. The Borrower shall not and shall not permit any Subsidiary to enter into an agreement pursuant to which any such Subsidiary guarantees either the payment of Indebtedness incurred by the Borrower or the performance of the Borrower's contractual obligations.

5.9 REGULATION T, U AND X COMPLIANCE. The Borrower shall not and shall not permit any Subsidiary to use the proceeds of a Loan (or the proceeds of any obligation supported by a Letter of Credit) to purchase or carry Margin Stock or otherwise act so as to cause any Lender, in extending credit hereunder, to be in contravention of Regulations T, U or X.

5.10 ERISA. The Borrower shall not and shall not permit any ERISA Affiliate to permit any Plan to:

         (i) engage in any "prohibited transaction", as such term is defined in
Section 406 of ERISA and Section 4975 of the Code;

         (ii) incur any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not waived;

         (iii) be terminated in a manner which could result in liability to the PBGC under Title IV of ERISA or the imposition of a lien on the property of the Borrower or any ERISA Affiliate pursuant to Section 4068 of ERISA; or

         (iv) partially or completely withdraw from any Plan, which withdrawal shall subject the Borrower or any ERISA Affiliate to multiemployer withdrawal liability pursuant to Section 4201 of ERISA.


ARTICLE VI.    CONDITIONS PRECEDENT TO ALL DISBURSEMENTS.

6.1 ALL DISBURSEMENTS. The obligation of the Lenders to make any Disbursements (or the obligation of the Lenders to convert any of the then outstanding Short Term Revolving Credit Loans to the Term Loan on the Short Term Revolving Credit Termination Date) is subject to the satisfaction of each of the following conditions precedent:

6.1a NO DEFAULT. The Borrower shall have performed and complied, in all material respects, with all agreements and conditions herein required to be performed or complied with by it prior to any Disbursements (or the conversion to the Term Loan) and, at the time of such Disbursements (or the conversion to the Term Loan), no Potential Default or Event of Default shall exist.

6.1b  REPRESENTATIONS CORRECT. The representations and warranties contained in
Article III hereof shall be correct in all material respects (i) when made and
(ii) at the time of each Disbursement (or the conversion to the Term Loan) except for such representations and warranties which relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects as of such date).

6.1c DISBURSEMENT REQUIREMENTS. The Borrower shall have complied with the requirements of Section 2.1, Section 2.2, Section 2.3 or 2.16, as appropriate, with respect to the requested Disbursements (or the conversion to the Term
Loan).

Each request for Disbursement (or the conversion to the Term Loan) shall constitute, as at the time made, a representation and warranty by the Borrower that the matters set forth in Subsections 6.1a and 6.1b above are true and correct.

6.2 CONDITIONS PRECEDENT TO THE INITIAL DISBURSEMENT UNDER THE COMMITMENT. The obligation of the Lenders to make the initial Disbursements is subject to the satisfaction of each of the following conditions precedent in addition to the applicable conditions precedent set forth in Section 6.1 above:

         (i) Receipt by the Agent on behalf of each Lender of a counterpart original of this Agreement executed by the other Lenders and the Borrower.

         (ii) Receipt by the Agent on behalf of each Lender of a Long Term Revolving Credit Note and a Short Term Revolving Credit Note, substantially in the form of Exhibits "A-1" and "A-2" attached hereto, respectively, made payable to such Lender in the amount of such Lender's Long Term Revolving Credit Commitment and Short Term Revolving Credit Commitment, as applicable, and otherwise properly completed and executed by the Borrower.

         (iii) Receipt by the Agent on behalf of each Lender of a Bid Rate Note substantially in the form of Exhibits "B-1" and "B-2" attached hereto, made payable to such Lender and otherwise properly completed and executed by the Borrower.

         (iv) Receipt by the Agent on behalf of each Swingline Lender of a Swingline Note substantially in the form of Exhibit "E" attached hereto, made payable to such Swingline Lender and otherwise properly completed and executed by the Borrower.

         (v) Receipt by the Agent of a copy of a certified copy (certified by the appropriate governmental official) of the Certificate of Incorporation, the Borrower and each of ALC, TDY Industries and Oremet which certifications are dated not more than 45 days prior to the Closing.

         (vi) Receipt by the Agent of a certificate, duly certified as of the date of the Closing by the secretary or assistant secretary of the Borrower and each of ALC, TDY Industries and Oremet, as applicable, as to (A) the By-Laws of the Borrower and each of ALC, TDY Industries and Oremet in effect as of the Closing, (B) the resolutions of the Borrower's Board of Directors authorizing the borrowings hereunder and the execution and delivery of this Agreement, the Notes, and all documents supplemental hereto and (C) the names of the officers of the Borrower authorized to sign this Agreement, the Notes, and all supplemental documentation and which contains a true signature of each such officer.

         (vii) Receipt by the Agent of good standing certificates and no lien certificates for the Borrower and each of ALC, TDY Industries and Oremet from the Secretary of State of the States of Delaware, Pennsylvania, California and Oregon, respectively, each dated not more than 45 days prior to the Closing.

         (viii) Receipt by the Agent of the certificate of the Borrower required pursuant to Section 4.7 of the Agreement.

         (ix) Receipt by the Agent of a written payoff letter concerning the termination and payoff of the Existing Credit Agreement.

         (x) Receipt by the Agent of written instructions addressed to the Agent and executed by an Authorized Officer of the Borrower relating to the initial Disbursement including satisfaction of any outstanding amounts due under the Existing Credit Agreement.

         (xi) Receipt by the Agent for the benefit of the Lenders, the Closing Fees payable to the Lenders.

         (xii) Receipt by the Agent on behalf of each Lender of a signed favorable opinion of Jon D. Walton, Senior Vice President and Chief Legal and Administrative Officer, substantially in the form of Exhibit "I" attached hereto.

         (xiii) No event or condition shall have occurred, and be continuing, which would have a Material Adverse Effect upon the Borrower and its Consolidated Subsidiaries taken as a whole.

         (xiv) Receipt by the Agent of such other documents, certificates and opinions as reasonably requested by the Agent and its counsel.


ARTICLE VII.   DEFAULTS.

         Each of the events or occurrences described in Sections 7.1 to and including 7.10 below shall constitute an "Event of Default" hereunder.

7.1 PAYMENT DEFAULT . Default in the payment of (A) interest on any Loan, any Facility Fee, any Utilization Fee, any Letter of Credit Fee, any Fronting Fee, any Agent's Fee or any other amount due hereunder (other than principal), and continuance of any such nonpayment of such interest, any Facility Fee, any Utilization Fee, any Letter of Credit Fee, any Fronting Fee, any Agent's Fee or other amount (other than principal) for five (5) Business Days, or (B) principal of any Loan or Letter of Credit Borrowing when due.

7.2 NONPAYMENT OF OTHER INDEBTEDNESS. The Borrower or any Subsidiary shall fail to pay any Indebtedness of the Borrower or such Subsidiary, as the case may be, other than the Bank Indebtedness, in an aggregate amount as to the Borrower and its Subsidiaries collectively of $20,000,000 or more, as and when the same shall become due, or the occurrence of any default under any agreement or instrument under or pursuant to which such Indebtedness is incurred or issued and continuance of such default beyond the period of grace, if any, allowed with respect thereto; provided however, that the foregoing provisions shall not apply to any such default or defaults by one or more Subsidiaries during the term hereof where the aggregate assets of such Subsidiaries do not exceed five percent (5%) of the Borrower's Consolidated Total Assets.

7.3   INSOLVENCY.

7.3a INVOLUNTARY PROCEEDINGS. A proceeding shall have been instituted in a court having jurisdiction seeking a decree or order for relief in respect of the Borrower or a Subsidiary in an involuntary case under the Federal bankruptcy laws, or any other similar applicable Federal or state law, now or hereafter in effect, or for the appointment of a receiver, liquidator, trustee, sequestrator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its or their property, or for the winding up or liquidation of its or their affairs, and the same (i) is not controverted with a period fifteen (15) days or (ii) shall remain undismissed or unstayed and in effect for a period of sixty (60) days; provided however, that the foregoing provisions shall not apply to any such event or events commenced by or against one or more Subsidiaries during the term hereof where the aggregate assets of such Subsidiaries do not exceed five percent (5%) of the Borrower's Consolidated Total Assets.

7.3b VOLUNTARY PROCEEDINGS. The Borrower or a Subsidiary shall institute proceedings to be adjudicated a voluntary bankrupt, or any of them shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the Federal bankruptcy laws, or any other similar applicable Federal or state law now or hereinafter in effect, or shall consent to the filing of any such petition or shall consent to the appointment of a receiver, liquidator, trustee, sequestrator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its or their property, or shall make an assignment for the benefit of creditors, or shall admit in writing its or their inability to pay its or their debts generally as they become due, or corporate action shall be taken by the Borrower or any of its Subsidiaries in furtherance of any of the aforesaid purposes; provided however, that the foregoing provisions shall not apply to any such event or events commenced by or against one or more Subsidiaries during the term hereof where the aggregate assets of such Subsidiaries do not exceed five percent (5%) of the Borrower's Consolidated Total Assets.

7.4 TERMINATION OF EXISTENCE. The Borrower shall terminate its existence or cease to exist or any Subsidiary (other than any Subsidiary the capital of which is less than $10,000,000 on the date hereof) shall terminate its existence or cease to exist except by reason of a merger or liquidation into or a consolidation with the Borrower or a Consolidated Subsidiary; provided however, that the foregoing provisions shall not apply to any such terminations or cessations of existence by one or more Subsidiaries during the term hereof where the aggregate assets of such Subsidiaries do not exceed five percent (5%) of the Borrower's Consolidated Total Assets.

7.5   FAILURE TO COMPLY WITH COVENANTS.

7.5a FAILURE TO COMPLY WITH ARTICLE V COVENANTS AND CERTAIN ARTICLE IV COVENANTS. The Borrower shall default in the observance or performance of
Section 4.11 or of any covenant contained in Article V.

7.5b FAILURE TO COMPLY WITH OTHER COVENANTS. The Borrower shall default in the due performance or observance of any other covenant, condition or provision set forth herein and such default shall not be remedied for a period of thirty (30) days after such default is known to any Authorized Officer of the Borrower or notice thereof has been given to the Borrower by the Agent.

7.6 MISREPRESENTATION. Any representation or warranty made by the Borrower herein proves to have been untrue in any material respect as of the date when made, or any certificate or other document furnished by the Borrower to the Agent pursuant to the provisions hereof proves to have been untrue in any material respect on the date as of which the facts set forth therein are stated or certified.

7.7 ADVERSE JUDGMENTS, ETC. Entry or filing of any one or more judgments, writs or warrants of attachment or of any similar process in an aggregate amount, as to the Borrower and its Subsidiaries collectively, of $10,000,000 or more in excess of any third-party insurance protecting against such liability against the Borrower and its Subsidiaries or against any of their respective properties and failure of the Borrower or its Subsidiaries to vacate, pay, bond, stay or contest in good faith such judgments, writs, warrants of attachment or other process within a period of thirty (30) days; provided however, the foregoing provisions shall not apply to any such judgment or judgments against one or more Subsidiaries during the term hereof where the aggregate assets of such Subsidiaries do not exceed five percent (5%) of the Borrower's Consolidated Total Assets.

7.8 INVALIDITY OR UNENFORCEABILITY. This Agreement, the Notes or any other Loan Document ceases to be valid and binding on the Borrower or is declared null and void, or the validity or enforceability thereof is contested by the Borrower or the Borrower denies it has any or further liability under this Agreement, any Note or under the other Loan Documents to which it is a party.

7.9 ERISA. (i) A trustee shall be appointed by a court of competent jurisdiction to administer any Plan of the Borrower or any ERISA Affiliate; (ii) the PBGC shall terminate any Plan of the Borrower or any ERISA Affiliate or appoint a trustee to administer any such Plan; or (iii) the Borrower or any ERISA Affiliate shall incur any liability to the PBGC in connection with any Plan, which, in any such case, likely would have a Material Adverse Effect on the Borrower and the Consolidated Subsidiaries, taken as a whole.

7.10  CHANGE OF CONTROL.

7.10a CHANGE OF BENEFICIAL OWNERSHIP. Any Person or group of Persons (within the meaning of Sections 13(a) or 14(a) of the Securities and Exchange Act of 1934), other than the then current officers or directors of the Borrower or an underwriter which obtains such ownership as a result of effecting a firm committed underwriting of a secondary offering of the Borrower's voting stock on behalf of such officers or directors, shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) thirty percent (30%) or more of the voting stock of the Borrower. For purposes of calculating the acquisition of beneficial ownership, any transfer of voting stock of the Borrower by any Person or group of Persons to a Permitted Transferee shall be deemed not to constitute a conveyance and acquisition of such stock. A "Permitted Transferee" includes any of the following with respect to any then current officer or director of the
Borrower: (i) spouse; (ii) lineal descendants of all generations and spouses of such lineal descendants; (iii) a charitable corporation or trust established by such then current officer or director or by a person described in (i) or (ii) preceding; (iv) a trust (or in the case of a minor, a custodial account under a Uniform Gifts or Transfers to Minors Act) of which the beneficiar(ies) are one or more Persons described in (i), (ii) or (iii) preceding; and (v) an executor or administrator upon the death of such then current officer or director or any Person described in (i) or (ii) preceding.

7.10b CHANGE OF COMPOSITION OF BOARD OF DIRECTORS. Within a period of twelve
(12) consecutive calendar months individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower.




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

7.11 CONSEQUENCES OF AN EVENT OF DEFAULT. If one or more of the Events of Default occur then (a) if such Event of Default is set forth in Sections 7.3 or 7.4, the Commitments shall automatically terminate and the Bank Indebtedness then outstanding shall become immediately due and payable, without necessity of demand, presentation, protest, notice of dishonor or notice of default; or (b) if such Event of Default is set forth in any of the remaining Sections of this
Article VII, then the Agent, at the request of the Required Lenders, and without notice to the Borrower, shall declare the Borrower in default hereunder, and upon such declaration, shall, at the request of the Required Lenders, terminate the Commitment and/or declare the Bank Indebtedness then outstanding immediately due and payable, without necessity of any further demand, presentation, protest, notice of dishonor or further notice of default, whereupon such Bank Indebtedness shall be immediately due and payable.

7.12 REMEDIES UPON DEFAULT. Upon the termination of the Commitments and acceleration of the Notes following the occurrence of an Event of Default, the Lenders shall, unless such termination and acceleration subsequently have been rescinded, have the full panoply of rights and remedies granted to them under this Agreement and all those rights and remedies granted by law to creditors, and the Agent, at the direction of the Required Lenders, shall proceed to protect and enforce the Lenders' rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, in the Notes or in any of the other Loan Documents, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. No right, power or remedy conferred by this Agreement, in the Notes, or by any other Loan Document, upon the Agent or the Lenders shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. No exercise of any one right or remedy shall be deemed a waiver of other rights or remedies. The rights and remedies of the Agent and the Lenders specified herein are for the sole and exclusive benefit, use and protection of the Agent and the Lenders, and the Agent and the Lenders shall be entitled, but shall have no duty or obligation, to exercise or to refrain from exercising any right or remedy reserved to the Agent or the Lenders hereunder.

7.13 CASH COLLATERAL. Upon the occurrence of any Event of Default or upon the declaration by the Required Lenders of any other Event of Default and the termination of the Commitments, the obligation of the Agent to issue or amend Letters of Credit shall terminate, and, in addition to the other amounts payable hereunder with respect to Letters of Credit, an amount equal to the maximum amount which may at any time be drawn under the Letters of Credit then outstanding (whether or not any beneficiary of such Letters of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED that the foregoing shall not affect in any way the obligations of the Lenders to purchase from the Agent participations in the unreimbursed amount of any drawings under the Letters of Credit issued by it as provided in Subsection 2.16d. So long as the Letters of Credit shall remain outstanding, any amounts declared due pursuant to this Section with respect to the outstanding Letters of Credit when received by the Agent shall be deposited and held by the Agent in an interest bearing account denominated in the name of the Agent for the benefit of the Agent and the Lenders over which the Agent shall have sole





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dominion and control of withdrawals (the "Cash Collateral Account") as cash collateral for the obligation of the Borrower to reimburse the Agent in the event of any drawing under the Letters of Credit and upon any drawing under such Letters of Credit in respect of which the Agent has deposited in the Cash Collateral Account any amounts declared due pursuant to this Section, the Agent shall apply such amounts held by the Agent to reimburse the Agent for the amount of such drawing. In the event that any Letter of Credit in respect of which the Agent has deposited in the Cash Collateral Account any amounts described above is cancelled or expires or in the event of any reduction in the maximum amount available at any time for drawing under any of the Letters of Credit outstanding, the Agent shall apply the amount then in the Cash Collateral Account designated to reimburse the Agent for any drawings under the Letters of Credit issued by it less the maximum amount available at any time for drawing under the Letters of Credit remaining outstanding immediately after such cancellation, expiration or reduction, if any, to the payment in full of the outstanding Bank Indebtedness, and second, to the payment of any excess, to the Borrower.


ARTICLE VIII.   AGREEMENT AMONG LENDERS.

8.1 APPOINTMENT AND GRANT OF AUTHORITY. Each of the Lenders hereby appoints PNC Bank, National Association, and PNC Bank, National Association hereby agrees to act as, the Agent under this Agreement, the Notes and the other Loan Documents. As such Agent, PNC Bank, National Association shall have and may exercise such powers under this Agreement as are specifically delegated to the Agent, by the terms hereto, of the Notes or of the other Loan Documents, together with such other powers as are incidental thereto. Without limiting the foregoing, the Agent, on behalf of the Lenders, is authorized to execute all of the Loan Documents (other than this Agreement) and to accept all of the Loan Documents and all other agreements, documents or instruments reasonably required to carry out the intent of the parties to this Agreement.

8.2 NON-RELIANCE ON AGENT. Each Lender agrees that it has, independently and without reliance on the Agent, based on such documents and information as it has deemed appropriate, made its own credit analysis and evaluation of the Borrower and its operations and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. Except as otherwise provided herein, the Agent shall have no duty to keep the Lenders informed as to the performance or observance by the Borrower of this Agreement or any other document or instrument referred to or provided for herein or to inspect the properties or books of the Borrower. The Agent, in the absence of gross negligence or willful misconduct, shall not be liable to any Lender for its failure to relay or furnish to the Lender any information. The preceding provisions of this Section 8.2 to the contrary notwithstanding, the Agent shall notify each of the Lenders as soon as practicable after it receives a notice of an Event of Default from the Borrower.




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

8.3   RESPONSIBILITY OF AGENT AND OTHER MATTERS.

8.3a MINISTERIAL NATURE OF DUTIES. As among the Lenders and the Agent, the Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, the Notes or in the other Loan Documents, and those duties and responsibilities shall be subject to the limitations and qualifications set forth in this Article VIII. The duties of the Agent shall be ministerial and administrative in nature.

8.3b LIMITATION OF LIABILITY. As among the Lenders and the Agent, neither the Agent nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted (whether or not such action taken or omitted is within or without the Agent's responsibilities and duties expressly set forth in this Agreement) under or in connection with this Agreement or any other instrument or document in connection herewith except for gross negligence or willful misconduct. Without limiting the foregoing, neither the Agent nor any of its directors, officers or employees shall be responsible for, or have any duty to examine (i) the genuineness, execution, validity, effectiveness, enforceability, value or sufficiency of (A) this Agreement, the Notes or any of the other Loan Documents or (B) any other document or instrument furnished pursuant to or in connection with this Agreement, (ii) the collectibility of any amounts owed by the Borrower to the Lenders, (iii) the truthfulness of any recitals, statements, representations or warranties made to the Agent or the Lenders in connection with this Agreement, (iv) any failure of any party to this Agreement to receive any communication sent, including any telegram, teletype, facsimile transmission or telephone message or any writing, application, notice, report, statement, certificate, resolution, request, order, consent letter or other instrument or paper or communication entrusted to the mails or to a delivery service, or (v) the assets, liabilities, financial condition, results of operations or business, or creditworthiness of the Borrower.

8.3c RELIANCE. The Agent shall be entitled to act, and shall be fully protected in acting upon, any telegram, teletype, facsimile transmission or any writing, application, notice, report, statement, certificate, resolution, request, order, consent, letter or other instrument, paper or communication believed by the Agent in good faith to be genuine and correct and to have been signed or sent or made by a proper Person. The Agent may consult counsel and shall be entitled to act, and shall be fully protected in any action taken in good faith, in accordance with advice given by counsel. The Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by the Agent with reasonable care. The Agent shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the other Loan Documents on the part of the Borrower or any other party thereto.

8.4 ACTION ON INSTRUCTIONS. The Agent shall be required to act and shall be fully protected in so acting and shall be entitled to refrain from acting, and shall be fully protected in refraining from so acting, under this Agreement, the Notes, the other Loan Documents or any other instrument or document executed or delivered in connection herewith or therewith, in accordance with written instructions from the Required Lenders or, in the case of the matters set forth in items (A) through (G) of Section 9.1, from all of the Lenders.

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8.5  INDEMNIFICATION. To the extent the Borrower does not reimburse and save harmless the Agent according to the terms hereof for and from all costs, expenses and disbursements in connection herewith, such costs, expenses and disbursements shall be borne by the Lenders ratably in accordance with their respective Commitment Percentages. Each Lender hereby agrees on such basis (i) to reimburse the Agent for such Lender's pro rata share of all such reasonable costs, expenses and disbursements on request and (ii) to the extent of each such Lender's pro rata share, to indemnify and save harmless the Agent against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, other than as a consequence of gross negligence or willful misconduct on the part of the Agent, arising out of or in connection with (i) this Agreement, the Notes, the other Loan Documents or any other agreement, instrument or document executed or delivered in connection herewith or therewith, or (ii) any action taken at the request of the Required Lenders or all of the Lenders hereunder, as the case may be, including without limitation the reasonable costs, expenses and disbursements in connection with defending themselves against any claim or liability, or answering any subpoena or other process related to the exercise or performance of any of their powers or duties under this Agreement, the other Loan Documents, or any of the other agreements, instruments or documents executed or delivered in connection herewith or the taking or refraining from any action under or in connection with any of the foregoing.

8.6 AGENT'S RIGHTS AS A LENDER. With respect to the Commitment of the Agent as a Lender hereunder, and any Loans and Letters of Credit Outstanding of the Agent under this Agreement, the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto and any other amounts due to the Agent under this Agreement, the Agent shall have the same rights and powers, duties and obligations under this Agreement, the Notes, the other Loan Documents or other agreement, instrument or document as any Lender and may exercise such rights and powers and shall perform such duties and fulfill such obligations as though it were not the Agent. The Agent may accept deposits from, lend money to, issue letters of credit and generally engage, and continue to engage, in any kind of business with the Borrower as if it were not the Agent.

8.7 PAYMENT TO LENDERS. Promptly after receipt from the Borrower of any principal repayment of the Loans, the Letter of Credit Borrowings, interest due on the Loans and the Letter of Credit Borrowings, any Facility Fees, any Utilization Fees or any Letter of Credit Fees owing to the Lenders or other amounts due under any of the Loan Documents (except for such amounts which are payable for the sole account of any Lender or the Agent), the Agent shall distribute to each Lender that Lender's share of the funds so received.

8.8 PRO RATA SHARING. All interest and principal payments on the Revolving Credit Loans, the Letter of Credit Borrowings, all Facility Fees, all Utilization Fees, and all Letter of Credit Fees are to be divided pro rata among the Lenders in accordance with their respective Long Term Revolving Credit Commitment Percentages or Short Term Revolving Credit Commitment Percentages, as applicable; provided that the Agent shall retain for its account any sum due a Lender that has failed to advance its pro rata share of any Loans or LC Participation Advance with respect to the amount not advanced. All interest and principal payments on the

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Term Loans are to be divided pro rata among the Lenders in accordance with their respective pro rata share of the outstanding Term Loans at the time of disbursement. Any sums obtained from the Borrower by any Lender by reason of the exercise of its rights of set-off, banker's lien or in collection shall be shared (net of costs) pro rata among the Lenders on the basis of the principal amount of Loans outstanding. Nothing in this Section 8.8 shall be deemed to require the sharing among the Lenders of collections specifically relating to, or of the proceeds of any collateral securing, any other Indebtedness of the Borrower to any Lender.

8.9   SUCCESSOR AGENT.

8.9a RESIGNATION OF AGENT. The Agent may resign as Agent hereunder by giving ninety (90) days' prior written notice to the Lenders and the Borrower. If such notice shall be given, the Lenders shall appoint a successor agent for the Lenders, during such ninety (90) day period, which successor agent shall be reasonably satisfactory to the Borrower, to serve as agent hereunder and under the several Loan Documents. If at the end of such ninety (90) day period, the Lenders have not appointed such a successor, the Agent shall use reasonable commercial efforts to procure a successor reasonably satisfactory to the Lenders and the Borrower, to serve as agent for the Lenders hereunder and under the several Loan Documents. Any such successor agent shall succeed to the rights, powers and duties of the Agent.

8.9b RIGHTS OF THE FORMER AGENT. Upon the appointment of such successor agent or upon the expiration of such ninety (90) day period (or any longer period to which the Agent has agreed), the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After any retiring Agent's resignation hereunder as Agent hereunder, the provisions of this Article VIII shall inure to the benefit of such retiring Agent as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

8.10 SYNDICATION AGENTS. None of the Lenders identified herein as a "Syndication Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders identified as Syndication Agents in deciding to enter into this Agreement or in taking action hereunder.


ARTICLE IX.  GENERAL PROVISIONS.

9.1   AMENDMENTS AND WAIVERS. Subject to the remaining provisions of this
Section 9.1, the Agent, the Lenders and the Borrower may, from time to time, enter into amendments, extensions, renewals, modifications, supplements and replacements to and of this Agreement, the Notes or the other Loan Documents and the Lenders or the Required Lenders, as the case may be, may, from time to time, waive compliance with a provision thereof. No amendment, renewal, modification, extension, supplement, replacement or waiver of any provision of the Agreement, the Notes or the other Loan Documents or consent to any departure therefrom by the Borrower shall be effective unless it is in writing and is signed by the Required Lenders (or the Agent with the written consent of the Required Lenders), and then such waiver or consent shall be effective only for the specific instance and for the specific purpose for which it is given; PROVIDED, however, that no amendment, renewal, modification, waiver or consent, unless in writing and signed by all of the Lenders (or the Agent with the written consent of all of the Lenders), shall do any of the following:

               (A) increase the Commitment of any Lender or subject any Lender to any additional obligations hereunder;

               (B) except for changes permitted by Section 2.12 or Section 9.18 hereof or changes made pursuant to an Assignment and Assumption Agreement, change any Lender's Commitment Percentage or the aggregate or individual unpaid principal amount of the Notes, or forgive the payment of the principal or interest payable on the Notes;

               (C) waive an Event of Default in the payment of principal and/or interest due hereunder and under any of the Notes;

               (D) decrease the interest rate relating to the Loans or the Letter of Credit Borrowings;

               (E) postpone any date fixed for any payment of principal of or interest on the Loans or the Letter of Credit Borrowings, the Facility Fees, the Utilization Fees, the Letter of Credit Fees or any other obligations of the Borrower set forth in Article II payable to all of the Lenders pursuant hereto;

               (F) reduce the Long Term Revolving Credit Facility Fees, the Short Term Revolving Credit Facility Fees, the Utilization Fees or the Letter of Credit Fees; or

               (G) amend the definition of the term "Required Lenders" or amend or waive the provisions of Section 8.8 or this Section 9.1.

Any such supplemental agreement shall apply equally to the Borrower and each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Lenders and the Agent shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Event of Default, or impair any right consequent thereon.

9.2   EXPENSES. The Borrower shall pay:

              (i) All reasonable costs and expenses of the Agent (including without limitation the reasonable fees and disbursements of the Agent's special counsel, Tucker Arensberg, P.C.), incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and any and all other documents and instruments prepared in connection herewith, including but not limited to all amendments, extensions, modifications, replacements, waivers, consents and other documents and instruments prepared or entered into from time to time;

              (ii) All reasonable costs and expenses of the Agent and the Lenders (including without limitation the reasonable fees and disbursements of the Agent's and the Lenders' counsels, which may be in house counsel) in connection with (A) the enforcement of this Agreement and the other Loan Documents arising pursuant to a breach by the Borrower of any of the terms, conditions, representations, warranties or covenants of any Loan Document to which it is a party, and (B) defending or prosecuting any actions, suits or proceedings relating to any of the Loan Documents.

All of such costs and expenses shall be payable by the Borrower to the Lenders or the Agent, as the case may be, upon demand or as otherwise agreed upon by the Lenders or the Agent and the Borrower, and shall constitute Bank Indebtedness under this Agreement. The Borrower further agrees to pay, and save the Agent and the Lenders harmless from any and all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement, the issuance of the Notes or of any Letters of Credit. The Borrower's obligation to pay such costs and expenses shall survive the termination of this Agreement and the repayment of the Bank Indebtedness.

9.3   NOTICES.

              Any notice, request, demand, direction or other communication to be given to or made upon any party hereto under any provision of this Agreement and any financial report to be given pursuant to Section 4.2 hereof (each, for purposes of this Section 9.3 only, a "NOTICE") shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., "E-MAIL") or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a "WEBSITE POSTING") if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 9.3) in accordance with this Section 9.3, PROVIDED, that any financial report to be given pursuant to Section 4.2 hereof shall be made in writing. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on SCHEDULE 9.3 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 9.3. Any Notice shall be effective:

         (a) In the case of hand-delivery, when delivered;




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         (b) If given by mail, four days after such Notice is deposited with the
United States Postal Service, with first-class postage prepaid, return receipt requested;

         (c) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

         (d) In the case of electronic transmission, when actually received;

         (f) In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 9.3, and

         (g) If given by any other means (including by overnight courier), when actually received. Any Lender giving a Notice to the Borrower shall concurrently send a copy thereof to the Agent, and the Agent shall promptly notify the other Lenders of its receipt of such Notice.

              All such notices shall be effective three (3) days after mailing, the date of electronic transmission or when received, whichever is earlier. The Borrower, the Lenders and the Agent may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

9.4 TAX WITHHOLDING. Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and, upon the written request of the Agent, each other Lender or assignee or participant of a Lender) agrees that it will deliver to each of the Borrower and the Agent two (2) duly completed appropriate valid Withholding Certificates (as defined under sec. 1.1441-1(c)(16) of the Income Tax Regulations ("Regulations")) certifying its status (i.e., U.S. or foreign person) and, if appropriate, making a claim of reduced, or exemption from withholding tax on the basis of an income tax treaty or an exemption provided by the Internal Revenue Code. Such delivery may be made by electronic transmission as described in sec. 1.1441-1(e)(4)(iv) of the Regulations if the Agent establishes an electronic delivery system. The term "Withholding Certificate" means a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-8IMY and the related statements and certifications as required under sec. 1.1441-1(e)(3) of the Regulations; a statement described in sec. 1.871-14(c)(2)(v) of the Regulations; or any other certificates under the Code or Regulations that certify or establish the status of a payee or beneficial owner as a U.S. or foreign person. Each Lender, assignee or participant required to deliver to the Borrower and the Agent a valid Withholding Certificate pursuant to the preceding sentences shall deliver such valid Withholding Certificate as follows: (A) each Lender which is a party hereto on the Closing Date shall deliver such valid Withholding Certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of such Lender; and (B) each assignee or participant shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Agent in its sole discretion shall permit such assignee or participant to deliver such Withholding Certificate less than five (5) Business Days before such date in which case it shall be due on the

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date specified by the Agent). Each Lender, assignee or participant which so delivers a valid Withholding Certificate further undertakes to deliver to each of the Borrower and the Agent two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent. Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of, or exemption from, U.S. withholding tax, the Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under sec. 1.1441-7(b) of the Regulations. Further, the Agent is indemnified under sec. 2.1461-1(e) of the Regulations against any claims and demands of any Lender or assignee or participant of a Lender for the amount of any tax it deducts and withholds in accordance with regulations under sec. 1441 of the Internal Revenue Code.

9.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrower, the Agent and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Agent and the Lender and the successors and assigns of the Agent and the Lender.

9.6  ASSIGNMENTS AND PARTICIPATIONS.

9.6a ASSIGNMENTS. Subject to the remaining provisions of this Subsection 9.6a, any Lender (a "Transferor Lender"), at any time, in the ordinary course of its commercial banking business and in accordance with applicable law, may sell to one or more financial institutions (individually a "Purchasing Lender"), a portion or all of its rights and obligations under this Agreement and the Notes then held by it, pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit "J" executed by the Transferor Lender, such Purchasing Lender and the Agent; subject, however to the following requirements:

              (i) Each such assignment must be in a minimum amount of $5,000,000, or, if in excess thereof, in integral multiples of $1,000,000, unless such Lender's Commitment is less than $5,000,000, in which case such assignment shall be in the full amount of such Lender's Commitment;

              (ii) During the first ninety (90) days following the Closing Date, each assignment made shall become effective only on a date which coincides with the expiration date of any LIBOR Interest Period then in effect, unless the Agent agrees to waive this provision;

              (iii) The Borrower and the Agent shall consent to each such assignment, which consent shall not be unreasonably withheld (provided, that the Borrower shall not be deemed to have unreasonably withheld its consent if the proposed assignee is a "foreign person" as defined in sec. 1.1441-1(c)(2) of the Regulations); and

              (iv) The Transferor Lender shall pay to the Agent a $3,500 service fee for each such transfer at the time of each such transfer;

PROVIDED, however (x) the restrictions set forth in items (i) and (iii) above shall not apply in the case of an assignment by a Lender to an Affiliate of such Lender (other than an Affiliate of such Lender which is also a "foreign person" as defined in sec. 1.1441-1(c)(2) of the Regulations) and (y) the restriction set forth in item (i) above shall not apply in the case of any assignment by any Transferor Lender upon the occurrence and during the continuation of an Event of Default; and PROVIDED FURTHER, that upon the occurrence and during the continuance of an Event of Default the consent of the Borrower to any assignment is not required.

         Upon the execution, delivery, acceptance and recording of any such Assignment and Assumption Agreement, from and after the Transfer Effective Date determined pursuant to such Assignment and Assumption Agreement, all parties hereto agree that (a) the Purchasing Lender thereunder shall be a party hereto as a Lender and, to the extent provided in such Assignment and Assumption Agreement, shall have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (b) the Transferor Lender thereunder shall, to the extent provided in such Assignment and Assumption Agreement, be released from its obligations as a Lender under this Agreement. Such Assignment and Assumption Agreement shall be deemed to amend this Agreement (without further action) to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender as a Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such Transferor Lender under this Agreement and its Notes. On or prior to the Transfer Effective Date, the Borrower shall execute and deliver to the Agent, in exchange for the surrendered Notes held new Notes to the order of such Purchasing Lender in an amount equal to the Commitment or the Loans assumed by it and purchased by it pursuant to such Assignment and Assumption Agreement, and new Notes to the order of the Transferor Lender in an amount equal to the Commitment or the Loans retained by it hereunder.

         In addition to the assignments permitted above, any Lender may assign and pledge all or any portion of its Loans and Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations and duties hereunder.

9.6b ASSIGNMENT REGISTER. The Agent shall maintain, at its address referred to in Subsection 9.3b, a copy of each Assignment and Assumption Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the amount of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available at the office of the Agent set forth in Subsection 9.3b for inspection by either Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

9.6c PARTICIPATIONS. Each Lender, in the ordinary course of its commercial banking business and in accordance with applicable law, may sell to one or more Participants a participating interest in any Loan owing to such Lender, the interest of such Lender in any Notes or any Letters of Credit Outstanding or the Commitment of such Lender. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of its Notes for all purposes under this Agreement and the Borrower, the other Lenders and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement or its Notes and the Participants shall have voting rights only with respect to matters described in items (B), (C), (D), (E) and (F) of Section 9.1. Each Lender agrees to promptly notify the Agent of the sale of each participating interest in the Loans and Commitments.

9.6d TAX WITHHOLDING COMPLIANCE. Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Agent the form of certificate described in
Section 9.4 relating to federal income tax withholding.

9.7 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

9.8 SURVIVAL. All representations, warranties, covenants and agreements of the Borrower contained herein in the Notes or in the other Loan Documents or made in writing in connection herewith or therewith shall survive the issuance of the Notes and the Letters of Credit and shall continue in full force and effect so long as the Borrower may borrow hereunder and so long thereafter until payment in full of all the Notes and the Bank Indebtedness.

9.9 GOVERNING LAW. This Agreement, each Note and each other Loan Document shall be a contract made under, governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to the provision thereof regarding conflicts of law except where such law is superseded by applicable Federal law.

9.10 NON-BUSINESS DAYS. Except as otherwise specifically required pursuant to the terms of this Agreement, whenever any payment hereunder or under the Notes is due and payable on a day which is not a Business Day, such payment may be made on the next succeeding Business Day.

9.11 INTEGRATION. This Agreement constitutes the entire agreement between the parties relating to this financing transaction and it supersedes all prior understandings and agreements, whether written or oral, between the parties hereto concerning the subject matter of this Agreement.

9.12 SET-OFF. The Borrower hereby gives to the Lenders a lien and security interest for the amount of any Bank Indebtedness upon and in any property, credits, securities or money of the Borrower which may at any time be delivered to, or be in the possession of, or owed by any Lender in any capacity whatever, including the balance of any deposit account but excluding any trust or fiduciary accounts, in each case maintained by the Borrower with such Lender. The Borrower hereby authorizes each Lender in case of an Event of Default, at such Lender's option, at any time and from time to time, to apply, at the discretion of such Lender, to the payment of Bank Indebtedness, any and all such property, credits, securities or money now or hereafter in the hands of such Lender belonging or owed to the Borrower. Nothing herein shall restrict any Lender's ability to set off any property, credits, securities or money of the Borrower which may at any time be delivered to, or be in possession or owed to any Lender in any capacity whatever to satisfy an independent obligation of the Borrower to the Lender.

9.13 FORUM. The parties hereto agree that any action or proceeding arising out of or relating to this Agreement, the Notes or the other Loan Documents shall be commenced only in the Court of Common Pleas of Allegheny County, Pennsylvania, or in the District Court of the United States for the Western District of Pennsylvania and each party agrees that a summons and complaint commencing an action or proceeding in either of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to the party at its respective address set forth in Section 9.3, or as otherwise provided under the laws of the Commonwealth of Pennsylvania. Further, the parties hereby specifically consent to the personal jurisdiction of the Court of Common Pleas of Allegheny County, Pennsylvania, and the District Court of the United States for the Western District of Pennsylvania, and waive and hereby acknowledge that the parties are estopped from raising any claim that any such court lacks personal jurisdiction over such party so as to prohibit either such court from adjudicating any issues raised in a complaint filed with any such court against the Borrower or the Lenders concerning this Agreement.

9.14 WAIVER OF JURY TRIAL. Each of the Agent, the Lenders and the Borrower hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this Agreement or any other Loan Document, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of the Agent, the Lenders or the Borrower relating hereto or thereto. The Borrower acknowledges and agrees that it has received full and sufficient consideration for this provision (and each other provision of each other Loan Document to which it is a party) and that this provision is a material inducement for the Lenders to enter into this Agreement and each such other Loan Document.

9.15 INDEMNITY. The Borrower hereby agrees to indemnify the Agent, the Syndication Agents, the Lenders and each of their respective directors, officers, employees, attorneys, agents and Affiliates against, and hold each of them harmless from, any loss, liabilities, damages, claims (including and to the extent permitted by applicable law, any claim on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages)), together with reasonable costs and expenses, joint or several, (including reasonable attorneys' fees and disbursements reasonably incurred by any such Person in connection with the preparation for or defense of any pending or threatened claim, action or proceeding) suffered or incurred by any of them under any applicable federal or state law or otherwise caused by, arising out of, resulting from or in any manner connected with, the execution, delivery and performance of each of the Loan Documents, the Loans and any and all transactions related to or consummated in connection with the Loans or the Letters of Credit. The indemnity set forth in this Section 9.15 shall be in addition to any other obligations or liabilities of the Borrower to the Agent, the Syndication Agents or the Lenders, or at common law or otherwise. The provisions of this Section 9.15 shall survive the payment of the Bank Indebtedness and the termination of this Agreement. The foregoing provisions of this Section 9.15 to the contrary notwithstanding, the Borrower shall not be obligated to indemnify the Agent, the Syndication Agents or any Lender pursuant to this Section 9.15 for any losses, liabilities, damages, claims, or costs which arise directly from the Agent's, such Syndication Agent's or such Lender's gross negligence or willful misconduct. All amounts owed pursuant to this Section 9.15 shall be part of the Bank Indebtedness.

9.16 TERMINATION OF EXISTING BANK CREDIT AGREEMENTS. It is the intent of the parties hereto that on the Closing Date the Borrower shall comply with each of items (i) through (xiv) inclusive of Section 6.2. Upon satisfaction of all of the provisions of Section 6.1 and Section 6.2 and the satisfaction of the terms of any applicable payoff letter delivered in connection with the Existing Credit Agreement, the Existing Bank Credit Agreements shall be terminated.

9.17 COUNTERPARTS. This Agreement and any amendment, modification, extension or renewal hereto or hereof may be executed in several counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute but one and the same instrument. In proving this Agreement or any amendment, modification, extension or renewal, it shall not be necessary to produce or account for more than one such counterpart signed by the other party against whom enforcement is sought.

9.18 PERMITTED ADJUSTMENTS TO COMMITMENT PERCENTAGES AND SHORT TERM REVOLVING CREDIT COMMITMENT PERCENTAGES. In the event a Non-Agreeing Lender is repaid in full on the Short Term Revolving Credit Termination Date and no substitute Lender assumes the Short Term Revolving Credit Commitment of the Non-Agreeing Lender, the Agent will calculate the applicable Short Term Revolving Credit Commitment Percentage and Commitment Percentage of each Lender based on the reduced aggregate Short Term Revolving Credit Commitment. In the event the Borrower elects the Term-Out Option for one or more Non-Agreeing Lenders, then upon the execution and delivery by the Borrower of a Term Note to any Non-Agreeing Lender, such Non-Agreeing Lender shall be deemed to have, so long as the related Term Loan remains outstanding, but solely for the purpose of determining the Required Lenders at any time that Term Loans outstanding and for the purpose of defining the term "Commitment Percentage" as used in Section 8.5 hereof such a Non-Agreeing Lender shall have a Commitment Percentage based on the ratio of the outstanding principal balance of the Term Loan at the time of determination to the sum of the aggregate outstanding Commitments plus the outstanding Term Loans; and in such event the Commitment Percentages of the other Lenders will be adjusted to reflect the funded Term Loan then outstanding and due to Non-Agreeing Lender(s).

9.19 WAIVER OF CONSEQUENTIAL DAMAGES. To the extent permitted by applicable law, the Borrower hereby waives its right to pursue any claim against the Agent, the Syndication Agents, the Lenders and each of their respective directors, officers, employees, attorneys, agents and Affiliates on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages).

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

ATTEST:                               ALLEGHENY TECHNOLOGIES INCORPORATED


By:     /s/ Mary Beth Luksik          By:       /s/ Robert S. Park
   ------------------------------        ---------------------------------------
Name:   Mary Beth Luksik              Name:   Robert S. Park
Title:  Assistant Secretary           Title:  Vice President, Treasurer


                                      PNC BANK, NATIONAL ASSOCIATION, in its
                                      capacity as the Agent hereunder


                                      By:       /s/ David B. Gookin
                                         ---------------------------------------
                                      Name:   David B. Gookin
                                      Title:  Vice President

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Agreement by and among ALLEGHENY TECHNOLOGIES INCORPORATED, THE LENDERS PARTY HERETO and PNC BANK, NATIONAL ASSOCIATION, as the Agent to be executed by its duly authorized officers as of the date first above written.

Maximum Dollar Amount of Long Term          PNC BANK, NATIONAL ASSOCIATION
Revolving Credit Commitment
         $33,900,000
Long Term Revolving Credit Commitment       By:       /s/ David B. Gookin
                                               --------------------------------
Percentage                                  Name:   David B. Gookin
         17.38461539%                       Title:  Vice President
Maximum Dollar Amount of Short Term
Revolving Credit Commitment
         $22,600,000
Short Term Revolving Credit Commitment
Percentage
         17.38461539%
Commitment Percentage (Total)
         17.38461539%

Addresses for notice purposes:

If by United States Mail:                   If by other means:

PNC Bank, National Association              PNC Bank, National Association
PNC Agency Services                         PNC Agency Services
One PNC Plaza, 22nd  Floor                  One PNC Plaza, 22nd Floor
249 Fifth Avenue                            249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707         Pittsburgh, Pennsylvania 15222-2707
Attention:    Trina Barkley                 Attention:      Trina Barkley
                                            Telephone:      (412) 768-0423
                                            Telecopier:     (412) 762-8672
With a copy to:                             With a copy to:

PNC Bank, National Association              PNC Bank, National Association
Metals Group                                Metals Group
One PNC Plaza - 3rd Floor                   One PNC Plaza - 3rd Floor
249 Fifth Avenue                            249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707         Pittsburgh, Pennsylvania 15222-2707
Attention:    David B. Gookin               Attention:      David B. Gookin
              Vice President                                Vice President
                                            Telephone:        (412) 762-4815
                                            Telecopier:       (412) 705-3232
Address for LIBOR Loan Funding if different from above:
         N/A
         ---

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Agreement by and among ALLEGHENY TECHNOLOGIES INCORPORATED, THE LENDERS PARTY HERETO and PNC BANK, NATIONAL ASSOCIATION, as the Agent to be executed by its duly authorized officers as of the date first above written.

Maximum Dollar Amount of Long Term          BANK OF AMERICA, N.A.
Revolving Credit Commitment
         $27,000,000
Long Term Revolving Credit Commitment       By:       /s/ Thomas R. Durham
                                               --------------------------------
Percentage                                  Name:     Thomas R. Durham
         13.84615385%                       Title:    Managing Director
Maximum Dollar Amount of Short Term
Revolving Credit Commitment
         $18,000,000
Short Term Revolving Credit Commitment
Percentage
         13.84615385%
Commitment Percentage (Total)
         13.84615385%
Addresses for notice purposes:

If by United States Mail:                   If by other means:

Bank of America, N.A.                       Bank of America, N.A.
231 South LaSalle Street                    231 South LaSalle Street
Chicago, Illinois 60697                     Chicago, Illinois 60697
Attention:     Thomas R. Durham             Attention:    Thomas R. Durham
               Managing Director                          Managing Director
                                            Telephone:    (312) 828-8044
                                            Telecopier:   (312) 974-8681


Address for LIBOR Rate Loan Funding if different from above:

Bank of America, N.A.
1850 Gateway Boulevard
Concord, California 94520
Attention:    Gardelyn Jayme
Telephone:    (925) 675-7184
Telcopier:    (888) 969-9232
Telex:

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Agreement by and among ALLEGHENY TECHNOLOGIES INCORPORATED, THE LENDERS PARTY HERETO and PNC BANK, NATIONAL ASSOCIATION, as the Agent to be executed by its duly authorized officers as of the date first above written.

Maximum Dollar Amount of Long Term..        MELLON BANK, N.A.
Revolving Credit Commitment
         $33,900,000
Long Term Revolving Credit Commitment       By:  /s/ John R. Cooper
                                              ----------------------------------
Percentage                                  Name:   John R. Cooper
         17.38461539%                       Title:  Vice President
Maximum Dollar Amount of Short Term
Revolving Credit Commitment
         $22,600,000
Short Term Revolving Credit Commitment
Percentage
         17.38461539%
Commitment Percentage (Total)
         17.38461539%

Addresses for notice purposes:

If by United States Mail:                   If by other means:
Mellon Bank, N.A.                           Mellon Bank, N.A
One Mellon Center, Room 370                 One Mellon Center, Room 370
Pittsburgh, Pennsylvania 15258-0001         Pittsburgh, Pennsylvania 15258-0001
Attention:    Peter K. Lee                  Attention:     Peter K. Lee
              Vice President                               Vice President
                                            Telephone:     (412) 234-1913
                                            Telecopier:    (412) 234-8888

Address for LIBOR Rate Loan Funding if different from above:

Mellon Bank, N.A.
Three Mellon Center, Room 1203
Pittsburgh, Pennsylvania 15259-0003
Attention:    Pinkey Holiday
              Loan Administrator
Telephone:    412-234-7366
Telecopier:   412-209-6114
Telex:        199103 MELBNKPGH

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Agreement by and among ALLEGHENY TECHNOLOGIES INCORPORATED, THE LENDERS PARTY HERETO and PNC BANK, NATIONAL ASSOCIATION, as the Agent to be executed by its duly authorized officers as of the date first above written.

Maximum Dollar Amount of Long Term          JP MORGAN CHASE BANK
Revolving Credit Commitment
         $27,000,000
Long Term Revolving Credit Commitment       By:       /s/ James H. Ramage
                                               --------------------------------
Percentage                                  Name:     James H. Ramage
         13.84615385%                       Title:    Managing Director
Maximum Dollar Amount of Short Term
Revolving Credit Commitment
         $18,000,000
Short Term Revolving Credit Commitment
Percentage
         13.84615385%
Commitment Percentage (Total)
         13.84615385%

Addresses for notice purposes:

If by United States Mail:                   If by other means:

JPMorgan Chase Bank                         JP Morgan Chase Bank
270 Park Avenue, 21st Floor                 270 Park Avenue, 21st Floor
New York, New York 10017                    New York, New York 10017
Attention:    James H. Ramage               Attention:      James H. Ramage
              Managing Director                             Managing Director
                                            Telephone:      (212) 270-1373
                                            Telecopier:     (212) 270-4724
For operational issues:
JPMorgan Chase Bank
1 Chase Manhattan Plaza
New York, New York  10081
Attention:     Sek Chan, Assistant Treasurer
Telephone:     (212) 552-7929
Telecopier:    (212) 552-7490

Address for LIBOR Rate Loan Funding if different from above:

         N/A
         ---

Telephone:
Telecopier:
Telex:

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Agreement by and among ALLEGHENY TECHNOLOGIES INCORPORATED, THE LENDERS PARTY HERETO and PNC BANK, NATIONAL ASSOCIATION, as the Agent to be executed by its duly authorized officers as of the date first above written.

Maximum Dollar Amount of Long Term..        CITIBANK, N.A.
Revolving Credit Commitment
         $19,200,000
Long Term Revolving Credit Commitment       By:       /s/ Prakash M. Chonkar
                                               ---------------------------------
Percentage                                  Name:     Prakash M. Chonkar
         9.84615385%                        Title:    Managing Director
Maximum Dollar Amount of Short Term
Revolving Credit Commitment
         $12,800,000
Short Term Revolving Credit Commitment
Percentage
         9.84615385%
Commitment Percentage (Total)
         9.84615385%


Addresses for notice purposes:

If by United States Mail:                   If by other means:

Citibank, N.A.                              Citibank, N.A.
388 Greenwich Street, 23rd Floor            388 Greenwich Street, 23rd Floor
New York, New York 10013                    New York, New York 10013
Attention:    Prakash Chonkar               Attention:      Prakash Chonkar
              Managing Director                             Managing Director
                                            Telephone:      (212) 816-5323
                                            Telecopier:     (212) 816-5402


Address for LIBOR Rate Loan Funding if different from above:

Citibank, N.A.
Two Penns Way, Suite 200
New Castle, Delaware 19720
Attention:      Tony Neville
Telephone:      (302) 894-6057
Telecopier:     (302) 894-6120
Telex:

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Agreement by and among ALLEGHENY TECHNOLOGIES INCORPORATED, THE LENDERS PARTY HERETO and PNC BANK, NATIONAL ASSOCIATION, as the Agent to be executed by its duly authorized officers as of the date first above written.

Maximum Dollar Amount of Long Term          THE BANK OF NEW YORK
Revolving Credit Commitment
         $13,500,000
Long Term Revolving Credit Commitment       By:     /s/ Walter C. Parelli
                                               ---------------------------------
Percentage                                  Name:   Walter C. Parelli
         6.92307692%                        Title:  Vice President
Maximum Dollar Amount of Short Term
Revolving Credit Commitment
         $9,000,000
Short Term Revolving Credit Commitment
Percentage
         6.92307692%
Commitment Percentage (Total)
         6.92307692%


Addresses for notice purposes:

If by United States Mail:                   If by other means:

The Bank of New York                        The Bank of New York
One Wall Street, 21st Floor                 One Wall Street, 21st Floor
New York, New York 10286                    New York, New York 10286
Attention:    Walter Parelli                Attention:      Walter Parelli
                                            Telephone:      (212) 635-6820
                                            Telecopier:     (212) 635-7978




Address for LIBOR Rate Loan Funding if different from above:

The Bank of New York
One Wall Street, 21st Floor
New York, New York 10286
Attention:     Terry Blackburn
Telephone:     (212) 635-7938
Telecopier:    (212) 635-7970
Telex:

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Agreement by and among ALLEGHENY TECHNOLOGIES INCORPORATED, THE LENDERS PARTY HERETO and PNC BANK, NATIONAL ASSOCIATION, as the Agent to be executed by its duly authorized officers as of the date first above written.

Maximum Dollar Amount of Long Term          NATIONAL CITY BANK OF
Revolving Credit Commitment                 PENNSYLVANIA
         $13,500,000
Long Term Revolving Credit Commitment       By:   /s/ D. W. Riefner
                                               ---------------------------------
Percentage                                  Name:   D. W. Riefner
         6.92307692%                        Title:  Vice President
Maximum Dollar Amount of Short Term
Revolving Credit Commitment
         $9,000,000
Short Term Revolving Credit Commitment
Percentage
         6.92307692%
Commitment Percentage (Total)
         6.92307692%


Addresses for notice purposes:

If by United States Mail:                   If by other means:

National City Bank of Pennsylvania          National City Bank of Pennsylvania
National City Center                        National City Center
20 Stanwix Street                           20 Stanwix Street
Pittsburgh, Pennsylvania  15222-4802        Pittsburgh, Pennsylvania  15222-4802
Attention:    Debra W. Riefner              Attention:      Debra W. Riefner
                                            Telephone:      (412) 644-8880
                                            Telecopier:     (412) 471-4883



Address for LIBOR Rate Loan Funding if different from above:

National City Bank of Pennsylvania
National City Center
20 Stanwix Street
Pittsburgh, Pennsylvania 15222-4802
Attention:        Nancy L. Karlo
Telephone:        (412) 644-8120
Telecopier:       (412) 471-4883
Telex:

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Agreement by and among ALLEGHENY TECHNOLOGIES INCORPORATED, THE LENDERS PARTY HERETO and PNC BANK, NATIONAL ASSOCIATION, as the Agent to be executed by its duly authorized officers as of the date first above written.

Maximum Dollar Amount of Long Term       BANK OF TOKYO-MITSUBISHI TRUST
Revolving Credit Commitment              COMPANY
         $13,500,000
Long Term Revolving Credit Commitment    By:    /s/ Heather Zimmermann
                                            ------------------------------------
Percentage                               Name:    H. Zimmermann
         6.92307692%                     Title:   Vice President
Maximum Dollar Amount of Short Term
Revolving Credit Commitment
         $9,000,000
Short Term Revolving Credit Commitment
Percentage
         6.92307692%
Commitment Percentage (Total)
         6.92307692%


Addresses for notice purposes:

If by United States Mail:                If by other means:

Bank of Tokyo-Mitsubishi Trust Company   Bank of Tokyo-Mitsubishi Trust Company
1251 Avenue of the Americas, 12th Floor  1251 Avenue of the Americas, 12th Floor
New York, New York 10020-1104            New York, New York 10020-1104
Attention:   Heather Zimmermann          Attention:    Heather Zimmermann
                                         Telephone:    (212) 782-4220
                                         Telecopier:   (212) 782-6440

Address for LIBOR Rate Loan Funding if different from above:

Loan Operations Department
BTM Information Services, Inc.
c/o Bank of Tokyo-Mitsubishi Trust Company
1251 Avenue of the Americas, 12th Floor
New York, New York 10020-1104
Attention:   Rolando Uv
             Assistant Vice President
Telephone:   (201) 413-8570
Telecopier:  (201) 521-2304
Telex:

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Agreement by and among ALLEGHENY TECHNOLOGIES INCORPORATED, THE LENDERS PARTY HERETO and PNC BANK, NATIONAL ASSOCIATION, as the Agent to be executed by its duly authorized officers as of the date first above written.

Maximum Dollar Amount of Long Term        THE INDUSTRIAL BANK OF JAPAN,
Revolving Credit Commitment               LIMITED
         $13,500,000
Long Term Revolving Credit Commitment     By:   /s/ Andreas Panteli
                                             ----------------------------------
Percentage                                Name:  Andreas Panteli
         6.92307692%                      Title:    Senior Vice President
Maximum Dollar Amount of Short Term
Revolving Credit Commitment
         $9,000,000
Short Term Revolving Credit Commitment
Percentage
         6.92307692%
Commitment Percentage (Total)
         6.92307692%


Addresses for notice purposes:

If by United States Mail:                 If by other means:

The Industrial Bank of Japan, Limited     The Industrial Bank of Japan, Limited
1251 Avenue of the Americas               1251 Avenue of the Americas
New York, New York 10020-1104             New York, New York 10020-1104
Attention:    Hilary Zhang                Attention:    Hilary Zhang
              Assistant Vice President                  Assistant Vice President
                                          Telephone:    (212) 282-3467
                                          Telecopier:   (212) 282-4488



Address for LIBOR Rate Loan Funding if different from above:

The Industrial Bank of Japan, Limited
1251 Avenue of the Americas
New York, New York 10020-1104
Attention:        Hema Dibatia
Telephone:        (212) 282-4099
Telecopier:       (212) 282-4478
Telex:

                                   EXHIBIT A-1

                     FORM OF LONG TERM REVOLVING CREDIT NOTE


$___________                                           Pittsburgh, Pennsylvania
                                                              December 20, 2001

This Long Term Revolving Credit Note is executed and delivered under and pursuant to the terms of that certain Credit Agreement dated as of December 20, 2001 (the Credit Agreement together with the exhibits and schedules thereto and all amendments, modifications, extensions, renewals, replacements or restatements thereof and thereto, the "Agreement") by and among ALLEGHENY TECHNOLOGIES INCORPORATED, a Delaware corporation (the "Borrower"), the financial institutions listed on the signature pages thereof and each other financial institution which, from time to time, may become a party to the Agreement (collectively, the "Lenders"), the syndication agents referred to therein (collectively the "Syndication Agents") and PNC BANK, NATIONAL ASSOCIATION, as documentation and administrative agent for the Lenders (in each capacity the "Agent").

FOR VALUE RECEIVED, the Borrower promises to pay to the order of ________________ (the "Lender"), its successors and permitted assignees, at the office of the Agent at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707 on the Long Term Revolving Credit Termination Date the lesser of (i) the principal sum of ______________ MILLION AND NO/100 DOLLARS ($___________) or
(ii) the aggregate unpaid principal amount of all outstanding Long Term Revolving Credit Loans made by the Lender to the Borrower on or before the Long Term Revolving Credit Termination Date pursuant to the Agreement together with interest on the unpaid principal balance thereof from time to time outstanding.

All Long Term Revolving Credit Loans made by the Lender, the respective types and maturities thereof, and all repayments of the principal thereof shall be recorded by the Lender in the Loan Account maintained by the Lender in accordance with the Agreement and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Long Term Revolving Credit Loan then outstanding may be endorsed by the Lender on one or more schedules attached hereto, or on a continuation of such schedule attached to and made a part hereof; PROVIDED that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Agreement.

Interest on the unpaid principal balance hereof shall be due and payable at the rates and at the times specified in the Agreement during the term hereof to and including the Termination Date and at maturity, and shall be calculated and adjusted in accordance with the terms of the Agreement.

This Long Term Revolving Credit Note is one of the Long Term Revolving Credit Notes referred to in the Agreement. Reference is made to the Agreement for provisions for the prepayment hereof, for the termination of the Long Term Revolving Credit Commitment and the reduction and cancellation thereof, and for the acceleration of the maturity hereof. All of the terms, conditions, covenants, representations and warranties of the Agreement are incorporated herein by reference as if same were fully set forth herein.

Demand, presentation, protest, notice of dishonor and notice of default are hereby waived.

THIS LONG TERM REVOLVING CREDIT NOTE SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REFERENCE TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAW.

WITNESS the due execution of this Long Term Revolving Credit Note with the intent to be legally bound hereby.


                                     ALLEGHENY TECHNOLOGIES INCORPORATED,
                                     a Delaware corporation


                                     By:
                                        ---------------------------------------
                                     Name:
                                     Title:

                                   EXHIBIT A-2

                    FORM OF SHORT TERM REVOLVING CREDIT NOTE


$___________                                           Pittsburgh, Pennsylvania
                                                              December 20, 2001

This Short Term Revolving Credit Note is executed and delivered under and pursuant to the terms of that certain Credit Agreement dated as of December 20, 2001 (the Credit Agreement together with the exhibits and schedules thereto and all amendments, modifications, extensions, renewals, replacements or restatements thereof and thereto, the "Agreement") by and among ALLEGHENY TECHNOLOGIES INCORPORATED, a Delaware corporation (the "Borrower"), the financial institutions listed on the signature pages thereof and each other financial institution which, from time to time, may become a party to the Agreement (collectively, the "Lenders"), the syndication agents referred to therein (collectively the "Syndication Agents") and PNC BANK, NATIONAL ASSOCIATION, as documentation and administrative agent for the Lenders (in each capacity the "Agent").

FOR VALUE RECEIVED, the Borrower promises to pay to the order of ________________ (the "Lender"), its successors and permitted assignees, at the office of the Agent at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707 on the Short Term Revolving Credit Termination Date the lesser of (i) the principal sum of ______________ MILLION AND NO/100 DOLLARS ($___________) or
(ii) the aggregate unpaid principal amount of all outstanding Short Term Revolving Credit Loans made by the Lender to the Borrower on or before the Short Term Revolving Credit Termination Date pursuant to the Agreement together with interest on the unpaid principal balance thereof from time to time outstanding.

All Short Term Revolving Credit Loans made by the Lender, the respective types and maturities thereof, and all repayments of the principal thereof shall be recorded by the Lender in the Loan Account maintained by the Lender in accordance with the Agreement and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Short Term Revolving Credit Loan then outstanding may be endorsed by the Lender on one or more schedules attached hereto, or on a continuation of such schedule attached to and made a part hereof; PROVIDED that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Agreement.

Interest on the unpaid principal balance hereof shall be due and payable at the rates and at the times specified in the Agreement during the term hereof to and including the Short Term Revolving Credit Termination Date and at maturity, and shall be calculated and adjusted in accordance with the terms of the Agreement.

This Short Term Revolving Credit Note is one of the Short Term Revolving Credit Notes referred to in the Agreement. Reference is made to the Agreement for provisions for the prepayment hereof, for the termination of the Short Term Revolving Credit Commitment and the reduction and cancellation thereof, and for the acceleration of the maturity hereof. All of the terms, conditions, covenants, representations and warranties of the Agreement are incorporated herein by reference as if same were fully set forth herein.

Demand, presentation, protest, notice of dishonor and notice of default are hereby waived.

THIS SHORT TERM REVOLVING CREDIT NOTE SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REFERENCE TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAW.

WITNESS the due execution of this Short Term Revolving Credit Note with the intent to be legally bound hereby.


                                     ALLEGHENY TECHNOLOGIES INCORPORATED,
                                     a Delaware corporation


                                     By:
                                        ---------------------------------------
                                     Name:
                                     Title:

                                   EXHIBIT B-1

                              FORM OF BID RATE NOTE
                                   (Long Term)


$                                                      Pittsburgh, Pennsylvania
 --------------------------                                   December 20, 2001


This Bid Rate Note is executed and delivered under and pursuant to the terms of that certain Credit Agreement dated as of December 1, 2001 (the Credit Agreement together with the exhibits and schedules thereto and all amendments, modifications, extensions, renewals, replacements or restatements thereof and thereto, the "Agreement") by and among ALLEGHENY TECHNOLOGIES INCORPORATED, a Delaware corporation (the "Borrower"), the financial institutions listed on the signature pages thereof and each other financial institution which, from time to time, may become a party to the Agreement, the syndication agents referred to therein (collectively the "Syndication Agents") and PNC BANK, NATIONAL ASSOCIATION, as documentation and administrative agent for the Lenders (in such capacity, the "Agent").

FOR VALUE RECEIVED, the Borrower promises to pay to the order of ________________ (the "Lender"), its successors and permitted assignees, at the office of the Agent at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707 on the Long Term Revolving Credit Termination Date the lesser of (i) the principal sum of ___________ MILLION AND NO/100 DOLLARS ($___________) or
(ii) the aggregate unpaid principal amount of all outstanding Bid Rate Loans made by the Lender to the Borrower on or before the Long Term Revolving Credit Termination Date pursuant to the Agreement together with interest on the unpaid principal balance thereof from time to time outstanding.

All Bid Rate Loans made by the Lender, the respective types and maturities thereof, and all repayments of the principal thereof shall be recorded by the in the Loan Account maintained by the Lender in accordance with the Agreement Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Bid Rate Loan then outstanding may be endorsed by the Lender on one or more schedules attached hereto, or on a continuation of such schedule attached to and made a part hereof; PROVIDED that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Agreement.

Interest on the unpaid principal balance hereof shall be due and payable at the rates and at the times determined in accordance with the Agreement during the term hereof to and including the Long Term Revolving Credit Termination Date and at maturity, and shall be calculated and adjusted in accordance with the terms of the Agreement.

This Bid Rate Note is one of the Bid Rate Notes referred to in the Agreement. Reference is made to the Agreement for provisions for the prepayment hereof and for the acceleration of the maturity hereof. All of the terms, conditions, covenants, representations and warranties of the Agreement are incorporated herein by reference as if same were fully set forth herein. Demand, presentation, protest, notice of dishonor and notice of default are hereby waived.

THIS BID RATE NOTE SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REFERENCE TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAW.

WITNESS the due execution of this Bid Rate Note with the intent to be legally bound hereby.


                                   ALLEGHENY TECHNOLOGIES INCORPORATED,
                                   a Delaware corporation



                                   By:
                                      -----------------------------------------
                                   Name:
                                   Title:

                                   EXHIBIT B-2

                              FORM OF BID RATE NOTE
                                  (Short Term)


$                                                     Pittsburgh, Pennsylvania
 --------------------------                                  December 20, 2001


This Bid Rate Note is executed and delivered under and pursuant to the terms of that certain Credit Agreement dated as of December 20, 2001 (the Credit Agreement together with the exhibits and schedules thereto and all amendments, modifications, extensions, renewals, replacements or restatements thereof and thereto, the "Agreement") by and among ALLEGHENY TECHNOLOGIES INCORPORATED, a Delaware corporation (the "Borrower"), the financial institutions listed on the signature pages thereof and each other financial institution which, from time to time, may become a party to the Agreement, the syndication agents referred to therein (collectively the "Syndication Agents") and PNC BANK, NATIONAL ASSOCIATION, as documentation and administrative agent for the Lenders (in such capacity, the "Agent").

FOR VALUE RECEIVED, the Borrower promises to pay to the order of ________________ (the "Lender"), its successors and permitted assignees, at the office of the Agent at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707 on the Short Term Revolving Credit Termination Date the lesser of (i) the principal sum of ___________ MILLION AND NO/100 DOLLARS ($___________) or
(ii) the aggregate unpaid principal amount of all outstanding Bid Rate Loans made by the Lender to the Borrower on or before the Short Term Revolving Credit Termination Date pursuant to the Agreement together with interest on the unpaid principal balance thereof from time to time outstanding.

All Bid Rate Loans made by the Lender, the respective types and maturities thereof, and all repayments of the principal thereof shall be recorded by the Lender in the Loan Account maintained by the Lender under the Agreement and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Bid Rate Loan then outstanding may be endorsed by the Lender on one or more schedules attached hereto, or on a continuation of such schedule attached to and made a part hereof; PROVIDED that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Agreement.

Interest on the unpaid principal balance hereof shall be due and payable at the rates and at the times determined in accordance with the Agreement during the term hereof to and including the Short Term Revolving Credit Termination Date and at maturity, and shall be calculated and adjusted in accordance with the terms of the Agreement.

This Bid Rate Note is one of the Bid Rate Notes referred to in the Agreement. Reference is made to the Agreement for provisions for the prepayment hereof and for the acceleration of the maturity hereof. All of the terms, conditions, covenants, representations and warranties of the Agreement are incorporated herein by reference as if same were fully set forth herein. Demand, presentation, protest, notice of dishonor and notice of default are hereby waived.

THIS BID RATE NOTE SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REFERENCE TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAW.

WITNESS the due execution of this Bid Rate Note with the intent to be legally bound hereby.


                                 ALLEGHENY TECHNOLOGIES INCORPORATED,
                                 a Delaware corporation



                                 By:
                                    -------------------------------------------
                                 Name:
                                 Title:

                                    EXHIBIT C

                         FORM OF BID RATE QUOTE REQUEST


                                                                          [Date]


To:           PNC Bank, National Association (the "Agent")

From:         Allegheny Technologies Incorporated, a Delaware corporation (the
              "Borrower")

              Re: Credit Agreement (the "Agreement") dated as of December ____, 2001 among the Borrower, the Lenders party thereto, the Syndication Agents referred to therein and the Agent.



              We hereby give notice pursuant to Section 2.2c(i) of the Agreement that we request Bid Rate Quotes for the following proposed Bid Rate Borrowing(s):


Date of Disbursement:      ________________________

Principal Amount*                                    Interest Period**
----------------                                     ---------------

$

              Such Bid Rate Quotes should offer a Bid Rate [Margin] [Absolute Rate]. [The applicable base rate is the Euro-Rate.]

              Terms used herein have the meanings assigned to them in the Agreement.

                                   ALLEGHENY TECHNOLOGIES INCORPORATED,
                                   a Delaware corporation


                                   By:
                                      -----------------------------------------
                                   Name:
                                   Title:






------------------------------
     *   Amount must be $5,000,000 or a larger multiple of $1,000,000.
     ** Not less than 1 month (Euro-Rate Auction) or not less than 1 day (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

                                    EXHIBIT D

                             FORM OF BID RATE QUOTE





PNC Bank, National Association, as Agent
One PNC Plaza, ___ Floor
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707

Attention:    Agency Services

Re: Bid Rate Quote to Allegheny Technologies Incorporated, a Delaware corporation (the "Borrower")


              In response to your invitation on behalf of the Borrower dated __________, 200[__], we hereby make the following Bid Rate Quote on the following terms:

1.       Quoting Bank: _______________________________________________

2.       Person to contact at Quoting Bank:

         ____________________________________________________________________

3.       Date of Disbursement:_______________________________________________ *

4. We hereby offer to make Bid Rate Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:




--------------------------
     * As specified in the related Invitation.



Principal                  Interest                              Bid Rate
 Amount**                  Period***                 [Margin****]      [Absolute Rate*****]
-------                    ------                    --------------------------------------

$

$

         [Provided, that the aggregate principal amount of Bid Rate Loans for which the above offers may be accepted shall not exceed
         $______________.]**


                  We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement (the "Credit Agreement") dated as of December ___, 2001 among the Borrower, the Lenders party thereto, the Syndication Agents referred to therein and the Agent referred to therein, irrevocably obligates us to make the Bid Rate Loan(s) for which any offer(s) are accepted, in whole or in part.

                  Terms used herein have the meanings assigned to them in the Agreement.

                                     Very truly yours,

                                     [NAME OF BANK]


Dated:                               By:
       ---------------------            ---------------------------------------
                                              Authorized Officer





------------------
   ** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.
   *** Not less than one month or not less than 1 day, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.
   **** Margin over or under the Euro-Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".
   ***** Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

                                    EXHIBIT E

                             FORM OF SWINGLINE NOTE


$                                                      Pittsburgh, Pennsylvania
 --------------------------                                   December 20, 2001


This Swingline Note is executed and delivered under and pursuant to the terms of that certain Credit Agreement dated as of December 20, 2001 (the Credit Agreement together with the exhibits and schedules thereto and all amendments, modifications, extensions, renewals, replacements or restatements thereof and thereto, the "Agreement") by and among ALLEGHENY TECHNOLOGIES INCORPORATED, a Delaware corporation (the "Borrower"), the financial institutions listed on the signature pages thereof and each other financial institution which, from time to time, may become a party to the Agreement (collectively the "Lenders"), the syndication agents referred to therein (collectively the "Syndication Agents") and PNC BANK, NATIONAL ASSOCIATION, as documentation and administrative agent for the Lenders (in such capacity, the "Agent").

FOR VALUE RECEIVED, the Borrower promises to pay to the order of ________________ (the "Swingline Lender"), its successors and permitted assignees, at the office of the Agent at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707 on the Long Term Revolving Credit Termination Date the lesser of (i) the principal sum of ___________ MILLION AND NO/100 DOLLARS ($___________) or (ii) the aggregate unpaid principal amount of all outstanding Swingline Loans made by the Swingline Lender to the Borrower on or before the Long Term Revolving Credit Termination Date pursuant to the Agreement together with interest on the unpaid principal balance thereof from time to time outstanding.

All Swingline Loans made by the Swingline Lender, the respective types and maturities thereof, and all repayments of the principal thereof shall be recorded by the Swingline Lender in the Loan Account maintained by the Swingline Lender in accordance with the Agreement and, if the Swingline Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Swingline Loan then outstanding may be endorsed by the Swingline Lender on one or more schedules attached hereto, or on a continuation of such schedule attached to and made a part hereof; PROVIDED that the failure of the Swingline Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Agreement.

Interest on the unpaid principal balance hereof shall be due and payable at the rates and at the times determined in accordance with the Agreement during the term hereof to and including the Long Term Revolving Credit Termination Date and at maturity, and shall be calculated and adjusted in accordance with the terms of the Agreement.

This Swingline Note is one of the Swingline Notes referred to in the Agreement. Reference is made to the Agreement for provisions for the prepayment hereof and for the acceleration of the maturity hereof. All of the terms, conditions, covenants, representations and warranties of the Agreement are incorporated herein by reference as if same were fully set forth herein.

Demand, presentation, protest, notice of dishonor and notice of default are hereby waived.

THIS SWINGLINE NOTE SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REFERENCE TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAW.

WITNESS the due execution of this Swingline Note with the intent to be legally bound hereby.


                                    ALLEGHENY TECHNOLOGIES INCORPORATED,
                                    a Delaware corporation



                                    By:_________________________________
                                    Name:
                                    Title:

                                    EXHIBIT F

                         FORM OF SWINGLINE QUOTE REQUEST


                                                                         [Date]


To:         PNC Bank, National Association (the "Agent")

From:       Allegheny Technologies Incorporated, a Delaware corporation (the
            "Borrower")

Re: Credit Agreement (the "Agreement") dated as of December ___, 2001 among the Borrower, the Lenders party thereto, the Syndication Agents referred to therein and the Agent.



            We hereby give notice pursuant to Section 2.3c(i) of the Agreement that we request Swingline Quotes for the following proposed Swingline Borrowing(s):


Date of Disbursement:      ________________________

Principal Amount*                                    Interest Period
-----------------                                    ---------------

$                                                    Next Business Day



            Terms used herein have the meanings assigned to them in the Agreement.

                                      ALLEGHENY TECHNOLOGIES INCORPORATED,
                                      a Delaware corporation


                                      By:
                                          -------------------------------------
                                      Name:
                                      Title:










----------------------
     * Amount must be $10,000 or a larger multiple of $10,000.

                                    EXHIBIT G

                             FORM OF SWINGLINE QUOTE





PNC Bank, National Association, as Agent
One PNC Plaza, ___ Floor
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707

Attention:     Agency Services

Re:            Swingline Quote to
               Allegheny Technologies Incorporated, a Delaware corporation (the "Borrower")


               In response to your invitation on behalf of the Borrower dated __________, 200[__], we hereby make the following Swingline Quote on the following terms:

1.       Quoting Bank: _____________________________________________________

2.       Person to contact at Quoting Bank:

         __________________________________________________________________


3.       Date of Disbursement:    _________________________________________  *

4. We hereby offer to make Swingline Loan(s) in the following principal amounts, for repayment the next Business Day and at the following rate:








-------------------------
     * As specified in the related Invitation.

Principal                  Interest                           Swingline
 Amount**                  Period                          Interest Rate***
-------                    ------                          -------------

$

$

         [Provided, that the aggregate principal amount of Swingline Loans for which the above offers may be accepted shall not exceed
         $______________.]


                  We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement (the "Credit Agreement") dated as of December __, 2001 among the Borrower, the Lenders party thereto, the Syndication Agents referred to therein and the Agent, referred to therein, irrevocably obligates us to make the Swingline Loan(s) for which any offer(s) are accepted, in whole or in part.

                  Terms used herein have the meanings assigned to them in the Agreement.

                                         Very truly yours,


                                         [NAME OF BANK]


Dated:_________________________          By:___________________________________
                                                  Authorized Officer






------------------------
   ** Principal amount bid may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $10,000 or a larger multiple of $10,000.
   *** Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

                                    EXHIBIT H

                         FORM OF COMPLIANCE CERTIFICATE


                  For the Fiscal Year Ended ___________, 200__
                                       or
                  For the Fiscal Quarter Ended _________, 200__


                  Reference is made to that certain Credit Agreement dated as of December ___, 2001(the Credit Agreement and all exhibits and schedules thereto, together with all amendments, modifications, extensions, renewals, substitutions and replacements thereto and thereof, the "Agreement") by and among ALLEGHENY TECHNOLOGIES INCORPORATED, a Delaware corporation (the "Borrower"), the financial institutions party thereto as Lenders (collectively, the "Lenders"), the Syndication Agents referred to therein and PNC Bank, National Association, as Agent. All capitalized terms used as defined terms in this Compliance Certificate which are defined in the Agreement shall have the same meanings herein as in the Credit Agreement. This certificate is being delivered pursuant to the requirements of Subsection 4.2(i) of the Agreement.

                  The undersigned, an Authorized Officer of the Borrower, hereby certifies that:

CHECK ONE:

         ____1. The annual audited financial statements being delivered to the Bank with this Compliance Certificate are true, complete and correct.

                                       OR

         ____1. The quarterly financial statements being delivered to the Bank with this Compliance Certificate are true, complete and correct and present fairly the financial position of the Borrower and the results of its operations and its cash flows for the fiscal quarter set forth above in conformity with GAAP consistently applied.

         2. The undersigned has reviewed the terms of the Agreement and of the Notes and has made, or caused to be made under his supervision, a review of the transactions and condition of the Borrower during the accounting period covered by the financial statements delivered herewith and that such review has not disclosed the existence during such accounting period, and that the undersigned does not have knowledge of the existence as at the date of such Compliance Certificate, of any condition or event which constitutes a Potential Default or an Event of Default on the date of this Compliance Certificate.

            [NOTE: If any of the above events has occurred or is continuing, set forth on a separate sheet the nature thereof and the action which the Borrower has taken, is taking or proposes to take with respect thereto.]

            3. The Borrower's compliance with the financial covenants set forth in Sections 5.3 and 5.4 of the Agreement is as follows:

                                               Required                         Actual
                                               --------                         ------

Consolidated Total                        60% of Consolidated              __________%
Indebtedness  (Section 5.3)               Total Capitalization

Consolidated EBITDA to Consolidated       3.0 prior to January 1, 2003     ______:1.00
Interest Expense (Section 5.4)            3.5 on or after January 1, 2003

            4. The calculations used in connection with the above financial covenants are attached to this Compliance Certificate.

                  All capitalized terms used in this Compliance Certificate as defined terms which are not defined herein but which are defined in the Agreement shall have the meanings given them in the Agreement.

                  Dated the ____ day of __________, 200__.


                                    ALLEGHENY TECHNOLOGIES INCORPORATED,
                                    a Delaware corporation


                                    By:_____________________________________
                                    Name:
                                    Title:

                                    EXHIBIT I
                           Form of Opinion of Counsel

                                    ALLEGHENY
                                  TECHNOLOGIES
                                  INCORPORATED

                                  JON D. WALTON
Corporate Counsel
Senior Vice President and Chief
Legal and Administrative Officer
412-394-2984


                                December __, 2001



PNC Bank, National Association,
Documentation and Administrative Agent
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707
         and
The several Lenders party to the
Agreement (as defined below)
as of the date hereof and who
may become parties to the Agreement

         Re:      Credit Agreement

Ladies and Gentlemen:

                  I have served as counsel to Allegheny Technologies Incorporated (the "Borrower") in connection with the Credit Agreement by and among the Borrower, the Lenders party thereto, ________________________________________________________________, as Syndication
Agents, and PNC Bank, National Association, as Documentation and Administrative Agent thereunder dated as of December __, 2001 (the "Agreement"). You have requested that I furnish to you my written opinion pursuant to Section _____ of the Agreement. Terms not otherwise defined herein shall have the meanings assigned to them in the Agreement.

                  I have reviewed the Agreement and Notes and such corporate records of the Borrower, certificates of public officials, certificates of officers of the Borrower and other documents and have made such examinations of law as I have deemed necessary or relevant in connection with the opinions set forth below.

                  I have also assumed, with your permission, the following:

         (i) the due completion and execution by duly authorized officers of each Lender and the Agent and delivery of all documents and instruments to be delivered by the Lenders and the Agent, if any; and

         (ii) that each of the Lenders and the Agent is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, that the Agreement constitutes the legal and binding obligation of such Lender or the Agent, that the Agreement has been duly authorized by all necessary action by each Lender and the Agent, and that each Lender and the Agent has full corporate power and authority to perform its obligations under the Agreement.

               I am a member of the Bar of the Commonwealth of Pennsylvania and am opining herein only as to the effect on the subject transactions of the laws of the Commonwealth of Pennsylvania (excluding conflict of laws rules), the General Corporation Law of the State of Delaware and the federal laws of the United States of America to the extent referred to specifically herein, all in effect on the date hereof I express no opinion with respect to the laws of any other jurisdiction.

               Based upon and subject to the foregoing as well as to the additional qualifications and other matters hereinafter set forth, I am of the opinion that:

               1. The Borrower is a corporation validly organized and existing as a corporation under the laws of the State of Delaware.

               2. The Borrower has all requisite corporate power and authority to own and operate its properties and assets and carry on its business as presently conducted.

               3. The execution and delivery of the Agreement and the Notes by the Borrower and the performance by the Borrower of its obligations under the Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Borrower The Borrower has the corporate power and authority to enter into and perform its obligations under the Agreement and the Notes.

               4. The execution and delivery of the Agreement and the Notes and the performance by the Borrower of its obligations thereunder (A) do not violate any provision of W the Borrower's Restated Certificate of Incorporation or its Amended and Restated By-Laws, (ii) any material law binding upon or affecting the Borrower, or (iii) any material agreement to which the Borrower is a party or by which it or its properties are bound, or (B) result in the creation or imposition of any Encumbrance in, of or on the property of the Borrower pursuant to the terms of any such material agreement The Agreement and the Notes constitute legal, valid binding obligations of the Borrower, enforceable in accordance with their terms.

               5. Neither the execution and delivery nor the performance of the Agreement and the Notes requires the giving of notice to, filing with, or consent or approval of or other action by, any Governmental Authority except to the extent that such notice or filing has been or will be accomplished or obtained in the ordinary course without violating applicable law.

               6. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or "holding company", or an "affiliate" of a "holding company" or "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                           The opinions set forth herein are subject to the
following qualifications:

                  A. Insofar as the enforceability and binding effect of the Agreement and Notes are concerned, the opinions set forth herein are subject to limitations arising pursuant to applicable bankruptcy, insolvency, moratorium, fraudulent transfer, preference and other laws and equitable principles affecting the scope and enforcement of creditors, rights generally, and are also limited by the Lenders' and the Agent's implied covenants of good faith, fair dealing and commercially reasonable conduct, and by the effect of judicial discretion on the availability of remedies and realization of benefits under the enforceability of the Agreement and the Notes in all respects as written, including, but not limited to, the recovery of attorneys, fees.

                  B. I express no opinion as to the enforceability of any provision in any of the Agreement or the Notes (i) purporting to preclude the modification of the Agreement or the Notes through conduct, custom or course of performance, action or dealing, (ii) purporting to waive defenses or equitable, constitutional or statutory rights or remedies, (iii) purporting to require the payment or reimbursement or prepayment premiums, penalties, fees, costs, expenses or other amounts which are unreasonable in nature or amount, (iv) purporting to limit the liability of any Lender or the Agent or to indemnify any Lender or the Agent for its acts or omissions, (v) constituting waivers of or indemnification against violations by any Lender or the Agent, (vi) purporting to restrict or prohibit the ability of the Borrower to transfer rights in the property, or (vii) purporting to waive or restrict the right to a jury trial, specify a means for service of process, select venue or consent to personal jurisdiction.

                  Further and in response to your request, be advised that, to my knowledge, except as set forth or incorporated by reference in the Borrower's Registration Statement on Form S-4 filed under the Securities Act of 1933, as amended, Registration No. 333-8235, or in the Forms 10-K, 10-Q or 8-K most recently filed by Allegheny Ludlum Corporation and Teledyne, Inc., respectively, there are no actions, suits, investigations, litigation or governmental proceedings pending or, to my knowledge, threatened against or affecting the Borrower or any of its Consolidated Subsidiaries before any court or arbitrator or by or before any administrative agency or other governmental authority which would have a Material Adverse Effect on the Borrower and its Consolidated Subsidiaries taken as a whole, or which purport to affect the legality, validity or enforceability of the Agreement or the Notes.

                  This letter is furnished to you specifically in connection with the Agreement and solely for your information and benefit. It may not be relied upon in any manner or for any other purpose by any other person without my prior written consent. This opinion is rendered as of the date hereof, and I have not undertaken to supplement this opinion with respect to factual matters or changes of law that may occur hereafter. It is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly stated herein.

                                              Yours truly,


                                              Jon D. Walton

                                    EXHIBIT J

                                     FORM OF
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                  ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of
______________, 200__ by and among _______________________________ (the
"Transferor Lender"), ____________________________________________ (the
"Purchasing Lender"), and PNC BANK, NATIONAL ASSOCIATION, as the Documentation and Administrative Agent for the Lenders under the Credit Agreement described below (in such capacity the "Documentation and Administrative Agent").

                                   WITNESSETH:
                                   -----------

                  WHEREAS, this Assignment and Assumption Agreement is being executed and delivered in accordance with that certain Credit Agreement dated as of December ___, 2001 by and among the Borrower, the Lenders party thereto and the Documentation and Administrative Agent (the Credit Agreement together with the exhibits and schedules thereto and all amendments, modifications, extensions, renewals, substitutions and replacements thereto and thereof is hereinafter referred to as the "Agreement");

                  WHEREAS, the Purchasing Lender (if it is not already a party to the Agreement) wishes to become a party to the Agreement and assume the rights, obligations and commitments of a Lender thereunder; and

                  WHEREAS, the Transferor Lender wishes to sell and assign to the Purchasing Lender [all] [a portion] of the Transferor Lender's rights, obligations, commitments and Loans under the Agreement.

                  NOW, THEREFORE, in consideration of mutual promises contained herein and other valuable consideration and with the intent to be legally bound hereby, the parties hereto agree as follows:

                  1. All capitalized terms used herein as defined terms which are not defined herein but which are defined in the Agreement shall have the same meanings herein as given to them in the Agreement unless the context clearly indicates otherwise.

                  2. Upon receipt by the Documentation and Administrative Agent
of        counterparts of this Assignment and Assumption Agreement which have been executed by the Transferor Lender, the Purchasing Lender and the Documentation and Administrative Agent and to each of which is attached a fully completed Schedule I, the Documentation and Administrative Agent will complete, execute and deliver to the Borrower, the Transferor Lender, the Purchasing Lender and the remaining Lenders, a Transfer Effective Notice substantially in the form of Schedule II to this Assignment and Assumption Agreement (a "Transfer Effective Notice"). Such Transfer Effective Notice shall set forth, INTER ALIA, the date on which the transfer affected by this Assignment and Assumption Agreement shall become effective (the "Transfer Effective

Date"), which date shall be the third Business Day following the date of such Transfer Effective Notice.

                  3. Effective upon the opening of business of the Documentation and Administrative Agent on the Transfer Effective Date, the Transferor Lender hereby sells, assigns, delegates and transfers to the Purchasing Lender, without recourse and without any representations or warranties except as set forth in paragraph 9 hereof, and the Purchasing Lender hereby buys, assumes and accepts, [all] [a portion] of the Transferor Lender' s rights, as set forth in item 2 of
Schedule I hereto in (i) the Transferor Lender's Revolving Credit Commitment,
(ii) the principal of, and all accrued and unpaid interest on, all outstanding Loans of the Transferor Lender, (iii) all accrued but unpaid Fees owing to the Transferor Lender under the Agreement and the other Loan Documents and (iv) all of the Transferor Lender's other rights (including voting rights), interests, duties, liabilities and obligations under the Agreement and the other Loan Documents.

                  4. On the Transfer Effective Date, the Purchasing Lender shall pay to the Documentation and Administrative Agent at or before 12:00 Noon (Eastern time), in immediately available funds, an amount equal to the principal of all outstanding Loans being sold by the Transferor Lender to the Purchasing Lender. The Documentation and Administrative Agent shall pay such amount to the Transferor Lender, in immediately available funds, on the Transfer Effective Date. The principal amount paid by the Purchasing Lender to the Documentation and Administrative Agent is referred to hereinafter as the "Purchase Price". On and after the Transfer Effective Date, the Documentation and Administrative Agent shall begin to calculate interest on the outstanding Loans and all Fees under the Agreement and the other Loan Documents which are owed to the Transferor Lender and the Purchasing Lender, based on the Transferor Lender's and the Purchasing Lender's Commitment Percentages set forth in items 3 and 4 of
Schedule I hereto.

                  5. From and after the Transfer Effective Date, (i) the Purchasing Lender (A) shall be a Lender party to the Agreement, (B) subject to the terms thereof, and to the extent provided in this Assignment and Assumption Agreement, shall have the rights, interests, liabilities, duties and obligations of the Transferor Lender thereunder and under the Loan Documents and (C) shall have a Revolving Credit Commitment and Commitment Percentage as set forth opposite the Purchasing Lender's name in item 3 of Schedule I hereto and (ii) the Transferor Lender (A) shall, to the extent provided in this Assignment and Assumption Agreement, relinquish such rights and interests and be released from such liabilities, duties and obligations under the Agreement and the other Loan Documents as shall have been assigned to the Purchasing Lender hereunder and (B) shall have the reduced Revolving Credit Commitment and Commitment Percentage as set forth opposite the Transferor Lender's name in item 4 of Schedule I hereto.

                  6. The Transferor Lender has made arrangements with the Purchasing Lender with respect to (i) the amount, if any, to be paid, and the date or dates for payment, by the Transferor Lender to such Purchasing Lender of any Fees heretofore received by the Transferor Lender pursuant to the Agreement or any other Loan Document prior to the Transfer Effective Date and (ii) the amount, if any, to be paid, and the date or dates for payment, by such

Purchasing Lender to the Transferor Lender of Fees or interest received by such Purchasing Lender pursuant to the Agreement or any other Loan Document from and after the Transfer Effective Date. Any such amount is in addition to the Purchase Price.

                  7. (i) All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Transferor Lender pursuant to the Agreement and the Notes payable to the Transferor Lender shall instead be payable to or for the account of the Transferor Lender and the Purchasing Lender in accordance with their respective interests as reflected in this Assignment and Assumption Agreement and on
Schedule I hereto.

                     (ii) All interest, Fees and other amounts that would otherwise accrue for the account of the Transferor Lender from and after the Transfer Effective Date pursuant to the Agreement, the Notes payable to the Transferor Lender or the other Loan Documents shall instead accrue for the account of, and be payable to, the Transferor Lender and the Purchasing Lender in accordance with their respective interests as reflected in this Assignment and Assumption Agreement and on Schedule I hereto.

                  8. As soon as possible after the Documentation and Administrative Agent has received from the Transferor Lender the existing Notes payable to the Transferor Lender and after the Borrower has executed and delivered to the Documentation and Administrative Agent new Notes, the Documentation and Administrative Agent shall deliver to the Transferor Lender a new Revolving Credit Note payable to the order of the Transferor Lender in a principal amount equal to the revised Revolving Credit Commitment of the Transferor Lender set forth in item 4 of Schedule I hereto and shall deliver to the Purchasing Lender a Revolving Credit Note payable to the order of the Purchasing Lender in a principal amount equal to the Revolving Credit Commitment of the Purchasing Lender set forth in item 3 of Schedule I hereto.

                  9. Each of the Transferor Lender and the Purchasing Lender represents and warrants to the other that (i) it has full power and legal right to execute and deliver this Assignment and Assumption Agreement and to perform the provisions of this Assignment and Assumption Agreement, (ii) the execution, delivery and performance of this Assignment and Assumption Agreement have been authorized by all necessary corporate action and (iii) this Assignment and Assumption Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                  10. By executing and delivering this Assignment and Assumption Agreement, the Transferor Lender and the Purchasing Lender confirm to and agree with each other, the Documentation and Administrative Agent and the other Lenders as follows: (i) except as set forth in paragraph 9 immediately above, the Transferor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; (ii) the Transferor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of the Lenders or the performance or observance by the Borrower or any of the Lenders of any of their respective obligations under the Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto; (iii) the Purchasing Lender confirms that it has received a copy of the Agreement, together with copies of the financial statements delivered to the Documentation and Administrative Agent pursuant to the Agreement, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (iv) the Purchasing Lender has not relied upon and will continue independently and without reliance upon the Documentation and Administrative Agent, the Transferor Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, make its own credit decision in taking or not taking action under the Agreement and the other Loan Documents; (v) the Purchasing Lender appoints and authorizes the Documentation and Administrative Agent to take such action on its behalf and to exercise such powers under the Agreement and the other Loan Documents as are delegated to the Documentation and Administrative Agent by the terms of the Agreement and the other Loan Documents, together with such powers as are reasonably incidental thereto, all in accordance with Article VIII of the Agreement and in certain other Loan Documents; and (vi) the Purchasing Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement and the other Loan Documents are required to be performed by it as a Lender.

                  11. Each of the parties to this Assignment and Assumption Agreement agrees that, at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment and Assumption Agreement.

                  12. As of the Transfer Effective Date, the Agreement shall be deemed to be amended (i) to make the Purchasing Lender a Lender for all purposes of the Agreement and the other Loan Documents and (ii) to adjust the Revolving Credit Commitment and Commitment Percentage of the Transferor Lender, and to provide for a Revolving Credit Commitment and Commitment Percentage for the Purchasing Lender, all as set forth on Schedule I hereto.

                  13. Schedule I hereto sets forth in items 3 and 4 thereof the Revolving Credit Commitment and Commitment Percentage of the Purchasing Lender and the revised Revolving Credit Commitment and Commitment Percentage of the Transferor Lender, and sets forth in item 2 certain administrative information with respect to the Purchasing Lender.

                  14. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REFERENCE TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAW.

                  15. This Assignment and Assumption Agreement may be executed in as many counterparts as shall be convenient, each of which, when executed by the Transferor Lender, the Purchasing Lender or the Documentation and Administrative Agent shall be regarded as an original.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed as of the date first above written.


                                 TRANSFEROR LENDER:


                                 By:
                                    -------------------------------------------
                                 Name:
                                 Title:


                                 PURCHASING LENDER:



                                 By:
                                    -------------------------------------------
                                 Name:
                                 Title:


                                 PNC BANK, NATIONAL ASSOCIATION,
                                 as the Documentation and Administrative Agent for the Lenders



                                 By:
                                    -------------------------------------------
                                 Name:
                                 Title:


Consented to this _____ day
of ______________, 200__

ALLEGHENY TECHNOLOGIES INCORPORATED,
a Delaware corporation


By:___________________________
Name:
Title:

                                  SCHEDULE I TO
                       ASSIGNMENT AND ASSUMPTION AGREEMENT


1.    ___________________        Existing Long Term Revolving
      [Transferor Lender]        Credit Commitment:                 $_________

                                 Existing Long Term Revolving
                                 Credit Commitment Percentage:      ________%

                                 Existing Short Term Revolving
                                 Credit Commitment:                 $_________

                                 Existing Short Term Revolving
                                 Credit Commitment Percentage:      ________%

2.    ___________________        Purchased Amount of Long Term
      [Purchasing Lender]        Revolving Credit Commitment:       $_________

                                 Purchased Amount of Short Term
                                 Revolving Credit Commitment:       $_________

Address of Purchasing Lender for notice purposes:

If by United States Mail:               If by other means:
________________________                ________________________
________________________                ________________________
Attention:   _________________          ________________________
                                        Attention:        _____________________
                                        Telephone:        _____________________
                                        Telecopier:       _____________________
                                        Telex:            _____________________

Address of Purchasing Lender for LIBOR-Rate Loan funding, if different from above:
Same as Above
______________________________________
______________________________________
Attention:     _______________________
Telephone:     _______________________
Telecopier:    _______________________
Telex:         _______________________

3.    ___________________        Long Term Revolving Credit
      [Purchasing Lender]        Commitment:                         $_________

                                 Long Term Revolving Credit
                                 Commitment Percentage:              ________%

                                 Short Term Revolving Credit
                                 Commitment:                         $_________

                                 Short Term Revolving Credit
                                 Commitment Percentage:              ________%

4.    ___________________        Revised Long Term Revolving
      [Transferor Lender]        Credit Commitment:                  $_________

                                 Revised Long Term Revolving
                                 Credit Commitment Percentage:       ________%

                                 Revised Short Term Revolving
                                 Credit Commitment:                  $_________

                                 Revised Short Term Revolving
                                 Credit Commitment Percentage:       ________%

                                 SCHEDULE II TO
                       ASSIGNMENT AND ASSUMPTION AGREEMENT


                            TRANSFER EFFECTIVE NOTICE
                            -------------------------


TO:            The Borrower, the Transferor Lender,
               the Purchasing Lender and each other Lender


               The undersigned, the Agent pursuant to the Amended and Restated Credit Agreement dated as of December 19, 2001 by and among Allegheny Technologies Incorporated, as the Borrower, the financial institutions which are or which become parties thereto as the Lenders, Mellon Bank, N.A., JPMorgan Chase Bank and Bank of America, National Association, as Syndication Agents and PNC Bank, National Association, as the Documentation and Administrative Agent for the Lenders, acknowledges receipt of fully executed counterparts of an Assignment and Assumption Agreement, as described in Schedule I attached hereto. Pursuant to such Assignment and Assumption Agreement, you are advised that the Transfer Effective Date will be _______________ [INSERT DATE WHICH IS THREE (3) BUSINESS DAYS FOLLOWING THE DATE OF THE TRANSFER EFFECTIVE NOTICE].

               Capitalized terms used in this Transfer Effective Notice as defined terms shall have the meanings given them in the above-referenced Assignment and Assumption Agreement.

               Dated as of _________________.


                              PNC BANK, NATIONAL ASSOCIATION, as
                              Agent for the Lenders


                              By:
                                 ----------------------------------------------
                              Name:
                              Title:

                                    EXHIBIT K

                                FORM OF TERM NOTE


$                                                      Pittsburgh, Pennsylvania
 --------------------------                                   December 20, 2001


This Term Note is executed and delivered under and pursuant to the terms of that certain Credit Agreement dated as of December 20, 2001 (the Credit Agreement together with the exhibits and schedules thereto and all amendments, modifications, extensions, renewals, replacements or restatements thereof and thereto, the "Agreement") by and among ALLEGHENY TECHNOLOGIES INCORPORATED, a Delaware corporation (the "Borrower"), the financial institutions listed on the signature pages thereof and each other financial institution which, from time to time, may become a party to the Agreement, the syndication agents referred to therein (collectively the "Syndication Agents") and PNC BANK, NATIONAL ASSOCIATION, as documentation and administrative agent for the Lenders (in such capacity, the "Agent").

FOR VALUE RECEIVED, the Borrower promises to pay to the order of ________________ (the "Lender"), its successors and permitted assignees, at the office of the Agent at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707 on the Term Loan Maturity Date the principal sum of _______________________________ Dollars ($___________) on or before the Term
Loan Maturity Date pursuant to the Agreement together with interest on the unpaid principal balance thereof from time to time outstanding.

Such Term Loan made by the Lender, and all repayments of the principal thereof shall be recorded by the Lender in the Loan Account maintained by the Lender under the Agreement and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to such Term Loan then outstanding may be endorsed by the Lender on one or more of schedules attached hereto, or on a continuation of such schedule attached to and made a part hereof; PROVIDED that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Agreement.

Interest on the unpaid principal balance hereof shall be due and payable at the rates and at the times determined in accordance with the Agreement during the term hereof to and including the Term Loan Maturity Date, and shall be calculated and adjusted in accordance with the terms of the Agreement.

This Term Note is one of the Term Notes referred to in the Agreement. Reference is made to the Agreement for provisions for the prepayment hereof and for the acceleration of the maturity hereof. All of the terms, conditions, covenants, representations and warranties of the Agreement are incorporated herein by reference as if same were fully set forth herein. Demand, presentation, protest, notice of dishonor and notice of default are hereby waived.

THIS TERM NOTE SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REFERENCE TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAW.

WITNESS the due execution of this Term Note with the intent to be legally bound hereby.


                                     ALLEGHENY TECHNOLOGIES INCORPORATED,
                                     a Delaware corporation



                                     By:
                                        ---------------------------------------
                                     Name:
                                     Title:

                                  SCHEDULE 3.8
                                      Plans


         1. REPORTABLE EVENTS AS DEFINED FOR PURPOSES OF THIS AGREEMENT. Reportable Events, as defined for purposes of this Agreement,

                  (a) occurred in 1996 under PBGC Reg. 4043.19 (plan mergers) and 4043.29 (new contributing sponsor in controlled group which sponsors a plan underfunded by $1,000,000 or more) in connection with the business combination of Allegheny Ludlum Corporation and Teledyne, Inc. and essentially contemporaneous merger of the following overfunded defined benefit plans sponsored by Teledyne, Inc. with and into the respective underfunded defined benefit pension plan sponsored by Allegheny Ludlum Corporation indicated below with the resulting plan in each case being an overfunded plan sponsored by Allegheny Ludlum
         Corporation:

                           (i) the Continental Motors Corporation Salaried
                  Employees' Pension Plan with and into the Allegheny Ludlum Corporation Salaried Employees' Retirement Plan;

                           (ii) the Teledyne Salaried Employees' Pension Plan
                  with and into the Allegheny Ludlum Corporation Hourly Employees' Pension Plan;

                           (iii) the Ohio Steel Corporation Salaried Employees'
                  Pension Plan with and into the Jessop Steel Corporation Salaried Employees' Pension Plan;

                           (iv) the Teledyne Ryan Aeronautical Hourly Pension
                  Plan with and into the Jessop Steel Corporation Hourly Employees' Pension Plan;

                           (v) the Teledyne Monarch Rubber Salaried Pension Plan
                  with and into the Green River Steel Corporation Salaried Employees' Pension Plan;

                           (vi) the Teledyne Retirement Plan for Production and
                  Maintenance Employees with and into the Green River Steel Corporation Hourly Employees' Pension Plan; and

                           (vii) the merger of the foregoing to form the
                  Allegheny Technologies Incorporated Pension Plan (the "ATI Pension Plan"); and

                  (b) occurred under PBGC Reg. 4043.32 on November 29, 1999 upon the spin off of stock of Teledyne Technologies Incorporated ("TTI"), and spin off of assets and liabilities to a defined benefit plan sponsored by TTI from the ATI Pension Plan.

                                  SCHEDULE 5.1
                              Existing Indebtedness


                                  $ in millions


1.  ATI 10yr 8.375% notes due 12-15-11                   $   300
2.  Commercial Paper                                          70
3.  Bonds                                                     33 see attached schedule 5.1A
4.  Allegheny Ludlum 6.95% Debentures                        150 due 12/15/25
5.  Stahl Debt                                                10 *
6.  Stellram S.A./Stellram GmbH                               19 **
7.  Letters of Credit                                         39 see attached schedule 5.1B
8.  Guarantee's                                               11 see schedule 5.1C
9.  All other                                                  2 see attached schedule 5.1D
                                                        --------

                                         Total           $   634

*STAHL DEBT - This relates to a joint venture in which Allegheny Ludlum has a 60% interest.

** STELLRAM - Reflects USD equivalent for current drawings on two revolving credit facilities. The total availability for each facility is 36 million swiss francs and 3 million euro's. Both facilities are placed with Bank of Tokyo Mitsubishi with an expiration date of May 31, 2004.

                                  SCHEDULE 5.1A
                                      Bonds

                                    ($000's)

Allegheny Ludlum
Industrial Revenue Bonds

                               Issue           Maturity          Original             Amount
       Issue                   Date              Date             Amount            Outstanding               Rate
-----------------------------------------------------------------------------------------------------------------------------------
Allegheny County             2/1/1977          2/1/2007            $ 13,000              $   9,400          Floating
Allegheny County             12/15/78           12/1/03               1,700                    600             7.20%
Niagara Country               11/1/84           10/1/02              10,000                 10,000          Floating
Vandergrift (PIDA)           12/28/88          1/1/2004               2,000                    373             3.00%
Vandergrift (SunDay)          4/27/89          5/1/2004               3,750                    772             3.00%
                                                                   --------              ---------
                                                                   $ 30,450              $  21,145

TDY INDUSTRIES, INC.
State of Oregon              11/13/01          9/1/2016              11,500                 11,500             6.50%


OREGON METALLURIGICAL
CORPORATION
Ti Wire                      5/5/1980            5/04                   201                     61        85% of Prime


Grand Total                                                        $ 42,151              $  32,706
                                                                 ===========           ============

                                  SCHEDULE 5.1B

                                   ( $ 000's)

Details of Letters of Credit

              Allegheny Ludlum Corporation
                          Workers Comp                PNC                            $     750
                          Workers Comp                Mellon                            10,900
                          Comp
                          Landfill                    PNC                                1,970
                          Landfill                    PNC                                  250
                        * IRB - Support (Net)         PNC                                  801
                                                                                     ---------
                                                      Sub-Total                      $  14,671


              TDY Industries, Inc.
                          Workers Comp                BofA                           $   2,481
                          Environmental               Chase                              2,000
                          Environmental               BofA                                 610
                          Environmental               Mellon                             1,194
                          Performance                 Chase                              3,215
                          All Other                   BofA/Mellon                        1,250
                                                                                     ---------
                                                                                     $  10,750

              Allegheny Technology Incorporated
                          Workers Comp                BofA                           $   1,940
                          Workers Comp                BofA                               1,000
                          Workers Comp                BTM                               10,443
                                                                                     ---------
                                      Sub-Total                                      $  13,383

                                      Grand Total                                    $  38,804
                                                                                     ==========


* A $10.8 million letter of credit supports the $10 million industrial revenue bond shown on schedule 5.1A. The balance relates to covered interest expense.

                                  SCHEDULE 5.1C

                                    ($ 000's)

Details of Guarantee's


1.  ATI Green River - Environmental                                    $     8,000
2.  TDY Holdlings for Wah Chang - Environmental                                 81
3.  ATI for Wah Chang - Environmental                                        1,000
4.  ATI for Packaging - Environmental                                           12
5.  ATI for Adams, Union NJ - Environmental                                    100
6.  TDY Holdings - Westmoreland NJ Facility - Environmental                    699
7.  ALC - Buckeye Landfill                                                     643
                                                                       -----------
                                                                       $    10,535

                                  SCHEDULE 5.1D

                                    ($ 000's)

All Other


Oregon Metallurigical Corporation - 2 capitalized leases            $       359
Rome Metals - Promissory Note                                             1,529
                                                                    -----------
                                                                    $     1,888

                                  SCHEDULE 5.2
                   Existing Encumbrances Securing Indebtedness


Security interests granted pursuant to the bonds listed in Schedule 5.1A.

                                  SCHEDULE 5.5
                              Assets Held For Sale

- North American operations of the titanium distribution company, Titanium Industries, Inc., excluding the Frackville, PA facility.

-     The capital stock of Coordinators, Inc.

                                                                       $000's
           REAL PROPERTY LOCATION            DESCRIPTION                NBV
           ----------------------            -----------              -------

            Ann Arbor, MI                       Land                     2.3
            San Marcos, CA                      Land                     0
            Riverside, CA                       Land                   139.5
            South El Monte, CA                  Land                   220.8
            Galveston, TX                       Land                    98.3
            Mohnton, PA                         Land                     -
                                              Buildings                 86.7
            Muskegon, MI                        Land                   221.5
            Hartville, OH                       Land                     -
                                              Buildings                  0
            Cleveland, OH                       Land                     0
            Ansonia, CT                         Land                     -
                                              Buildings                 99.5
            Latrobe, PA                         Land                    37.1
            San Diego, CA                       Land                   993.6
            Chester, PA                         Land                     -
                                              Buildings                  0
            Howell, MI                          Land                     -
                                              Buildings                260.9
            San Diego, CA1                      Land                     -
                                              Buildings                  0
            Sheffield, UK                     Buildings              1,300.0
            Sheffield, UK                       Land                 2,900.0
            Nyon, SUI                         Buildings              3,125.0
            Albany, OR                          Land                 4,038.0
            Monroe, NC                          Land                     7.1
            Monroe, NC                          Land                     8.3
            Monroe, NC                          Land                     1.2
            Monroe, NC                          Land                    21.9
            Monroe, NC                          Land                    10.8
            Richburg, SC                        Land                   146.0
            Richburg, SC                        Land                 1,025.0
            Woodstock, Ontario                  Land                     -
                                              Buildings                 50.5

            Skokie, IL                          Land                   812.0
                                              Buildings                891.6
            Pittsburgh, PA(2)                 Buildings                  0
            San Diego, CA                       Land                   221.0
            Houston, TX                         Land                   120.5
                                              Building                 788.2
                                                                     -------
                                                                    17,627.3

---------------------------------------
   (2) Leased space held for sublease.

                                  SCHEDULE 9.3
                                     Notices



Allegheny Technologies Incorporated               For operational issues:
1000 Six PPG Place                                JP Morgan Chase Bank
Pittsburgh, Pennsylvania 15222                    1 Chase Manhattan Plaza
Attention:    Robert S. Park                      New York, New York 10082
              Vice President/Treasurer            Attention:    Sek Chan, Assistant
Fax:          412-394-3034                                      Treasurer
                                                  Telephone:    212-552-7929
         WITH A COPY TO:                          Telecopier:   212-552-7490

Allegheny Technologies Incorporated               Mellon Bank, N.A.
1000 Six PPG Place                                One Mellon Center, Room 370
Pittsburgh, Pennsylvania 15222                    Pittsburgh, Pennsylvania 15258
Attention:    Jon D. Walton                       Attention:    Peter K. Lee
              Senior Vice President, Chief        Fax:          412-234-8888
              Legal and Administrative            Email:        lee.p@mellon.com
              Officer and Secretary
Fax:          412-394-3034
                                                  Bank of America, N.A.
                                                  231 South  LaSalle, IL1-231-10-50
PNC Bank, National Association                    Chicago, Illinois 60697
c/o PNC Agency Services                           Attention:    Thomas R. Durham
One PNC Plaza, 22nd Floor                         Fax:          312-974-8681
249 Fifth Avenue                                  Email:
Pittsburgh, Pennsylvania 15222
Attention:    Trina Barkley
Fax:          412-762-8672                        PNC Bank, National Association, as Lender
                                                  One PNC Plaza, 3rd Floor
                                                  249 Fifth Avenue
Citibank, N.A.                                    Pittsburgh, Pennsylvania 15222
388 Greenwich Street, 23rd Floor                  Attention:    David B. Gookin
New York, New York 10013                          Fax:          412-705-3232
Attention:    Prakash Chonkar
Fax:          212-816-5402
Email:                                            Bank of Tokyo-Mitsubishi Trust Company
                                                  1251 Avenue of the Americas, 12th Floor
                                                  New York, New York 10020-1104
JPMorgan Chase Bank                               Attention:    Heather Zimmermann
270 Park Avenue, 21st Floor                       Fax:          212-782-6440
New York, New York 10017                          Email:  hzimmermann@btmna.com
Attention:    James H. Ramage
Fax:          212-270-4724
Email: james.ramage@jpmorgan.com
       -------------------------

The Industrial Bank of Japan, Limited        National City Bank of Pennsylvania
1251 Avenue of the Americas                  National City Center
New York, New York                           20 Stanwix Street, 19th Floor
Attention:     Hilary Zhang                  Pittsburgh, Pennsylvania 15222
Fax:           212-282-4488                  Attention:     Debra W. Riefner
Email:         hzhang@ibjus.com              Fax:           412-471-4883
                                             Email:
The Bank of New York
One Wall Street, 21st Floor
New York, New York 10286
Attention:     Walter Parelli
Fax:           212-635-7978
Email: